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                                                                     Exhibit 4.3


                                  EXECUTION COPY




                 CENTRALLY HELD EAGLE RECEIVABLES PROGRAM INC.,

                                  Transferor,


                     EAGLE INDUSTRIAL PRODUCTS CORPORATION

                                Master Servicer,


                                      and



                    CONTINENTAL BANK, NATIONAL ASSOCIATION,

                                    Trustee


                      on behalf of the Certificateholders





                      EAGLE TRADE RECEIVABLES MASTER TRUST
                        POOLING AND SERVICING AGREEMENT

                          Dated as of January 1, 1994





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                               TABLE OF CONTENTS

                                                               Page

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1   Definitions . . . . . . . . . . . . . . . .  1
     Section 1.2   Other Definitional Provisions . . . . . . .  1
     Section 1.3   Calculations and Payments . . . . . . . . .  2

                                   ARTICLE II

            CONVEYANCE OF RECEIVABLES; ISSUANCE OF CERTIFICATES

     Section 2.1   Conveyance of Receivables . . . . . . . . .  3
     Section 2.2   Declaration of Trust; Acceptance by
                     Trustee . . . . . . . . . . . . . . . . .  5
     Section 2.3   Representations and Warranties of the
                     Transferor Relating to the Transferor . .  5
     Section 2.4   Representations and Warranties of the
                     Transferor Relating to the Agreement,
                     any Supplement and the Receivables. . . . 10
     Section 2.5   [Reserved]. . . . . . . . . . . . . . . . . 14
     Section 2.6   Covenants of the Transferor . . . . . . . . 14
     Section 2.7   Authentication of Certificates. . . . . . . 21
     Section 2.8   Tax Treatment . . . . . . . . . . . . . . . 21
     Section 2.9   Cancellation of the Certificates of any
                     Series. . . . . . . . . . . . . . . . . . 22
     Section 2.10  Separate Corporate Existence. . . . . . . . 22

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

     Section 3.1   Acceptance of Appointment and Other
                     Matters Relating to the Master
                     Servicer. . . . . . . . . . . . . . . . . 26
     Section 3.2   Servicing Compensation. . . . . . . . . . . 28
     Section 3.3   Representations, Warranties and
                     Covenants of the Master Servicer. . . . . 29
     Section 3.4   Reports and Records for the Trustee;
                     Bank Account Statements . . . . . . . . . 33
     Section 3.5   [Reserved]. . . . . . . . . . . . . . . . . 35
     Section 3.6   Annual Independent Public Accountants'
                     Servicing Report. . . . . . . . . . . . . 35
     Section 3.7   [Reserved]  . . . . . . . . . . . . . . . . 36
     Section 3.8   Notices to the Transferor . . . . . . . . . 36


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                                                              Page

     Section 3.9   Securities and Exchange Commission
                     Filing. . . . . . . . . . . . . . . . . . 36

                                   ARTICLE IV

                  RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                        AND APPLICATION OF COLLECTIONS

     Section 4.1   Rights of Certificateholders. . . . . . . . 37
     Section 4.2   Establishment of Collection Account
                     and Excess Funding Account. . . . . . . . 37
     Section 4.3   Collections and Allocations . . . . . . . . 41
     Section 4.4   Payments of Interest to Investor
                     Certificateholders. . . . . . . . . . . . 43
     Section 4.5   Payment of Principal to Investor
                     Certificateholders. . . . . . . . . . . . 43
     Section 4.6   [Reserved]. . . . . . . . . . . . . . . . . 43
     Section 4.7   Defaulted Receivables . . . . . . . . . . . 43
     Section 4.8   Partial Optional Redemption or Sales
                    to Non-Affiliates. . . . . . . . . . . . . 43
     Section 4.9   Misdirected Payments. . . . . . . . . . . . 44

                                   ARTICLE V

                          DISTRIBUTIONS AND REPORTS TO
                               CERTIFICATEHOLDERS

     Section 5.1   Distributions . . . . . . . . . . . . . . . 45
     Section 5.2   Monthly Investor Certificateholders'
                     Statement; Annual Tax Statement . . . . . 45

                                   ARTICLE VI

                                THE CERTIFICATES

     Section 6.1   The Certificates. . . . . . . . . . . . . . 47
     Section 6.2   Authentication of Certificates. . . . . . . 47
     Section 6.3   Registration of Transfer and Exchange
                     of Certificates . . . . . . . . . . . . . 48
     Section 6.4   Mutilated, Destroyed, Lost or Stolen
                     Certificates. . . . . . . . . . . . . . . 51
     Section 6.5   Persons Deemed Owners . . . . . . . . . . . 52
     Section 6.6   Appointment of Paying Agent . . . . . . . . 52
     Section 6.7   Access to List of Certificateholders'
                     Names and Addresses . . . . . . . . . . . 53
     Section 6.8   Authenticating Agent. . . . . . . . . . . . 53

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                                                              Page

     Section 6.9   Delivery of Additional Series of
                     Investor Certificates . . . . . . . . . . 55
     Section 6.10  [Reserved]. . . . . . . . . . . . . . . . . 57
     Section 6.11  Book-Entry Certificates . . . . . . . . . . 57
     Section 6.12  Notices to Clearing Agency. . . . . . . . . 58
     Section 6.13  Definitive Certificates . . . . . . . . . . 58

                                  ARTICLE VII

                             OTHER MATTERS RELATING
                               TO THE TRANSFEROR

     Section 7.1   Liability of the Transferor . . . . . . . . 59
     Section 7.2   Merger or Consolidation of, or
                     Assumption of the Obligations of,
                     the Transferor. . . . . . . . . . . . . . 59
     Section 7.3   Limitation on Liability of the
                     Transferor. . . . . . . . . . . . . . . . 60
     Section 7.4   Liabilities . . . . . . . . . . . . . . . . 61

                                  ARTICLE VIII

                             OTHER MATTERS RELATING
                             TO THE MASTER SERVICER

     Section 8.1   Liability of the Master Servicer. . . . . . 62
     Section 8.2   Merger or Consolidation of, or
                     Assumption of the Obligations of,
                     Eagle Industrial as Master Servicer . . . 62
     Section 8.3   Limitation on Liability of the Master
                     Servicer and Others . . . . . . . . . . . 63
     Section 8.4   Master Servicer Indemnification of
                     the Trust and the Trustee . . . . . . . . 63
     Section 8.5   The Master Servicer Not to Resign . . . . . 64
     Section 8.6   Access to Certain Documentation and
                     Information Regarding the Receivables . . 65
     Section 8.7   Delegation of Duties. . . . . . . . . . . . 65
     Section 8.8   Examination of Records. . . . . . . . . . . 65
     Section 8.9   Successor Master Servicer
                     Indemnification of Transferor . . . . . . 65
     Section 8.10  Fidelity Bond and Errors and Omissions
                     Insurance . . . . . . . . . . . . . . . . 66


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                                                              Page

                                   ARTICLE IX

                             EVENTS OF TERMINATION

     Section 9.1   Events of Termination with Respect to
                     any Series. . . . . . . . . . . . . . . . 67
     Section 9.2   [Reserved]. . . . . . . . . . . . . . . . . 69
     Section 9.3   Additional Rights Upon the Occurrence of
                     Certain Events. . . . . . . . . . . . . . 70

                                   ARTICLE X

                            MASTER SERVICER DEFAULTS

     Section 10.1  Master Servicer Defaults. . . . . . . . . . 72
     Section 10.2  Trustee to Act; Appointment of Successor. . 75
     Section 10.3  Notification to Certificateholders. . . . . 76
     Section 10.4  Waiver of Past Defaults . . . . . . . . . . 77

                                   ARTICLE XI

                                  THE TRUSTEE

     Section 11.1  Duties of Trustee . . . . . . . . . . . . . 78
     Section 11.2  Certain Matters Affecting the Trustee . . . 80
     Section 11.3  Trustee Not Liable for Recitals in
                     Certificates. . . . . . . . . . . . . . . 82
     Section 11.4  Trustee May Own Certificates. . . . . . . . 83
     Section 11.5  The Master Servicer to Pay Trustee's
                     Fees and Expenses . . . . . . . . . . . . 83
     Section 11.6  Eligibility Requirements for Trustee. . . . 84
     Section 11.7  Resignation or Removal of Trustee . . . . . 84
     Section 11.8  Successor Trustee . . . . . . . . . . . . . 85
     Section 11.9  Merger or Consolidation of Trustee. . . . . 86
     Section 11.10 Appointment of Co-Trustee or Separate
                     Trustee . . . . . . . . . . . . . . . . . 86
     Section 11.11 Tax Returns . . . . . . . . . . . . . . . . 87
     Section 11.12 Trustee May Enforce Claims Without
                     Possession of Certificates. . . . . . . . 88
     Section 11.13 Suits for Enforcement . . . . . . . . . . . 88
     Section 11.14 Rights of Certificateholders to Direct
                     Trustee . . . . . . . . . . . . . . . . . 89
     Section 11.15 Representations and Warranties of
                     Trustee . . . . . . . . . . . . . . . . . 89
     Section 11.16 Maintenance of Office or Agency . . . . . . 90
     Section 11.17 Notices . . . . . . . . . . . . . . . . . . 90


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                                                              Page

     Section 11.18 Compliance Certificates and Opinions. . . . 90
     Section 11.19 Monthly Report of Trustee . . . . . . . . . 91

                                  ARTICLE XII

                                  TERMINATION

     Section 12.1  Termination of Trust. . . . . . . . . . . . 92
     Section 12.2  Optional Purchase and Series
                     Termination Date of Investor
                     Certificates of any Series. . . . . . . . 92
     Section 12.3  Final Payment . . . . . . . . . . . . . . . 94
     Section 12.4  Transferor's Termination Rights . . . . . . 95

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     Section 13.1  Amendment . . . . . . . . . . . . . . . . . 96
     Section 13.2  Protection of Right, Title and Interest
                     of Trust. . . . . . . . . . . . . . . . . 98
     Section 13.3  Limitation on Rights of
                     Certificateholders. . . . . . . . . . . . 99
     Section 13.4  GOVERNING LAW . . . . . . . . . . . . . . .100
     Section 13.5  Notices . . . . . . . . . . . . . . . . . .100
     Section 13.6  Severability of Provisions. . . . . . . . .100
     Section 13.7  Assignment. . . . . . . . . . . . . . . . .101
     Section 13.8  Certificates Nonassessable and Fully
                     Paid. . . . . . . . . . . . . . . . . . .101
     Section 13.9  Further Assurances. . . . . . . . . . . . .101
     Section 13.10 No Waiver; Cumulative Remedies. . . . . . .101
     Section 13.11 Counterparts. . . . . . . . . . . . . . . .101
     Section 13.12 Third-Party Beneficiaries . . . . . . . . .102
     Section 13.13 Actions by Certificateholders . . . . . . .102
     Section 13.14 Merger and Integration. . . . . . . . . . .103
     Section 13.15 Headings. . . . . . . . . . . . . . . . . .103
     Section 13.16 No Bankruptcy Petition Against the
                     Transferor. . . . . . . . . . . . . . . .103


EXHIBITS

Exhibit A:     Form of Transferor Certificate (Section 6.1)
Exhibit B:     Form of Daily Report (Section 3.4(b)(i))
Exhibit C:     Form of Accountants Audit Letter (Section 3.6(b))


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Exhibit D:     Credit and Collection Policies of the Designated
               Subsidiaries
Exhibit E:     Form of Determination Date Statement
               (Section 3.4(c))
Exhibit F:     Form of Lock-Box Agreement (Section 2.6(i))
Exhibit G:     List of Lock-Box Banks, Lock-Box Accounts and Post
               Office Boxes (Section 2.6(i))
Exhibit H:     Form of Annual Opinion of Counsel
               (Section 13.2(c))
Exhibit I:     Form of Rule 144A Letter (Section 6.3(e))
Exhibit J:     Form of Non-Rule 144A Letter (Section 6.3(e))


SCHEDULES

Schedule 1.    Identification of the Collection Account and
               Excess Funding Account (Section 4.2(d))
Schedule 2.    List of Days in 1994 on which Eagle Industrial is
               Closed
Schedule 3.    Accounting Closing Dates
Schedule 4.    Location of Records of Receivables and Related
               Contracts
Schedule 5.    List of Eligible Airline Industry Obligors


ANNEX

Annex X        Definitions


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          POOLING AND SERVICING AGREEMENT, dated as of January 1,
     1994, by and among CENTRALLY HELD EAGLE RECEIVABLES PROGRAM, INC., a limited purpose corporation organized under the laws of the State of Delaware, as Transferor, EAGLE INDUSTRIAL PRODUCTS CORPORATION, a Delaware corporation, as Master Servicer, and CONTINENTAL BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee.

          This Pooling and Servicing Agreement shall be applicable to the formation of the Trust and the issuance of the Transferor Certificate and, upon the execution of any Supplement, shall apply also to the issuance of any Series of Certificates issued thereby.

          In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, for the benefit of the Certificateholders and for the benefit of any credit enhancer with respect to any Series to the extent provided herein:

                            ARTICLE I

                           DEFINITIONS

          Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Annex X which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

          "Agreement" shall mean this Pooling and Servicing
Agreement as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof, including by any Supplement.

          Section 1.2  Other Definitional Provisions.

               (a) All terms defined in any Supplement or this Agreement shall have the defined meanings as set forth therein or herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

               (b)  The agreements, representations and
warranties of Eagle Industrial in this Agreement in its capacity as Master Servicer shall be deemed to be the agreements, representations and warranties of Eagle Industrial solely in such capacity.


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               (c)  The words "hereof," "herein" and "hereunder"
and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, as the case may be; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

          Section 1.3  Calculations and Payments.  Unless
otherwise specified herein, expressions of a time of day refer to such time in Chicago, Illinois. All amounts payable hereunder shall be paid in immediately available funds.

                     [END OF ARTICLE I]

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                            ARTICLE II

         CONVEYANCE OF RECEIVABLES; ISSUANCE OF CERTIFICATES

          Section 2.1  Conveyance of Receivables.

               (a) By execution of this Agreement, the Trans-feror does hereby grant, assign, transfer and otherwise convey to the Trustee from time to time, without recourse (except as specifically provided herein), and without any formal or other instrument of assignment, all its right, title and interest, whether now or hereafter existing or acquired, in, to and under
(i) all Receivables in each case sold or otherwise transferred to the Transferor pursuant to the Contribution and Sale Agreement prior to the Final Trust Termination Date and all accounts and general intangibles (each, as defined in the UCC), and all rights (but not the obligations thereunder) relating thereto, (ii) the Contribution and Sale Agreement (but not the obligations there-under) (including any rights which the Transferor may have under the Sale and Servicing Agreement as assignee thereof pursuant to the Contribution and Sale Agreement), (iii) all monies due or to become due with respect to any of the foregoing, (iv) all pro-ceeds and investments thereof of any of the foregoing, and (v) all remittances, deposits and payments made into, and on deposit in, any of the trust accounts subject to Section 4.9 of this Agreement. Such property, together with all monies on deposit in the Lock-Box Accounts, the Collection Account, the Excess Funding Account, any Principal Funding Account or any other account established pursuant to any Supplement (and including any invest-ments thereof), (but excluding investment earnings in excess of those amounts necessary to make all payments required under this Agreement or any Supplement with respect to each such account other than the Excess Funding Account), shall constitute the assets of the Trust (the "Trust Assets"). The foregoing grant, transfer, assignment and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Trust, the Trustee or any Investor Certificateholder, of any obligation of Eagle Industrial, any Designated Subsidiary, the Transferor or any other Person in connection with the Receivables or under any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors.

               (b) In connection with such grant and transfer, the Transferor agrees to record and file on or prior to the Initial Closing Date, at its own expense, all financing state-ments (and the Transferor agrees to direct the Trustee to file continuation statements with respect to such financing statements when applicable after the Initial Closing Date) required to be filed with respect to the Receivables now existing and hereafter created and the other Trust Assets meeting the requirements of

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applicable state law in such manner and in such jurisdictions as are necessary under the applicable UCC to perfect the first priority interest of the Trustee in the Receivables and the other Trust Assets, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Trustee as soon as is reasonably practicable after the Initial Closing Date (excluding such continuation statements, which shall be delivered promptly after filing). Upon direction of the Transferor or the Master Servicer, the Trustee shall file any further continuation or financing statements as required under the applicable UCC to maintain the perfection of the interest of the Trustee in the Trust Assets transferred and assigned here-under. Except as otherwise provided herein or directed by Investor Certificateholders aggregating 51% or more of the Aggregate Invested Amount, the Trustee shall not be under any obligation to file any other financing statements or make any other filings under the UCC in connection with such grant, transfer and assignment.

          In connection with the grant and transfer of the Receivables hereunder, the Transferor further agrees, at its own expense, on or prior to each Closing Date, to cause each of Eagle Industrial and the Designated Subsidiaries to indicate in its books and records, computer files, tapes or disks, as required by the Sale and Servicing Agreement and the Contribution and Sale Agreement, that the Receivables have been conveyed, and will continue to be conveyed, to the Trust pursuant to this Agreement for the benefit of the Certificateholders.

               (c) In connection with such grant and transfer the Transferor agrees at its own expense to indicate in its computer files, and to cause each Designated Subsidiary to indicate clearly and unambiguously in its computer files, on or before the Initial Closing Date, that the Receivables have been transferred and will continue to be transferred to the Trust pursuant to this Agreement.

               (d)  To the extent that the conveyance of
Receivables and other Trust Assets hereunder is characterized by a court or other Governmental Authority of competent jurisdiction as a financing, it is intended by the parties hereto that the assignment, conveyance and transfer by the Transferor of its right, title and interest in the Receivables and other Trust Assets to the Trustee hereunder constitute the grant of a secur-ity interest under Section 1-201 of the UCC (as defined in the UCC as in effect in the State of Illinois). The Transferor hereby grants to the Trustee on the terms and conditions of this Agreement a first priority security interest in and against all of the Transferor's right, title and interest in the Receivables and the other Trust Assets, whether now or hereafter existing or

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acquired, for the purpose of (i) securing the rights of the
Trustee for the benefit of the Certificateholders under this Agreement and (ii) securing the payment and performance of the Transferor's obligations hereunder and the right, ability and obligation of the Trustee to make all payments required to be made in accordance with the terms and conditions of this Agree-ment (the "Secured Obligations"). To the extent that the convey-ance of Receivables hereunder is characterized by a court or other Governmental Authority of competent jurisdiction as a financing, the parties agree that this Agreement constitutes a "security agreement" under applicable laws.

          Section 2.2  Declaration of Trust; Acceptance by
Trustee.

               (a) The Trustee hereby declares that it holds and will hold as trustee in trust under this Agreement all of its right, title and interest in, to and under, and hereby acknowl-edges its acceptance on behalf of the Certificateholders of all right, title and interest in, to and under, the property, now or hereafter existing or acquired, conveyed to the Trustee pursuant to Section 2.1; to have and hold such property unto the Trustee and its successors in trust under this Agreement; in trust, nevertheless, under and subject to the terms and conditions hereof for the benefit of all Certificateholders.

               (b) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

               (c)  None of the Trustee, the Trust or any
Investor Certificateholder shall have any obligation or liability to any Obligor or other customer or client of any Originator (including, without limitation, any obligation to perform any of the obligations of any Originator to any Obligor under any such Receivables, related Contracts or any other related purchase orders, invoices or other agreements or otherwise). No such obligation or liability is intended to be assumed by the Trustee, the Trust or any Investor Certificateholder hereunder, and any such assumption is hereby expressly disclaimed.

          Section 2.3 Representations and Warranties of the Transferor Relating to the Transferor. The Transferor hereby represents and warrants, as of the Initial Closing Date and, with respect to any Series, as of the date of any Supplement and the related Closing Date, unless otherwise stated in such Supplement, that:

               (a)  Organization and Good Standing.  The
Transferor is a corporation duly organized, validly existing  and


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
in good standing under the laws of the State of Delaware, and has the full corporate power, authority and legal right to execute, deliver and perform its obligations under the Contribution and Sale Agreement, this Agreement and any Supplement and to execute and deliver to the Trustee pursuant thereto the Certificates of any outstanding Series, and, in all material respects, to own its property and conduct its businesses as such properties are pre-sently owned and such businesses are presently conducted.

               (b) Due Qualification. The Transferor is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals with respect to the Transferor, in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify, to be in good standing or to obtain such licenses and approvals would not render any Contract unenforceable by the Transferor or the Trustee and would not have a material adverse effect on the Investor Certificateholders.

               (c) Due Authorization. The execution, delivery and performance of the Contribution and Sale Agreement, this Agreement and any Supplement and the execution and delivery to the Trustee of the Certificates of any Series by the Transferor and the consummation by the Transferor of the transactions pro-vided for in Contribution and Sale Agreement and this Agreement and any Supplement, have been duly authorized by all necessary corporate action on the part of the Transferor.

               (d) Binding Obligation. Each of the Contribution and Sale Agreement, this Agreement and any Supplement constitutes the legal, valid and binding obligation of the Transferor, en-forceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insol-vency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

               (e) No Conflicts. The execution, delivery and performance of this Agreement, any Supplement, the Contribution and Sale Agreement and the Certificates of any Series, the performance of the transactions contemplated by such agreements and Certificates and the fulfillment of the terms thereof by the Transferor, do not (a) contravene the Transferor's certificate of incorporation or By-Laws, (b) violate any provision of, or require any filing (except for certain filings required by the UCC), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determi-

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
nation or award presently in effect having applicability to the Transferor, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect and except for such violations which would not materially and adversely affect the performance by the Transferor of such transactions and the fulfillment by the Transferor of such terms, and except that the Transferor makes no representation or war-ranty regarding state securities or "blue sky" laws, (c) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Transferor is a party or by which it or its properties are bound or affected except those to which a consent or waiver has been obtained and is in full force and effect, or (d) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by the Transferor other than as specifically contemplated by this Agreement.

               (f) Taxes. The Transferor has filed all tax returns (Federal, state and local) that are required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Transferor or is contesting any such tax, assessment or other charge in good faith through appropriate proceedings. The Transferor knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established.

               (g) No Proceedings. There are no proceedings, investigations, injunctions, writs, restraining orders or other orders of any nature pending or, to the best knowledge of the Transferor, threatened against the Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of the Contribution and Sale Agreement, this Agreement or any Supplement or any Certificates, (b) seeking to prevent the issuance of any Certificates or the consummation of any of the transactions con-templated by the Contribution and Sale Agreement, this Agreement or any Supplement or such Certificates, (c) seeking any determi-nation or ruling that, in the reasonable judgment of the Trans-feror, would materially and adversely affect the performance by the Transferor of its obligations under such agreements, (d) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of such agree-ments or certificates, (e) seeking to assert any tax liability against the Trust under the United States Federal or Illinois income tax systems, or (f) that might adversely affect the Transferor's performance under the Contribution and Sale Agreement, this Agreement or any Supplement.

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               (h)  All Consents Required.  All approvals,
authorizations, consents, orders or other actions of any Person required to be obtained by the Transferor in connection with the execution and delivery by the Transferor of this Agreement, any Supplement, the Contribution and Sale Agreement, the certificates of any Series, the performance by the Transferor of the transac-tions contemplated hereunder and thereunder and the fulfillment by the Transferor of the terms hereof and thereof, have been ob-tained and are in full force and effect except where the failure to obtain such approvals, authorizations, consents, orders or other actions or the failure of the same to be in full force and effect would not materially and adversely affect the performance by the Transferor of such transactions and the fulfillment by the Transferor of such terms, and except that the Transferor makes no representation or warranty regarding state securities or "blue sky" laws.

               (i) Place of Business. The place of business of the Transferor and the location of its chief executive office (as that term is used in Article 9 of the UCC) is Illinois and there are no other such locations. The records concerning the Receiva-bles and related Contracts are kept in offices of the Master Servicer or of the Designated Subsidiaries acting as subservicers located as set forth on Schedule 4.

               (j) Lock-Box Banks and Accounts and Post Office Boxes. The Lock-Box Banks are the only institutions holding any Lock-Box Accounts for receipt of payments from Obligors in re-spect of the Receivables and all Obligors, and only such Obligors, have been instructed to make payments to such Lock-Box Accounts or to the Post Office Boxes, and such instructions are in full force and effect and all of such Lock-Box Accounts and Post Office Boxes are listed on Exhibit G hereto; provided, however, that if, notwithstanding instructions to the contrary given to any Obligor, Collections from such Obligor are received by the Master Servicer or any Designated Subsidiary, such Collec-tions shall be deposited in the Collection Account by the Master Servicer or such Designated Subsidiary within two Business Days of receipt thereof; provided, however, that neither the Master Servicer nor such Designated Subsidiary shall be considered in breach of the obligation set forth in this sentence to the extent that a payment received by the Master Servicer or any Designated Subsidiary is not so deposited because such payment relates to a Disputed Item.

               (k) Event of Termination. No Event of Termina-tion and no condition that with the giving of notice and/or the passage of time would constitute, an Event of Termination (a
"Prospective Event of Termination") has occurred and is continuing.

               (l) Not an Investment Company. The Transferor is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company
Act of 1940, as amended, or is exempt from all provisions of such Act.

               (m) ERISA. No Plan maintained by the Transferor or any of its ERISA Affiliates and subject to ERISA has any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, that reasonably could be expected to result, directly or indi-rectly, in any lien being imposed on the property of the Trans-feror or the payment by the Transferor of any amount to avoid such lien. During the preceding five years neither the Trans-feror nor any ERISA Affiliate has failed to make any contribution required to be made by it to any Plan or any Multiemployer Plan where such failure could reasonably be expected to result, directly or indirectly, in any Lien being imposed on the property of the Transferor or the payment by the Transferor of any amount to avoid such lien. No event requiring notice to the PBGC under
Section 302(f) of ERISA has occurred and is continuing or could reasonably be expected to occur with respect to any such Plan, in any case, that could reasonably be expected to result, directly or indirectly, in any lien being imposed on the property of the Transferor or the payment by the Transferor of any amount to avoid such lien. No Plan Event with respect to the Transferor or any of its ERISA Affiliates has occurred or could reasonably be expected to occur that could reasonably be expected to result, directly or indirectly, in any lien being imposed on the property of the Transferor or the payment by the Transferor of any amount to avoid such lien.

               (n)  No Claim or Interest.  Other than the
Transferor Interest, neither the Transferor nor any Person claiming through or under the Transferor has any claim or interest in any Lock-Box Account other than the Lock-Box Bank.

               (o) Sale and Servicing Agreement and Contribution and Sale Agreement. The Sale and Servicing Agreement creates a valid sale, transfer and assignment to Eagle Industrial of all right, title and interest of the Designated Subsidiaries in and to the Receivables transferred during the term thereof, and all required actions and filing have been made which are necessary under applicable law to perfect the interest of Eagle Industrial in such Receivables. The Contribution and Sale Agreement creates a valid contribution or sale, transfer and assignment to the Transferor of all right, title and interest of Eagle Industrial in and to the Receivables transferred during the term thereof, and all required actions and filing have been made which are necessary under applicable law to perfect the interest of the Transferor in such Receivables.

          The representations and warranties set forth in this
Section 2.3 shall survive the transfer and assignment of the Receivables to the Trust. Upon discovery by the Transferor, the Master Servicer or a Responsible Officer of the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice thereof to the others and to the Rating Agencies within three Business Days of such discovery.

          Section 2.4  Representations and Warranties of the
Transferor Relating to the Agreement, any Supplement and the Receivables.

               (a)  Representations and Warranties.  The
Transferor (x) hereby represents and warrants as of the Initial Closing Date, with respect to the Receivables created on or prior to, and outstanding on, such date and (y) shall be deemed to re-present and warrant as of the date of the creation and transfer to the Trustee of any additional Receivables, with respect to all outstanding Receivables, that, among other things:

               (i) The Transferor is not insolvent and, upon the transfer of the Receivables to the Trustee, will not be rendered insolvent and will have adequate capital to conduct its business.

              (ii) The Transferor is the legal and beneficial owner of all right, title and interest in and to each such Receivable and each such Receivable has been or will be transferred to the Trustee free and clear of any Lien. No effective financing statement or other similar instrument that covers all or part of any Receivable conveyed to the Trustee, any other Trust Assets, or any interest therein is on file in any recording office except such as may be filed
     (A) in favor of Eagle Industrial in accordance with the Sale and Servicing Agreement, (B) in favor of the Transferor pursuant to the Contribution and Sale Agreement, and (C) in favor of the Trustee, for the benefit of the Certificateholders, in accordance with this Agreement or otherwise filed by or at the direction of the Trustee.

             (iii)  All consents, licenses, approvals or
     authorizations of, registrations or declarations with or notice to any Governmental Authority or Person required to be obtained, effected or given by the Transferor in connection with the transfer by the Transferor of its interest in the Trust Assets to the Trust have been duly obtained, effected or given, and are in full force and effect and such transfers do not violate any provision of, or require any filing (except for certain filings required by the UCC), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Transferor, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect and except that the Transferor makes no representation or warranty regarding state securities or "blue sky" laws.

              (iv) There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened that might adversely affect the payment or enforceability of the Receivables as a whole.

               (v) The Transferor has clearly and unambiguously marked all its books and records, computer records, files, tapes and disks and microfiche files, if any, regarding such Receivables as the property of the Trustee and shall maintain such records in a manner such that the Trustee shall have a first priority perfected interest in the Receivables.

              (vi) This Agreement constitutes either (a) a valid grant, transfer and assignment to the Trustee of all right, title and interest of the Transferor in the Trust Assets, or
     (b) a grant of a first priority "security interest" (as defined in the Illinois Uniform Commercial Code) in such property to the Trustee, which in the case of existing Receivables and Collections with respect thereto and the proceeds thereof, is enforceable with respect to such Receivables upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation.

             (vii) Each such Receivable and Collections with respect thereto has been or will be transferred to the Trustee free and clear of any Adverse Claim of any Person not holding through the Trustee.

            (viii) Each obligation of an Obligor conveyed pursuant to Section 2.1 of this Agreement is, on the date of the creation of such obligation, a Receivable (and does not constitute "chattel paper" within the meaning of the UCC) and each Receivable classified as an "Eligible Receivable" by the Transferor, Master Servicer or Sub-Servicer in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Receivable at such time.

              (ix) Each Receivable is or will be at the time of transfer to the Trustee an obligation arising out of the performance of Eagle Industrial or a Designated Subsidiary in accordance with the terms of the Contract giving rise to such Receivable and neither the Receivable nor the related Contract has been subordinated, satisfied or rescinded. The Transferor has no knowledge of any fact that should have led it to expect at the time of the initial creation of an interest in any Receivable hereunder that such Receivable would not be paid in full when due except with respect to any sales and marketing discount then available to Obligors.

               (x) Each such Receivable was purchased by Eagle Industrial in accordance with the terms of the Sale and Servicing Agreement and sold or contributed by Eagle Industrial to the Transferor in accordance with the Contribution and Sale Agreement, each of which is in full force and effect.

              (xi)  The legal name of the Transferor is Centrally
     Held Eagle Receivables Program, Inc., as set forth herein, and the Transferor has no trade names, fictitious names, assumed names or "doing business as" names.

             (xii) (A) On the date on which Eagle Industrial assigns and transfers any Receivable to the Transferor (whereupon concurrently pursuant hereto the Transferor transfers such Receivable to the Trustee), unless otherwise identified by the Master Servicer in the Daily Report for such date, such Receivable is an Eligible Receivable, and
     (B) on the date of each Daily Report or Settlement Statement which identifies a Receivable as an Eligible Receivable, such Receivable is an Eligible Receivable.

            (xiii) No acquisition of any Receivable by the Transferor or the Trustee constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination under similar laws or principles or for any other reason.

             (xiv) The transfer of Receivables by any Designated Subsidiary to Eagle Industrial pursuant to the Sale and Servicing Agreement, and Eagle Industrial's concurrent transfer of such Receivables to the Transferor pursuant to the Contribution and Sale Agreement, constitutes a true and valid assignment and transfer of ownership for consideration of such Receivables under the applicable state law (and not merely a pledge or assignment of such Receivables for security purposes), enforceable against the creditors of any of the above-described transferors, and any Receivables so transferred will not constitute property of such transferor under applicable state law.

              (xv) No transaction contemplated by this Agreement or by any other Transaction Document requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

             (xvi)  No use of any funds obtained by the
     Transferor under this Agreement will conflict with or contravene any of Regulations G, T, U and X promulgated by the Federal Reserve Board from time to time.

               (b) Notice of Breach. The representations and warranties set forth in this Section 2.4 shall survive the transfer and assignment of the Trust Assets to the Trust. Upon discovery by the Transferor, the Master Servicer or a Responsible Officer of the Trustee of a material breach of any of the repre-sentations and warranties set forth in this Section 2.4(a)(i) through (xvi), the party discovering such breach shall give written notice to the others and to the Rating Agencies within three Business Days of such discovery.

               (c) Designation of Ineligible Receivables. In the event of a breach with respect to a Receivable of any of the representations and warranties set forth in Section 2.4(a)(i) through (xvi) above, or in the event that any Receivable fails to satisfy the definition of an Eligible Receivable, such Receivable (an "Ineligible Receivable") will be no longer considered an Eligible Receivable and will be redesignated as an Ineligible Receivable in any subsequent report or notice delivered hereunder which so categories the Receivables. On and after the date of such designation, each Ineligible Receivable will not be included in the calculation of Aggregate Eligible Receivables, Adjusted Eligible Receivables, any Invested Percentage, any Invested Amount or the Transferor Amount. To the extent that the exclu-sion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be reduced below the Minimum Transferor Amount, the Transferor shall make or cause to be made a deposit in the Excess Funding Account in immediately available funds. The amount of such deposit shall be equal to the difference between the Minimum Transferor Amount and the Transferor Amount after the designation of such Receivable as an Ineligible Receivable. The obligation of the Transferor set forth in this Section shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced Section or failure to meet the conditions set forth in the definition of Eligible Receivable with respect to such Receivable available to the Certificateholders of any Series, the Trustee on behalf of such Certificateholders, or any other Person, provided, that neither this sentence nor any other provisions of this Agreement shall operate to affect any rights which the Trustee may have, as assignee pursuant to Section 2.1 above, under the Contribution and Sale Agreement or the Sale and Servicing Agreement.

          Section 2.5  [Reserved].

          Section 2.6 Covenants of the Transferor. During the term of this Agreement, and until (i) the Aggregate Invested Amount is reduced to zero, (ii) the Investor Certificateholders shall have received all accrued interest on the applicable Cer-tificates, and (iii) all amounts owed by the Transferor pursuant to this Agreement have been paid, the Transferor covenants and agrees as follows:

               (a) Compliance with Laws, etc. The Transferor shall (i) duly satisfy all obligations on its part to be ful-filled under or in connection with the Receivables, (ii) maintain in effect all qualifications required under Requirements of Law in order to properly purchase and convey the Receivables and other Trust Assets and (iii) comply with all Requirements of Law in connection with purchasing and conveying the Receivables, in each instance where the failure to so satisfy, maintain or comply would have a material adverse effect on the Investor Certificate-holders.

               (b) Preservation of Corporate Existence. The Transferor shall (i) preserve and maintain its corporate exis-tence, rights, franchises and privileges in the jurisdiction of its incorporation and (ii) qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, fran-chises, privileges and qualification would, if not remedied, either (A) materially adversely affect the interests of the Investor Certificateholders hereunder, or (B) materially adverse-ly affect the ability of the Transferor or the Master Servicer to perform its obligations hereunder.

               (c) Audits. At any time and from time to time during the Transferor's regular business hours, on reasonable prior notice and for a purpose reasonably related to this Agreement, the Transferor shall, in response to any reasonable request of the Trustee, permit the Trustee, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limita-tion, computer tapes and disks) in the possession or under the control of the Transferor relating to the Receivables, and (ii) to visit the offices and properties of the Transferor for the purpose of examining such materials and to discuss matters relat-ing to the Receivables or the Transferor's performance hereunder with any of the officers or employees of the Transferor having knowledge thereof. Any such examination or visit made pursuant to this Section 2.6(c) shall be at the cost and expense of the party or parties making such examination or visit.

               (d) Continuous Perfection. The Transferor shall not change its name, identity or structure in any manner which might make any financing or continuation statement filed here-under misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Transferor shall have given the Trustee, the Master Servicer and the Rating Agencies at least 90 days' prior written notice thereof and shall have taken all action not later than 5 days after making such change necessary or advisable to amend such financing statement or continuation statement so that it is not misleading. The Transferor shall not change its place of busi-ness or chief executive office (within the meaning of Article 9 of the UCC, or change the location of its principal records concerning the Receivables, or the Collections from the locations specified in Section 2.3(i) unless it has given the Trustee, the Master Servicer and the Rating Agencies at least 60 days' prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Trustee in the Receivables and the other Trust Assets to continue to be perfected with the priority required by this Agreement.
The Transferor will at all times maintain its principal executive office and any other office at which it maintains records relat-ing to the Receivables within the United States of America. The Transferor shall provide notice to the Trustee, the Master Servicer and the Rating Agencies confirming that UCC-1 financing statements have been filed on or before the Initial Closing Date.

               (e) Extension or Amendment of Receivables. The Transferor shall not extend, amend or otherwise modify (or con-sent or fail to object to such extension, amendment or modifica-tion by Eagle Industrial or any Designated Subsidiary) the terms of any Receivable, or amend, modify or waive any term or condi-tion of any Contracts related thereto in any manner which would have a substantial likelihood of having a material adverse effect on the interests of the Investor Certificateholders.

               (f) Reports. The Transferor shall furnish to the Trustee and to each Rating Agency immediately after it has actual knowledge of the occurrence of each Event of Termination or the Transferor's knowledge of a Prospective Event of Termination, an

Officer's Certificate of the Transferor setting forth the details of such Event of Termination or Prospective Event of Termination and the action taken, or which the Transferor proposes to take, with respect thereto.

               (g) Certain Documentation. The Transferor shall cause the Master Servicer (directly or through a Sub-Servicer) to hold for the account of the Trustee (to the extent of its inter-est therein) any document evidencing a Receivable and the related Contract.

               (h) Assessments. The Transferor will promptly pay and discharge all taxes, assessments, levies and other governmental charges imposed on it, the failure of which to pay and discharge may materially adversely affect any of the Eligible Receivables or the Trustee's rights with respect thereto or will establish reserves sufficient for the payment of any such tax, assessment or other governmental charge which it is contesting in good faith through appropriate proceedings.

               (i) Lock-Box Banks and Accounts; Post Office Boxes. The Transferor may, provided that the conditions of this
Section 2.6(i) are satisfied, add or terminate any bank as a Lock-Box Bank or add or terminate any Lock-Box Account or Post Office Box from those listed in Exhibit G hereto, or make any reasonable change in the Lock-Box Agreements or in any existing instructions to Obligors regarding payments to be made to any Post Office Box or Lock-Box Account which would not (i) have an adverse impact on the Master Servicer's ability to collect payments or (ii) cause a withdrawal or downgrade of the then current rating of the Certificates of any Series (so long as an Obligor remains instructed to make payments on a Receivable to a Post Office Box or Lock-Box Account), but in each case only upon prior written notice from the Master Servicer to the Trustee; provided that any bank added as a Lock-Box Bank shall have short-term debt ratings of at least A-3 by S&P or D&P, or its equiva-lent if rated by any other applicable Rating Agency at the time it becomes a Lock-Box Bank. The Transferor shall give notice to the Trustee and the Master Servicer of the number of each account to be added or terminated as a Lock-Box Account and the name and address of each bank to be added or terminated as a Lock-Box Bank and the number and location of each post office box to be added or terminated as a Post Office Box, and, subject to the proviso to the preceding sentence, upon giving of such notice, Exhibit G shall be deemed to be amended accordingly without further action by any Person. The Transferor will be under the obligation to promptly procure the execution of the Lockbox Agreement by all parties thereto. In the event that a Designated Subsidiary enters into a Lock-Box Agreement with a Lock-Box Bank with respect to which the Designated Subsidiary had not entered into a

Lock-Box Agreement by the end of the sixth month following the Initial Closing Date, prior to instructing any Obligor to make payment to a related Lock-Box Account the Master Servicer shall deliver to the Trustee a copy of the executed Lock-Box Agreement and obtain the Trustee's signature thereon; provided, however, that such Lock-Box Agreement shall not materially differ in substance from the form of Lock-Box Agreement attached hereto as Exhibit G. The Master Servicer shall provide notice to the Rating Agencies confirming that Lock-Box Agreements have been executed by each Designated Subsidiary, each Lock Box Bank and the Trustee not later than six months after the Initial Closing Date.

               (j) Further Action. The Transferor shall, from time to time, execute and deliver to the Trustee any instruments, financing or continuation statements or other writings necessary, or that the Trustee may reasonably request, to maintain the per-fection or priority of the Trustee's ownership or security inter-est in the Receivables, the Collections and other Trust Assets under the UCC or other applicable law. The Transferor shall, from time to time, execute and deliver to the Obligors any bills, statements and letters or other writings necessary, or that the Trustee may reasonably request, to carry out the terms and provi-sions of this Agreement and to facilitate the collection of the Receivables. The Transferor will defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor.

               (k) Additional Indebtedness. The Transferor shall not create, incur, assume or suffer to exist any indebted-ness (including, without limitation, any guaranty) or expense (whether or not accounted for as a liability) except (i) indebt-edness hereunder (including, without limitation, operating expenses incurred by the Transferor in connection with the performance of its obligations hereunder) and any taxes incurred by the Transferor), under the Contribution and Sale Agreement (including any Transferor Promissory Note), the Investor Certifi-cates, or any agreements, contracts or instruments which relate thereto, (ii) indebtedness or other operating expenses incurred in the performance of its obligations under this Agreement (including the expense to its professional advisers and its counsel not exceeding $50,000 at any one time outstanding, other than counsel fees, advisory fees, filing fees and other expenses incurred in connection with the initial establishment of the series of transactions contemplated by this Agreement, which fees and expenses shall not be so limited), (iii) where that Person to whom such indebtedness or expense will be owing has delivered to the Transferor an undertaking (which is assignable and shall con-currently be assigned to the Trustee) that it will not institute against, or join any other Person in instituting against, the Transferor any bankruptcy, reorganization, arrangement, insol-vency or liquidation proceeding, or other proceeding under any Federal or state bankruptcy or similar law, for one year and a day after all Investor Certificates are paid in full, and (iv) other indebtedness in the ordinary course of business not exceed-ing $20,000 at any one time outstanding and not to exceed in the aggregate $200,000 per annum on account of incidentals or services supplied or furnished to the Transferor; provided, that the obligations of the Transferor to Certificateholders hereunder, solely with respect to the payment of interest and the repayment of principal under such Certificate, shall be payable solely from the Trust Assets in accordance herewith and the Certificateholders shall not look to any other property or assets of the Transferor or any other Person in respect of such obligations, and such obligations shall not constitute a claim against the Transferor or any other Person in the event that the Trust Assets are insufficient to pay in full such interest and principal; provided, further, that the obligations of the Transferor to Certificateholders hereunder with respect to amounts other than interest and principal under the Certificates shall (subject to the proviso in the last sentence of Section 2.4(c) above, be payable from the Trust Assets or any other assets of the Transferor, except that all such obligations of the Transferor to Certificateholders shall (again subject to the above-described proviso) be suspended at any time that, and for so long as, the Transferor's assets are insufficient to pay in full such obligations, and that all such obligations are fully subordinated to the Transferor's obligations with respect to the payment of interest and principal under the Investor Certificates and the security interest of the Trustee in the Trust Assets with respect to such interest and principal obligations.

               (l) No Transfer. The Transferor agrees that it shall not sell, assign, pledge, convey or otherwise transfer any Trust Asset, except for the transfer of the Trust Assets to the Trustee as provided herein, and shall defend and hold harmless the Trustee from any Adverse Claim in or to any Eligible Receivable transferred to the Trustee hereunder.

               (m) No Other Business. The Transferor agrees to engage in no business other than the business contemplated here-under and under the Sale and Servicing Agreement and the Contri-bution and Sale Agreement.

               (n) Enforcement and No Modification of Sale and Servicing Agreement or the Contribution and Sale Agreement. The Transferor agrees to take all action necessary and appropriate to enforce its rights and claims under the Sale and Servicing Agree-ment and the Contribution and Sale Agreement. The Transferor agrees not to amend or modify the Sale and Servicing Agreement or the Contribution and Sale Agreement without the prior written consent of the Holders of Investor Certificates evidencing frac-tional undivided interests aggregating not less than 51% of the Aggregate Invested Amount and without the prior written confirma-tion from each Rating Agency that such amendment will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series.

               (o) Separate Business. The Transferor shall at all times (a) to the extent the Transferor's office is located in the offices of Eagle Industrial or any Affiliate of Eagle Industrial, pay fair market rent, if charged, for its executive office space located in the offices of Eagle Industrial or any Affiliate of Eagle Industrial, (b) maintain the Transferor's books, financial statements, accounting records and other corpo-rate documents and records separate from those of Eagle Indus-trial or any other entity, (c) not commingle the Transferor's assets with those of Eagle Industrial or any other entity, (d) act solely in its corporate name and through its own authorized officers and agents, (e) make investments directly or by brokers engaged and paid by the Transferor or its agents (provided that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services), (f) sepa-rately manage the Transferor's liabilities from those of Eagle Industrial or any Affiliates of Eagle Industrial and pay its own liabilities, including all administrative expenses, from its own separate assets, except that Eagle Industrial may pay the organi-zational expenses of the Transferor, (g) pay from the Trans-feror's assets all obligations and indebtedness of any kind incurred by the Transferor and (h) have at least one Independent Director. The Transferor shall abide by all corporate formali-ties, including the maintenance of current minute books, and the Transferor shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Transferor and its assets and liabilities. The Transferor shall (i) pay all its liabilities, (ii) not assume the liabilities of Eagle Industrial or any Affiliate of Eagle Industrial, and (iii) not guarantee the liabilities of Eagle Industrial or any Affiliates of Eagle Industrial. The officers and directors of the Transferor (as appropriate) shall make decisions with respect to the busi-ness and daily operations of the Transferor independent of and not dictated by any controlling entity.

               (p) Corporate Documents. The Transferor shall not amend, alter, change or repeal its Certificate of Incorpora-tion without (i) the prior written consent of its Independent Director, (ii) without the prior written confirmation by each Rating Agency that such amendment, alteration, change or repeal will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series and (iii) without the prior written consent of the Holders of Certificates aggregating not less than 51% of the Invested Amount of each Series. The Transferor shall promptly provide to the Trustee a copy of such written confirmation together with a copy of the Certificate of Incorporation as so amended, altered, changed or repealed.

               (q) ERISA. The Transferor shall promptly give the Trustee written notice of the following events, as soon as possible and in any event within 30 days after the Transferor or any of its ERISA Affiliates knows or has reason to know thereof:
(i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan to which the Transferor or any of its ERISA Affiliates contributes, or any withdrawal by the Transferor or any of its ERISA Affiliates from, or the termination, Reorgan-ization or Insolvency of any Multiemployer Plan to which the Transferor or any of its ERISA Affiliates contributes or to which contributions have been required to be made by the Transferor or such ERISA Affiliate during the preceding five years or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Transferor or any of its ERISA Affiliates or any such Multiemployer Plan with respect to the withdrawal by the Transferor or any ERISA Affiliates from, or the termination of any such Plan or Multiemployer Plan or the Reorganization or Insolvency of, any such Multiemployer Plan.

               (r) Keeping of Records and Books of Account. The Transferor will keep proper books of record and account in which full and correct entries shall be made of all financial transac-tions and the assets and business of the Transferor in accordance with generally accepted accounting principles consistently applied. The Transferor will (or will cause the Master Servicer to) implement and maintain administrative and operating proce-dures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruc-tion of any original records) to keep and maintain all documents, books, records and other information reasonably necessary or ad-visable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and Collections of and adjustments to each existing Receivable).

               (s)  Schedule of Designated Subsidiaries.
Attached to each Determination Date Statement will be a schedule of the Designated Subsidiaries (which will be part of the Deter-mination Date Statement), which will be an accurate and complete listing of all Designated Subsidiaries in all material respects as of the end of the preceding Settlement Period and the information contained therein with respect to the identity of each Designated Subsidiary will be true and correct in all material respects as of such day.

               (t) Accuracy of Information. All written infor-mation furnished on and after the Initial Closing Date by the Transferor to the Master Servicer or the Trustee pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case in light of the circumstances under which such statements were made or such information was furnished.

               (u)  Location of Records and Offices.  The
Transferor will not have or maintain, or be a partner in any partnership which has or maintains, its jurisdictions of organi-zation, principal place of business in the United States of America or principal assets in the United States of America in any of the states of Colorado, Kansas, New Mexico (other than a manufacturing facility located in the State of New Mexico), Oklahoma, Utah or Wyoming.

               (v) No Liens. Except for the transfers hereunder and the security interest granted pursuant to Section 2.01(d), the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Trust Asset or any other property or asset of the Transferor, whether now existing or hereafter created, or any interest therein, and the Transferor shall defend the right, title and interest of the Trust in and to the Trust Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor.

               (w) Dividends. The Transferor shall not declare or pay any dividend except as permitted by Delaware law, and in no event shall any dividends be paid by the Transferor more frequently than once every fiscal quarter of the Transferor.

          Section 2.7 Authentication of Certificates. Pursuant to the request of the Transferor, the Trustee shall cause Certificates in authorized denominations evidencing the entire beneficial ownership of the Trust to be duly authenticated and delivered to or upon the order of the Transferor, which authen-tication and delivery shall occur in accordance with Section 6.2.

          Section 2.8 Tax Treatment. The Transferor has entered into this Agreement, and the Investor Certificates have been (or will be) issued, with the intention that such Investor Certifi-cates will qualify under applicable tax law as indebtedness. The Transferor, the Trustee and the Master Servicer and each Investor

Certificateholder by acceptance of its Investor Certificate and each Certificate Owner by acquiring an interest in an Investor Certificate agrees to treat the Investor Certificates (other than any Investor Certificate held by the Transferor) as indebtedness, for purposes of Federal, state and local income or franchise taxes and for any other tax imposed on or measured by income. In accordance with the foregoing, except as otherwise required by law the Transferor agrees that it will report its income for such Federal, state, and local income or franchise taxes, or for other taxes on or measured by income, on the basis that it is the owner of the Receivables. Furthermore, unless otherwise required by law, the Trustee hereby agrees to treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust.

          Section 2.9 Cancellation of the Certificates of any Series. The Transferor or any of its Affiliates may (with the consent of the Holders of the Certificates being acquired) acquire any Certificate of any Series and deliver it to the Trustee for cancellation under this Section. Upon such delivery, the Trustee shall cause the Transfer Agent and Registrar to cancel such Investor Certificate and such Investor Certificate shall be disposed of in a manner satisfactory to the Trustee. As a result of such delivery and cancellation, the Transferor Amount shall be increased by the principal amount of such Investor Certificate and the Invested Percentages with respect to such Series, and any other defined term herein (including in the applicable Supplement), the definition of which depends upon an assumption that such Investor Certificate had been issued as a part of such Series, shall be recomputed on the basis of the assumption that such Investor Certificate had not been issued as part of such Series. Upon such delivery, such Certificate shall be accompanied by an Officer's Certificate of the Transferor stating the recomputed amounts of the defined terms referred to in the preceding sentence.

          Section 2.10 Separate Corporate Existence. The Transferor hereby acknowledges that the Trustee and the Investor Certificateholders are, and will be, entering into the transac-tions contemplated by the Transaction Documents in reliance upon the Transferor's identity as a legal entity separate from the Designated Subsidiaries, Eagle Industrial and any other Person. Therefore, from and after the Initial Closing Date, the Trans-feror shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that the Transferor is an entity with assets and liabilities dis-tinct from those of the Designated Subsidiaries, Eagle Industrial and any other Person, and that the Transferor is not a division of the Designated Subsidiaries, Eagle Industrial or any other Person. Without limiting the generality of the foregoing, the

Transferor shall take such actions as shall be required in order that:

          (i) The Transferor will be a limited purpose corpo-ration whose primary activities will be restricted to those contemplated by its Certificate of Incorporation;

          (ii) Not less than one member of the Transferor's Board of Directors will be an Independent Director. The Transferor's Board of Directors will not approve, or take any other action to cause the filing of, a voluntary bank-ruptcy petition with respect to the Transferor unless the Independent Director and all other members of the Trans-feror's Board of Directors unanimously approve the taking of such action in writing prior to the taking of such action;

          (iii)  The Transferor will restrict its Independent
     Director from at any time serving as a trustee in bankruptcy for any Affiliate;

          (iv) The Transferor will compensate each of its em-ployees, consultants and agents from the Transferor's own funds for services provided to the Transferor, it being understood that this clause (iv) shall not limit payments of the Servicing Fee. The Transferor will not act as agent for the Master Servicer and will engage no agents other than a Master Servicer for the Receivables, which Master Servicer will be fully compensated for its services hereunder by payment of the Servicing Fee, placement agents for the placement of Certificates and accountants and attorneys who, except to the extent provided otherwise below in clause (v), will be compensated by the Transferor for their fees and other charges as agreed to by the Transferor and such place-ment agents, accountants or attorneys (as applicable);

          (v) The Transferor will not incur any material indirect or overhead expenses for items shared between the Transferor and any Affiliate, other than shared items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, that will be allocated on a basis reasonably related to the actual use or the value of services rendered, it being understood that Eagle Industrial will pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, commitment, agency and other fees; provided, further, that other than pursuant to this Agreement, the Transferor will not engage in any other transactions with the Master Servicer;

          (vi) The Transferor's operating expenses or liabili-ties will not be paid by any Affiliate, including guarantees or advancements of funds from the Master Servicer, recogniz-ing that certain organizational expenses of the Transferor and expenses relating to creation and initial implementation of the transactions contemplated by the Transaction Docu-ments, however, have been or shall be paid by Eagle Industrial;

          (vii) The Transferor will conduct its business at an office separate from the offices of each Affiliate, which office of the Transferor may consist of office space shared with an Affiliate, a portion of which is allocated solely to the Transferor and is clearly demarcated as being allocated solely to the Transferor.

          (viii) The Transferor will maintain corporate records and books of account separate from those of every Affiliate and telephone numbers, mailing addresses, stationery and other business forms that are separate and distinct from those of every Affiliate and will only conduct business under its own name;

          (ix) Any financial statements of any Affiliate which are consolidated to include the Transferor will contain detailed notes clearly stating that the Transferor is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of its own creditors;

          (x) The Transferor's assets and liabilities will be maintained in a manner that facilitates their identification and segregation from those of any Affiliate and, in a manner such that it will not be difficult or costly to segregate or ascertain, and otherwise identify the individual assets and liabilities of the Transferor on the one hand, from those of Eagle Industrial or any Designated Subsidiary on the other hand;

          (xi) The Transferor will strictly observe corporate formalities in its dealings with each Affiliate, and funds or other assets of the Transferor will not be commingled with those of any Affiliates (other than funds in the Collection Account payable to the Transferor as Holder of the Transferor Certificate). The Transferor shall not maintain joint bank accounts or other depository accounts to which any Affiliate (other than Eagle Industrial in its capacity as Master Servicer) has independent access;

          (xii) The Transferor shall not, directly or indirect-ly, be named and shall not enter into an agreement to be named as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of an Affiliate;

          (xiii) Any transaction between the Transferor and an Affiliate will be fair and equitable to the Transferor, will be the type of transaction which would be entered into by a prudent Person in the position of the Transferor with an Affiliate, and will be on terms which are at least as favorable as may be obtained from a Person which is not an Affiliate;

          (xiv) Any Affiliate that renders or otherwise fur-nishes services to the Transferor will be compensated by the Transferor at market rates for such services;

          (xv) Neither the Transferor nor any Affiliate will be or will hold itself out to be responsible for the debts of the other; and

          (xvi) The duly elected Board of Directors of the Transferor and the Transferor's duly appointed officers shall at all times have sole authority to control decisions and actions with respect to the daily business affairs of the Transferor.

     The covenants set forth in this Section 2.10 shall survive the transfer and assignment of the Receivables to the Trustee. Upon discovery by the Transferor or the Master Servicer or the Trustee of a breach of any of the foregoing covenants, the party discovering such breach shall give written notice to the other parties to this Agreement immediately following such discovery.


                       [END OF ARTICLE II]

                            ARTICLE III

                   ADMINISTRATION AND SERVICING
                          OF RECEIVABLES

          Section 3.1  Acceptance of Appointment and Other
Matters Relating to the Master Servicer.

               (a) Eagle Industrial agrees to act, and is hereby appointed by the Transferor and the Trustee to act, as the Master Servicer under this Agreement, and all Certificateholders, in-cluding the Transferor, by their acceptance of the Certificates consent to Eagle Industrial's acting as Master Servicer. The Master Servicer shall supervise the servicing and administration of the Receivables and shall supervise the collection of payments due under the Receivables in accordance with (i) prudent stan-dards and its customary and usual servicing procedures for servicing receivables owned by it and comparable to the Receiva-bles and in accordance with the Credit and Collection Policy and
(ii) the standard set forth in clause (iii) of the definition of "Eligible Master Servicer" in Annex X hereto (which standard the Master Servicer represents is not inconsistent with the standard set forth in clause (i) above) and shall have full power and authority, acting alone or through any Person designated by it (each, a "Sub-Servicer"), to do any and all things in connection with such servicing and administration which it may deem neces-sary or desirable; provided, however, that if Eagle Industrial is no longer the Master Servicer, the Master Servicer shall service the Receivables in accordance with the standards that would be employed by a prudent institution in servicing comparable receiv-ables for its own account. Pursuant to the Sale and Servicing Agreement, the Master Servicer will designate one or more of the Designated Subsidiaries the initial Sub-Servicers, and in such capacity such Designated Subsidiaries will be responsible on a daily basis for servicing, managing and accepting or collecting payments on the Receivables; provided, however, that such Sub-Servicers and the Master Servicer will hold such collections in trust for the benefit of the Certificateholders. Servicing activities performed by the Sub-Servicers with respect to the Receivables shall include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing records to Obligors and maintaining internal records. Managerial and custodial services performed by the Sub-Servicers shall include providing assistance in any inspections of the documents and records relating to the Receivables by the Trustee to the extent provided in this Agreement, maintaining the agreements, documents and files relating to the Receivables as custodian and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee to the extent provided in this Agreement. Without limiting the generality of the foregoing and subject to Article X, the Master Servicer is hereby authorized and empowered (i) to instruct the Trustee to make withdrawals and payments from the Collection Account and Excess Funding Account and any other applicable account established pursuant to this Agreement (including any Supplement) as set forth in this Agreement (including any Supplement), (ii) to execute and deliver, on behalf of the Trustee for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivable, and (iii) to make any filings, reports, notices, applications, registrations with, and to seek any consent or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities or reporting requirements or laws.

               (b)  The Master Servicer shall not, and no
Successor Master Servicer shall, be obligated to use separate servicing procedures (except as may be specified herein), offices or employees for servicing the Receivables from the procedures, offices or employees used by the Master Servicer or such Succes-sor Master Servicer, as the case may be, in connection with servicing other receivables of the same type.

               (c) The Master Servicer shall, on behalf of the Transferor, the Trustee and the Investor Certificateholders, enforce their respective rights and interest in and under the Receivables and the related Contracts. If Eagle Industrial is not the Master Servicer, Eagle Industrial shall promptly deliver to the Master Servicer, and the Master Servicer shall hold in trust for the Transferor, the Trustee and the Investor Certifi-cateholders in accordance with their respective interests, all books and records, files, documents, instruments and records (including, without limitation, computer tapes or disks and microfiche lists) that evidence or relate to Receivables.

               (d) In the event that the Transferor is unable for any reason to transfer Receivables to the Trustee in accor-dance with the provisions of this Agreement (including, without limitation, by reason of any court of competent jurisdiction ordering that the Transferor not transfer any additional Receivables to the Trustee) then, in any such event, (A) the Master Servicer agrees to allocate and pay to the Trustee, after the date of such inability, all Collections with respect to Receivables transferred to the Trustee prior to the occurrence of such event; and (B) the Master Servicer agrees to have such amounts applied as Collections in accordance with Section 4.3.

               (e) Obligors shall be instructed by the Trans-feror, the Master Servicer or a Designated Subsidiary to make all payments on the Receivables to Lock-Box Accounts maintained by Lock-Box Banks pursuant to Lock-Box Agreements or to Post Office Boxes to which Lock-Box Banks have access. The Master Servicer (and each Sub-Servicer) or, in the event that there is a succes-sor Master Servicer, Eagle Industrial (and each Sub-Servicer), shall have the power revocable by the Trustee to instruct each Lock-Box Bank to make withdrawals from the Lock-Box Accounts and Post Office Boxes in accordance with this Agreement. All Collec-tions on Receivables of amounts due and owing will, pending instructions by the Master Servicer for transfer to the Collec-tion Account, be deposited in or held in the Lock-Box Account by the Master Servicer or Sub-Servicer for the benefit of the Trustee and shall be remitted to the Collection Account not later than one Business Day after such deposits become available funds; provided, however, that the Master Servicer shall not be consid-ered in breach of the obligation set forth in this sentence to the extent that a payment received by the Master Servicer is not so deposited because such payment relates to a Disputed Item.

          Section 3.2 Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Master Servicer shall be entitled to receive a servicing fee in respect of each day prior to the Final Trust Termination Date (the "Servicing Fee"), equal to the product of (i) one-twelfth,
(ii) the Servicing Fee Percentage and (iii) the average Unpaid Balances determined by averaging the aggregate Unpaid Balances at the end of each Business Day of the preceding Settlement Period.

          The share of the Servicing Fee allocable to each Series with respect to any date of payment shall be equal to the product of (i) one-twelfth, (ii) the Servicing Fee Percentage and (iii) the Invested Amount of such Series at the end of the last day of the preceding Settlement Period, as appropriate, on each Business Day of such measuring period as specified in the applicable Supplement. The remainder of the Servicing Fee shall be paid by the Transferor, or retained by the Master Servicer as provided in
Section 4.3(b), and in no event shall the Trust, the Trustee or the Investor Certificateholders be liable for the share of the Servicing Fee to be paid by the Transferor. Any Servicing Fees shall be payable to the Master Servicer solely pursuant to the terms of, and to the extent amounts are available for payment as provided in, the Supplement relating to any Series. In the event a Successor Master Servicer is appointed pursuant to Section 10.2 hereto, the Servicing Fee with respect to such Successor Master

Servicer shall, unless otherwise agreed, be at least .50% per annum of the average Unpaid Balances determined by averaging the aggregate Unpaid Balances on the first and last Business Days of each Settlement Period; provided, however, that in no event shall the Servicing Fee equal an amount that would exceed 110% of the costs and expenses incurred by such Successor Master Servicer.

          The Master Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.5, the reasonable fees and disbursements of independent accountants, all other expenses incurred by the Master Servicer in connection with its activities hereunder, and all other fees and expenses of the Trust not expressly stated herein to be for the account of the Certificate-holders; provided that in no event shall the Master Servicer be liable for any Federal, state or local tax, or any interest or penalties with respect thereto, assessed on the Trust, the Trustee or the Certificateholders except as expressly provided herein. For so long as Eagle Industrial is the Master Servicer, in the event that the Master Servicer fails to pay the amounts due to the Trustee pursuant to Section 11.5, the Trustee shall be entitled to deduct and receive such amounts from the Servicing Fee, prior to the payment thereof to the Master Servicer. The Master Servicer shall be required to pay expenses for its own account and shall not be entitled to any payment or reimbursement therefor other than the Servicing Fee.

          Section 3.3 Representations, Warranties and Covenants of the Master Servicer. Eagle Industrial, as initial Master Servicer, and any Successor Master Servicer by its appointment hereunder, hereby represent and warrant, in the case of the initial Master Servicer, as of the Initial Closing Date and, with respect to any Series as of the date of any Supplement and the related Closing Date, and in the case of any Successor Master Servicer, as of the date of its appointment and, with respect to any Series issued after such date, as of the date of the related Supplement and the related Closing Date, in each case unless otherwise stated in such Supplement, and covenant until (i) the Aggregate Invested Amount is reduced to zero, (ii) the Investor Certificateholders shall have received all accrued interest on the applicable Certificates, and (iii) all obligations of the Transferor and the Master Servicer to the Investor Certificate-holders under this Agreement shall have been finally and fully paid and performed.

               (a) Organization and Good Standing. The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and any Supplement and, in all material respects, to own its property and conduct its business as such properties are presently owned and as such business is presently conducted.

               (b) Due Qualification. The Master Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each juris-diction in which the failure to obtain such license, approval or qualification would have a material adverse affect upon the Certificateholders or upon the ability of the Master Servicer to perform its obligations under this Agreement.

               (c) Due Authorization. The execution, delivery and performance by the Master Servicer of this Agreement and any Supplement, and the consummation by the Master Servicer of the transactions provided in this Agreement and any Supplement, have been duly authorized by all necessary corporate action on the part of the Master Servicer.

               (d) Binding Obligation. Each of this Agreement and any Supplement constitute legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other simi-lar laws now or hereinafter in effect, relating to the enforce-ment of creditors' rights in general and, with respect to any Successor Master Servicer which is a national banking associa-tion, the rights of creditors of national banks under Federal law and except as such enforceability may be limited by general prin-ciples of equity (whether considered in a proceeding at law or in equity).

               (e) No Violation. The execution and delivery of this Agreement and any Supplement by the Master Servicer, and the performance by the Master Servicer of the transactions contem-plated by this Agreement and any Supplement and the fulfillment by the Master Servicer of the terms hereof applicable to the Master Servicer, will not conflict with, violate any provision of, require any filing (except for certain filings required by the UCC), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determina-tion or award presently in effect having applicability to the Master Servicer, or the Certificate of Incorporation or Bylaws of the Master Servicer, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect and except for such violations which would not materially and adversely affect the performance by the Master Servicer of such transactions and the fulfillment by the Master Servicer of such terms (and except that the Master Servicer makes no representation or warranty regarding state securities or "blue sky" laws), or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agree-ment, mortgage, deed of trust or other instrument to which the Master Servicer is a party or by which it is bound.

               (f) No Proceeding. There are no proceedings or investigations pending or, to the best knowledge of the Master Servicer, threatened against the Master Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Supplement,
(ii) seeking any determination or ruling that, in the reasonable judgment of the Master Servicer, would materially and adversely affect the performance by the Master Servicer of its obligations under this Agreement or any Supplement, or (iii) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any Supplement.

               (g) Compliance with Requirements of Law. The Master Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables, will maintain in effect all qualifications required under requirements of law in order to service properly the Receivables and will comply in all material respects with all requirements of law in connection with servicing the Receivables, the failure to main-tain or to comply with which would have a material adverse effect on the holders of any Series of Investor Certificates.

               (h) No Rescission or Cancellation. The Master Servicer shall not permit any rescission or cancellation of a Receivable or a Contract, except as ordered by a court of compe-tent jurisdiction or other governmental authority and except in the ordinary course of business and in accordance with the Credit and Collection Policies of the Designated Subsidiaries.

               (i)  Protection of Certificateholders' Rights.
The Master Servicer shall take no action which, nor omit to take any action the omission of which, would materially impair the rights of Investor Certificateholders in any Receivable, except, if no Event of Termination shall have occurred and be continuing, to (a) extend the maturity of a Receivable to 60 days or more from the Date of Processing or (b) adjust the Unpaid Balance of any Receivable as it may deem appropriate to maximize Collections thereof and to adjust the Unpaid Balance of any Receivable to reflect Dilutive Credits, both in accordance with the applicable Credit and Collection Policy; provided, however that Receivables that are adjusted as provided in clauses (a) and (b) herein shall be Defaulted Receivables.

               (j)  All Consents Required.  All approvals,
authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Master Servicer of this Agreement and any Supplement, the performance by the Master Servicer of the transactions contemplated by this Agreement and any Supplement and the fulfillment by the Master Servicer of the terms hereof and thereof have been obtained, where the failure to obtain the same would have a material adverse effect on the holders of any Series of investor certificates; provided, however, that the Master Servicer makes no representation or warranty regarding state securities or "blue sky" laws.

               (k) Extension or Amendment of Receivables; Change in Credit and Collection Policy or Contracts. The Master Servicer will not, without (in the case of clause (ii) below) written confirmation from each Rating Agency that the rating on any Series of Certificates will not be adversely affected, (i) permit the Sub-Servicer or the Transferor to extend, amend or otherwise modify the terms of any Receivable, (ii) permit the Sub-Servicer or the Transferor to make any material changes in the Credit and Collection Policy (including the Sub-Servicer's written Credit and Collection Policy in effect as on the Initial Closing Date) or (iii) amend, modify or waive, or permit the Sub-Servicer or the Transferor to amend, modify or waive, any term or condition of any Contract related to any Receivable, which exten-sion, amendment, modification, waiver or change, in the case of each of foregoing clauses (i) through (iii), would, individually or in the aggregate (A) materially change the credit standing required of the Obligors, (B) have a substantial likelihood of having a material adverse effect on any Investor Certificate-holders, or (C) cause a Receivable that would otherwise not be an Eligible Receivable to continue to be or to become an Eligible Receivable. The Master Servicer shall give the Rating Agencies notice of any request that it makes for consent under this
Section 3.3(k) at the time such request is made.

               (l)  No Change in Ability to Service.  With
respect to the initial Master Servicer only, since the Initial Closing Date, there has been no material adverse change in the ability of the Master Servicer to service and collect the Receivables.

               (m) Lock-Box Banks. The Master Servicer and any successor Master Servicer shall direct each Lock-Box Bank to make payments to the Collection Account.

               (n) Keeping of Records and Books of Account. The Master Servicer shall maintain or cause Sub-Servicers to maintain and implement administrative and operating procedures (including, without limitation, the ability to create records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, microfiche, computer records and other information reasonably necessary or advisable for the collection of all the Receivables. Such documents, books and records, microfiche lists, computer files, tapes or disks shall reflect all payments and credits with respect to the Receivables and the computer records shall be clearly marked to show the interests of the Trustee in the Receivables.

               (o)  Performance and Compliance with Eagle
Industrial's Contracts. The Master Servicer shall or, if Eagle Industrial is no longer the Master Servicer, Eagle Industrial shall timely and fully perform and comply with all material pro-visions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

               (p)  No Master Servicer Default.  No Master
Servicer Default has occurred and is continuing.

               (q)  No Event of Termination.  No Event of
Termination has occurred and is continuing.

               (r)  Maintenance of Privileges.  The Master
Servicer shall maintain all of its rights, powers and privileges material to the collectibility of the Receivables.

               (s)  Accuracy of Information.  All written
information furnished on and after the Initial Closing Date by the Master Servicer to the Transferor or the Trustee pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case in light of the circumstances under which such statements were made or such information was furnished.

          Section 3.4  Reports and Records for the Trustee; Bank
Account Statements.

               (a) Daily Records. Upon reasonable prior notice by the Trustee, the Master Servicer shall make available at an office of the Master Servicer or Sub-Servicer, selected by the Master Servicer for inspection by the Trustee or its agent on a Business Day during the Master Servicer's normal business hours a record setting forth (i) the Collections on each Receivable and

(ii) the Unpaid Balance of Receivables for the Business Day preceding the date of the inspection. The Master Servicer or Sub-Servicer shall, at all times, maintain its computer files with respect to the Receivables in such a manner so that the Receivables will be specifically identified and, upon reasonable prior request of the Trustee, shall make available to the Trustee, at an office of the Master Servicer or Sub-Servicer selected by the Master Servicer, on any Business Day during the Master Servicer's or Sub-Servicer's normal business hours any computer programs necessary to make such identification.

               (b)  Daily Report.

                    (i)  On each Business Day, the Master
     Servicer shall prepare, or, if Eagle Industrial is not the Master Servicer, Eagle Industrial and the Successor Master Servicer shall prepare, a completed Daily Report substan-tially in the form attached hereto as Exhibit B.

                   (ii)  The Master Servicer (or if Eagle
     Industrial is not the Master Servicer, Eagle Industrial and the Successor Master Servicer) shall deliver to the Trustee the Daily Report by 2:00 p.m. on each Business Day with respect to activity in the Receivables for the prior Business Day (or, in the case of a Daily Report delivered on the second Business Day following a Saturday, Sunday or other non-Business Day, the aggregate activity for the preceding Business Day and such non-Business Days).

                  (iii) Upon discovery of any error or receipt of notice of any error in any Daily Report, the Master Servicer, Eagle Industrial (if not the Master Servicer), the Transferor and the Trustee shall arrange to confer and shall agree upon any adjustments necessary to correct any such errors. Until correction of such error, the Master Servicer shall deposit and the Trustee shall retain all Collections (or such lesser amount as the Trustee and the Master Servicer shall agree to be necessary to cover any error) in the Collection Account. Unless the Trustee has actual knowledge or has received written notice of any discrepancy, the Trustee may rely on each Daily Report delivered to it for all purposes hereunder.

               (c) Determination Date Statement. By each Deter-mination Date, the Master Servicer shall, or if Eagle Industrial is not the Master Servicer, the Successor Master Servicer shall with information provided by Eagle Industrial, perform the calcu-lations to be made on such Determination Date and reported on the related Determination Date Statement and, prior to 2:00 p.m. on the Determination Date, deliver to the Trustee, the Rating Agen-cies and, Eagle Industrial and each Investor Certificateholder (if prepared by a Successor Master Servicer), the Determination Date Statement substantially in the form attached hereto as Exhibit E for the related Settlement Period in accordance with the provisions of Section 5.2(a).

               (d) Principal Payment Statement. With respect to each Settlement Period during the Amortization Period, within five Business Days after the end of the immediately preceding Settlement Period, a certificate stating the amount of principal payable on the next Payment Date (the "Principal Payment Statement") shall be delivered to the Trustee.

          Section 3.5  [Reserved]

          Section 3.6  Annual Independent Public Accountants'
Servicing Report.

               (a) On or before August 1, 1994, with respect to any two months during the five month period ended June 30, 1994, and on or before June 30 of each calendar year beginning with June 30, 1995, the Master Servicer shall cause a firm of nationally recognized independent public accountants to furnish a report, substantially in the form attached hereto as Exhibit C for each of such months or for the preceding fiscal year of the Master Servicer, as applicable, addressed to the Board of Directors of the Transferor, to the Transferor, the Trustee and each Rating Agency, to the effect that such accountants have applied certain procedures and examined certain documents and records relating to the servicing of Receivables under this Agreement, and that, based upon such procedures, nothing has come to the attention of such accountants that caused them to believe that the servicing has not been conducted in compliance with the terms and conditions set forth in Sections 4.3, 4.4, 4.5 and 4.7 of this Agreement and in compliance with any Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any investor certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

               (b) On or before August 1, 1994, with respect to any two months during the five month period ended June 30, 1994, and on or before June 30 of each calendar year beginning with June 30, 1995, the Master Servicer shall cause a firm of nationally recognized independent public accountants to furnish a report, substantially in the form attached hereto as Exhibit C for each of such months or for the preceding fiscal year of the Master Servicer, as applicable, to the Trustee to the effect that such accountants have compared the mathematical calculations of each amount set forth in a sampling of the Determination Date Statements forwarded by the Master Servicer pursuant to Section 3.4(c) during the period covered by such report (which shall be the period covered by the report delivered pursuant to Section 3.6(a) above) with the Master Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants have found that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. The Master Servicer shall promptly forward a copy of such report to each Rating Agency. A copy of such report may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

               (c)  As soon as practicable and in any event
within 105 days after the close of each of its fiscal years, beginning with the fiscal year ending December 31, 1994, the Master Servicer shall deliver to the Trustee its annual audited financial statements (including balance sheets as of the end of such period, related revenue and expense statements, and a statement of cash flows) and an annual audit of the balance sheet of the Trust Assets both certified by a firm of nationally recognized independent public accountants and prepared in accordance with GAAP.

          Section 3.7  [Reserved]

          Section 3.8  Notices to the Transferor.  The Master
Servicer shall deliver or make available to the Transferor each certificate and report required to be prepared, forwarded or delivered pursuant to Sections 3.4, 3.5 and 3.6.

          Section 3.9 Securities and Exchange Commission Filing. The Master Servicer shall deliver to the Trustee and the Rating Agencies copies of each report of the Master Servicer filed with the Securities and Exchange Commission on forms 10-K and 10-Q promptly after any such filing has been made.


                     [END OF ARTICLE III]

                           ARTICLE IV

            RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                  AND APPLICATION OF COLLECTIONS

          Section 4.1 Rights of Certificateholders. Each Series shall represent an Undivided Interest in the Trust Assets, and the right to receive Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Collection Account or paid to or on behalf of the Investor Certificateholders (the "Investor Interest"). The Transferor Certificate shall represent the remaining interest in the Trust Assets, including the right to receive Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to or on behalf of the Holder of the Transferor Certificate (the "Transferor Interest"); provided, however, that such certificate shall not represent any interest in the Collec-tion Account (except to the extent provided in this Agreement and any applicable Supplement) and neither the Transferor nor the Master Servicer shall have the right to withdraw funds from the Collection Account or to receive funds on deposit therein except as and when provided by this Agreement, including any Supplement.

          Section 4.2  Establishment of Collection Account and
Excess Funding Account.

               (a) The Collection Account. The Trustee, for the benefit of the Investor Certificateholders of each Series and the holder of the Transferor Certificate, shall establish or shall cause to be established and maintained, in the name of the Trustee, on behalf of the Trust, a fully segregated trust account (which may include one or more subaccounts) with an Eligible Institution (the "Collection Account"). The Collection Account shall bear a designation clearly indicating that the funds depos-ited therein are held for the benefit of the Certificateholders. An "Eligible Institution" means a depositary institution, which may include the Trustee or any of its affiliates, organized under the laws of the United States or any one of the States thereof including the District of Columbia (or any domestic branches of foreign banks), which either (i) at all times has a long-term unsecured debt rating of at least "AAA" or its equivalent by the applicable Rating Agency and which is a member of the Federal Deposit Insurance Corporation (the "FDIC") or (ii) maintains the applicable account as a fully segregated trust account with the trust department of such institution and is rated the equivalent of "BBB-" or "A-3" or higher by the applicable Rating Agency. Except as provided in this Agreement, the Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders of each Series and the holder of the Transferor Certificate. If, at any time, the institution holding the Collection Account ceases to be an Eligible Institution, the Trustee shall within 30 days of a responsible officer of the Trustee's learning of such event, establish a new Collection Account meeting the conditions spe-cified above with an Eligible Institution, transfer any cash and/or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the "Collection Account". Funds on deposit in the Collection Account (other than certain amount specified by the Agreement) shall at the direction of the Master Servicer as agent for the Transferor be invested by the Trustee solely in Permitted Invest-ments that will mature so that such funds will be available prior to the Payment Date following such investment, provided, that once invested, no amounts may be released pursuant to the provi-sions of such applicable Supplement or otherwise until such Permitted Investments mature. "Permitted Investments" mean (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (1) obligations fully guaranteed as to timely payment by the United States of America;
(2) certificates of deposits of, or bankers' acceptances (having original maturities of no more than 180 days) issued by, any depositary institution or trust company, subject to supervision or examination by Federal or state banking or depositary institu-tion authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, such depositary institution or trust company shall have a credit rating with respect to commercial paper of at least "A-1+" by S&P or "Duff-1+" by D&P and in the highest available rating category applicable to commercial paper if rated by any other applicable Rating Agency, and a rating of not lower than "AAA" or its equi-valent by the applicable Rating Agency, in the case of long-term unsecured debt obligations, or such deposits are fully insured by the FDIC; (3) commercial paper (having original maturities of not more than 180 days) having, at the time of the Trust's investment or contractual commitment to invest therein, a rating of at least "A-1+" by S&P or "Duff-1+" by D&P and in the highest available rating category applicable to money market funds if rated by any other applicable Rating Agency; (4) investments in money market funds having a rating of at least "AAAm" by S&P and in the high-est available rating category applicable to money market funds if rated by any other applicable Rating Agency; (5) any "institution funds" or "bank funds" that are comprised of assets listed in clauses (1) - (4) above; and (6) any other investment, if the Rating Agencies confirm in writing that such investment will not adversely affect any ratings with respect to any Series of inves-tor certificates, and which shall be acceptable to the Trustee and (b) demand deposits or time deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in (a)(2) above. All interest and earnings (net of losses and investment expenses) on funds on deposit in the

Collection Account shall be paid by the Trustee to the Transferor on each Payment Date. Neither the Transferor nor the Master Servicer, nor any Person claiming by, through or under the Transferor or Master Servicer, shall have any right, title or interest in, or any right to withdraw any amount from, the Collection Account except to the extent provided in this Agree-ment. Pursuant to the authority granted to the Master Servicer pursuant to Section 3.1(a), the Master Servicer shall have the power to instruct the Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Master Servicer's duties hereunder.

               (b) The Excess Funding Account. The Trustee, for the benefit of the holders of each Series of Investor Certifi-cates and the Transferor Certificate, shall establish or shall cause to be established and maintained with the same Eligible Institution maintaining the Collection Account in accordance with subparagraph (a), in the name of the Trustee, on behalf of the Certificateholders, a fully segregated trust account with the trust department of such institution (the "Excess Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the holders of each Series of Investor Certificates and the Transferor Cer-tificate. Except as provided in this Agreement, the Excess Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders of each Series, and the Transferor. If, at any time, the institu-tion holding the Excess Funding Account ceases to be an Eligible Institution, the Trustee shall, concurrently with the establish-ment of a new Collection Account in accordance with subparagraph
(a), establish a new Excess Funding Account meeting the condi-tions specified above with the same Eligible Institution, trans-fer any cash and/or any investments to such new Excess Funding Account and from the date such new Excess Funding Account is established, it shall be the "Excess Funding Account". All interests and earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account shall constitute Trust Assets and shall be included in determining the amount of the Trust Principal Component. Pursuant to the authority granted to the Master Servicer pursuant to the Agreement, the Master Servicer shall have the revocable power to instruct the Trustee to make withdrawals and payments from the Excess Funding Account for the purposes of carrying out the Master Servicer's duties thereunder. Neither the Transferor nor the Master Servicer, nor any Person claiming by, through or under the Transferor or the Master Servicer, shall have any right, title or interest in, or any right to withdraw any amount from, the Excess Funding Account except to the extent provided in this Agreement. Pursuant to the authority granted to the Master Servicer pursuant to Section 3.1(a), the Master Servicer shall have the power to instruct the

Trustee to make withdrawals and payments from the Excess Funding Account for the purposes of carrying out the Master Servicer's duties hereunder. The amount to be deposited in the Excess Funding Account on any day shall equal the Excess Funding Account Deposit Amount. All amounts from time to time held in the Excess Funding Account (including any investment earnings) shall consti-tute Trust Assets and shall be included in determining the Trust Principal Component. In the event that a Series has entered into its Amortization Period, a pro rata amount of the balance on deposit in the Excess Funding Account, based on its Invested Percentage of such Series on the Amortization Period Commencement Date relating to such Series, shall be deposited in the Collec-tion Account to be distributed as Principal Collections in respect of such Series.

               (c) Administration of the Collection Account and the Excess Funding Account. Funds on deposit in the Collection Account (other than investment earnings and amounts deposited pursuant to Section 9.3 or Article XII) shall at the direction of the Master Servicer, as agent for the Transferor, be invested by the Trustee in Permitted Investments that will mature so that such funds will be available prior to the Payment Date following such investment. Principal Collections on any Business Day allocable to the Investor Certificates and the Transferor will be deposited in the Excess Funding Account to the extent that the Transferor Amount is less than the Minimum Transferor Amount on the preceding Business Day. Funds on deposit in the Excess Funding Account shall at the direction of the Master Servicer, as agent for the Transferor, be invested by the Trustee solely in Permitted Investments that will mature so that such funds will be available prior to the date on which the Transferor is expected to be entitled to the release of such amounts by which the Trans-feror Amount exceeds the Minimum Transferor Amount, in accordance with the provisions of the applicable Supplement; provided, that once invested, no amounts may be released pursuant to the provi-sions of such applicable Supplement or otherwise until such Per-mitted Investments mature. Subject to the proviso contained in the immediately preceding sentence, on any day on which the amount on deposit in the Excess Funding Account exceeds the Excess Funding Account Deposit Amount, such excess shall be returned to the Transferor. Any funds on deposit in the Collec-tion Account or the Excess Funding Account to be so invested shall be invested solely in Permitted Investments. Funds on deposit in the Collection Account or the Excess Funding Account shall be invested pursuant to the written instructions of the Master Servicer, which instructions shall certify that the funds requested to be invested may be so invested pursuant to the terms of this Agreement, and that the requested investment is a Permit-ted Investment which matures at or prior to the time required hereby. If not otherwise directed by the Master Servicer, the

Trustee shall invest funds on deposit in the Collection Account or the Excess Funding Account in a money market fund sponsored by the Trustee that qualifies as a Permitted Investment. The Trustee shall not be liable, except in the case of any negligence of the Trustee, by reason of any insufficiency in the Collection Account or the Excess Funding Account resulting from any loss on any investment made in accordance with this Section 4.2. The Trustee shall maintain possession of the negotiable instruments or securities, if any, evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until maturity. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be paid by the Trustee to the Trans-feror on each Payment Date. Neither the Transferor nor the Master Servicer shall deposit any of their funds in the Collec-tion Account or the Excess Funding Account at any time except for funds unconditionally required to be paid on account of the purchase price of Certificates or amounts otherwise deposited therein for the purpose of increasing the Transferor Amount; provided, however, that the Transferor shall be permitted to transfer funds to the Trust to repay any Series to the extent permitted by the terms of the related Supplement, including under
Section 12.2, in connection with which the applicable Invested Amount shall be reduced and the Transferor Amount shall be increased accordingly.

               (d) Identification of Collection Account and Excess Funding Account. Schedule 1, which is hereby incorporated into and made part of this Agreement, identifies the Collection Account and the Excess Funding Account by setting forth the account number of each such account, the account designation of each such account and the name and location of the institution with which each such account has been established.

                   Section 4.3  Collections and Allocations.

               (a) Collections. The Master Servicer will allo-cate, pay or deposit all Collections with respect to the Receiva-bles (all of which Collections, subject to Section 4.9, shall be deemed to relate to, and to be received with respect to, Adjusted Eligible Receivables) for each Business Day as described in this
Article IV. The Master Servicer shall allocate and, as indicated in Section 4.3(b), deposit such Collections into the Collection Account (or in certain circumstances specified in Section 4.3(b) transfer Collections to the Transferor), as indicated in Section 4.3(b).

               (b) Payments and Allocations. On each Business Day, the Master Servicer shall allocate the aggregate amount of Collections processed on such Business Day (x) to the extent of the product of the total amount of such Collections and the Discount Factor on such Business Day to Collections of Imputed Yield (the "Imputed Yield Collections") and (y) to the extent of the total amount of such Collections minus the amount described in clause (x) above to Collections of principal (the "Principal Collections"). On each Business Day, the Master Servicer shall determine with respect to each Series whether an Amortization Period has commenced on or prior to such Business Day, and based upon such determination, shall determine the amounts or percent-ages of the Imputed Yield Collections and Principal Collections to be deposited into the Collection Account on such Business Day and shall allocate such Imputed Yield Collections and Principal Collections to or among each Series and the Transferor, in each case as provided in the applicable Supplement and herein; provided, however, that all Collections allocated to the Trans-feror during the Revolving Period shall not be deposited into the Collection Account but shall instead shall be paid directly to the Transferor or as otherwise provided in the applicable Supplement.

          For the Transferor Certificate throughout the existence of the Trust, the Master Servicer shall allocate, and pay to the Transferor an amount equal to the product of the Transferor Per-centage on such Business Day and the aggregate amount of Imputed Yield Collections and Principal Collections for such Business Day; provided, however except as otherwise provided in Section 4.9: (i) in the event that Eagle Industrial becomes unable to sell Receivables to the Transferor or the Transferor becomes unable to transfer Receivables to the Trustee, then so long as such inability exists all Principal Collections allocated to the Transferor shall be deposited by the Master Servicer into the Collection Account and paid to the Transferor on each Payment Date; provided, further, that if as of the beginning of the preceding Business Day, the Transferor Amount was less than the Minimum Transferor Amount, such Principal Collections shall be deposited in the Excess Funding Account up to an amount equal to such deficiency; and (ii) the Master Servicer shall retain from such amounts on each Business Day an amount equal to the portion of the Servicing Fee accrued to such Business Day and not previously paid to or retained by the Master Servicer.

          The Master Servicer shall allocate as Principal Collec-tions and the Trustee, acting in accordance with instructions from the Master Servicer pursuant to the terms of this Agreement, shall immediately pay, or cause to be paid, as Principal Collec-tions to the Transferor (or, if a Supplement so provides, to the Collection Account, or any other account maintained pursuant to the terms of such Supplement), amounts held in the Excess Funding Account to the extent the Transferor Amount exceeds the Minimum Transferor Amount.

          Section 4.4  Payments of Interest to Investor
Certificateholders. Payments of interest to Investor Certifi-cateholders shall be made in the manner set forth in the related
Supplement.

          Section 4.5  Payments of Principal to Investor
Certificateholders. Payments of Principal Collections with respect to any Series shall be made in the manner set forth in the related Supplement.

          Section 4.6  [Reserved]

          Section 4.7 Defaulted Receivables. On each day speci-fied in the Supplement related to any Series, the Master Servicer shall calculate the Investor Default Amount and Investor Charge-Offs with respect to the related Series, and the Invested Amount of such Series shall be reduced by the applicable Investor Charge-Offs.

          Section 4.8 Partial Optional Redemption or Sales to Non-Affiliates. (a) Within ninety days after the date upon which any Designated Subsidiary has sold all or substantially all its assets, or Eagle Industrial has sold all of the stock held by it in any Designated Subsidiary or a portion of such stock which would cause such Designated Subsidiary to not be a Designated Subsidiary thereafter, the Transferor, at the direction of the Master Servicer, may cause the Trustee to partially redeem the Series 1994-1 Certificates, on a pro rata basis, and to pay to the holders of such Certificates a percentage of the Invested Amount which will be no greater than the percentage of the aggre-gate Unpaid Balance of Adjusted Eligible Receivables existing in the Trust that were originated by such Designated Subsidiary as of the last day of the Settlement Period immediately preceding the date of such redemption; provided, however, that no such re-demption shall be permitted unless immediately after such redemp-tion the Transferor is not in default under any terms of the Agreement and no Event of Termination shall occur because of such redemption.

               (b) Concurrently with the sale by an Designated Subsidiary of all or substantially all its assets or a sale by Eagle Industrial of all of the stock held by it in any Designated Subsidiary or a portion of such stock which would cause such Designated Subsidiary to not be a Designated Subsidiary there-after, the Trustee may sell all or a portion of the Receivables originated by such Designated Subsidiary and included in Trust Assets at such time to the purchaser of such assets or stock for cash in an amount not less than the purchase price which would be paid to Eagle Industrial by the Transferor if such Receivables were sold by Eagle Industrial to the Transferor pursuant to the

Contribution and Sale Agreement at such time; provided, however, that no such purchaser shall be an Affiliate of such Designated Subsidiary. The Trustee shall treat all proceeds of such sale of Receivables as Collections. The Master Servicer, the Transferor and each Certificateholder by acceptance of any Certificate hereby consent to and approve any sale of Receivables by the Trustee in accordance with the previous sentence and agree that any such sale (or refusal to sell) shall in no event constitute a breach of the Trustee's duties hereunder or under any applicable law.

          Section 4.9 Misdirected Payments. In the event that the Master Servicer notifies the Trustee in writing that the Trustee or any Lock-Box Account, the Collection Account, the Excess Funding Account or any other account maintained for the benefit of Certificateholders has received amounts in respect of payments made by any Person on an account receivable or other obligation which has not been transferred to the Trust; and with respect to amounts in excess of $50,000 an explanation of the circumstances leading to such deposit, the Trustee shall, as soon as practicable and as instructed in the most recently delivered Daily Report or Determination Date Statement, forward such amounts, in the manner specified in writing by Eagle Industrial, to Eagle Industrial or such other Person as Eagle Industrial designates and, pending the forwarding of such amounts, hold such amounts in trust for Eagle Industrial or such other Person designated by Eagle Industrial. The Trustee will, if requested in writing by Eagle Industrial, acknowledge and confirm the foregoing to any Person designated by Eagle Industrial. In the absence of such instructions, all such payments shall be deemed to relate to, and be received with respect to, Receivables. Upon each outstanding Series having entered into its respective Amortization Period, Receivables shall no longer be transferred by the Designated Subsidiaries to Eagle Industrial, by Eagle Industrial to the Transferor or the Transferor to the Trustee, and any Collections received on any Receivables originated during the continuance of such Event of Termination, (i) shall not belong to the Trustee or any Investor Certificateholder, (ii) if received by the Trustee or any account which it controls shall be held in trust for the Originator or other party entitled thereto, and (iii) shall be paid to the Originator or other party entitled thereto as soon as is practicable.


                     [END OF ARTICLE IV]

                                   ARTICLE V

                          DISTRIBUTIONS AND REPORTS TO
                               CERTIFICATEHOLDERS

          Section 5.1 Distributions. On each Payment Date, the Paying Agent shall distribute (in accordance with the Determina-tion Date Statement delivered by the Master Servicer to the Trustee on the preceding Determination Date pursuant to Section 3.4(c)) to each Investor Certificateholder of record of any Series on the preceding Record Date (other than as provided in Section 12.3(b) hereof respectying a final distribution) such Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Investor Certificates of such Series held by such Certificateholder) of amounts on deposit in the Collection Account as are payable to the Investor Certifi-cateholders of such Series pursuant to Sections 4.4 and 4.5. Such distribution shall be made by check mailed to each Certifi-cateholder or, if so stated in any Supplement, by wire transfer to each Certificateholder so qualified as stated therein, except that if all Investor Certificates are registered in the name of CEDE & Co., the nominee registrar for The Depository Trust Company, such distribution to Investor Certificateholders shall be made in immediately available funds to The Depository Trust Company. All payments on account of principal and interest to Certificateholders shall be made from amounts on deposit in the Collection Account.

          Section 5.2  Monthly Investor Certificateholders'
Statement; Annual Tax Statement.

               (a) Not later than one Business Day after each Payment Date, the Trustee shall deliver to each Investor
Certificateholder a copy of the Determination Date Statement and Principal Payment Statement delivered by the Master Servicer to the Trustee pursuant to Section 3.4(c) and (d).

               (b) Annual Certificateholders' Tax Statement. On or before the date required by law, beginning with calendar year 1995, the Paying Agent, on behalf of the Trustee and the Trans-feror shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Certifi-cateholder, a statement prepared by the Master Servicer contain-ing the information contained in each Determination Date Statement, aggregated for such calendar year, together with such other information as is required to be provided by an issuer of indebtedness under the Code for such calendar year, together with such other customary information as the Master Servicer deems necessary or desirable to enable the Certificateholders to pre-pare their tax returns. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that sub-stantially comparable information shall be provided by the Paying Agent pursuant to this Agreement or to any requirements of the Code as from time to time in effect.


                               [END OF ARTICLE V]

                                   ARTICLE VI

                                THE CERTIFICATES

          Section 6.1 The Certificates. The Investor Certifi-cates of each Series shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Transferor Certificate shall be substantially in the form of Exhibit A hereto. The Transferor Certificate and any Investor Certificates shall, upon issuance pursuant to this Article VI be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Section 6.2. Inves-tor Certificates shall be issued in the minimum denominations indicated in the related Supplement. The Transferor Certificate shall initially be issued to the Transferor. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by any of its Chairman of the Board, its Vice Chairman of the Board, its President or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such indivi-dual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or any applicable Supplement, or be valid for any purpose, unless there appears on such Certif-icate a certificate of authentication substantially in the form provided for in a form of Certificate attached as an exhibit to the applicable Supplement or in the form provided for in Section
6.8 executed by or on behalf of the Trustee by the manual or facsimile signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          Section 6.2  Authentication of Certificates.
Contemporaneously with the assignment and transfer of the Receivables to the Trustee on a Closing Date, the Trustee shall authenticate and deliver the Transferor Certificate to the Transferor and, upon the execution of any Supplement and the satisfaction of the conditions provided in Section 6.9, shall authenticate and deliver the Series of Investor Certificates to be issued thereunder as provided in Section 6.9. The Certifi-cates of each Series shall be duly authenticated by or on behalf of the Trustee as provided for herein and in the applicable Supplement, in authorized denominations equal to (in the aggre-gate) the Initial Invested Amount of such Series specified in such Supplement. As provided in any Supplement, Investor

Certificates of any Series may be issued and sold pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption therefrom. In such former case, such Series of Certificates may be delivered in book-entry form as provided in Sections 6.11 and 6.12 and, in the latter case, may not be so delivered. Further, if any such Series is sold pursu-ant to an exemption from registration under the Securities Act pursuant to Section 4(2) of the Securities Act or its substantial equivalent (the "Private Placement Exemption") as stated in the applicable Supplement, the Certificates of such Series may only be transferred as provided in Section 6.3(e).

          Section 6.3  Registration of Transfer and Exchange of
Certificates.

               (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and regis-trar (which may be the Trustee) (the "Transfer Agent and Registrar") in accordance with the provisions of subsection 6.3(d) a register (the "Certificate Register") in which, subject to such regulations as it may reasonably prescribe, the Transfer Agent and Registrar shall provide for the registration of each Series of the Investor Certificates and the Transferor Certifi-cate and of transfers and exchanges of such Certificates as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purpose of registering each Series of Investor Certificates and the Transferor Certificate and of registering transfers and exchanges of the Investor Certificates and the Transferor Certificate as herein provided. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Transferor and the Master Servicer; provided, however, that such resignation shall not be effective and the Trustee shall continue to perform its duties as Transfer Agent and Registrar until the Master Servicer has appointed a successor Transfer Agent and Registrar acceptable to the Transferor. The Trustee shall initially register the Transferor Certificate in the name of the Transferor.

          Upon surrender for registration of transfer of any Investor Certificate of a Series at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Transferor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates of such Series in author-ized denominations of like aggregate Undivided Interests; provided, however, that any Investor Certificate of any Series transferred pursuant to the Private Placement Exemption shall satisfy the conditions provided in Section 6.3(e) prior to registration of such transfer.

          At the option of an Investor Certificateholder, Investor Certificates of a Series may be exchanged for other Investor Certificates of such Series of authorized denominations of like aggregate Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. Whenever any Investor Certificates are so surrendered for ex-change, the Transferor shall execute, and the Trustee shall authenticate and deliver, the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certifi-cates.

          All Investor Certificates surrendered for registration of transfer or exchange shall be cancelled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee.

          It is intended that the registration of Certificates which is described in this Section 6.3(a) comply with the regis-tration requirements contained in Section 163 of the Code.

               (b) Except as provided in Sections 6.9 and 7.2 hereof, neither the Transferor Certificate nor any interest represented thereby shall be sold, transferred, assigned, exchanged, participated, pledged or otherwise conveyed unless (A) such sale, transfer, assignment, exchange, participation, pledge or conveyance would not reduce the Transferor Amount below the Minimum Transferor Amount, (B) the Trustee shall have received
(i) an Opinion of Counsel addressed to the Trustee to the effect that such sale, transfer, assignment, exchange, participation, pledge or conveyance will not adversely affect the status of any Series of Investor Certificates as debt for Federal and applica-ble state income tax purposes, (ii) the written consent of Investor Certificateholders having Undivided Interests aggregat-ing more than 50% of the Aggregate Invested Amount and (iii) an agreement by the buyer, transferee, assignee, counterparty to exchange, participant, pledgee or recipient of conveyance that, prior to the date which is one year and one day after the payment in full of all Invested Amounts, it will not institute against or join any other Person in instituting against the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquida-tion proceedings or other similar proceeding under the laws of the United States or any state of the United States and (C) the Rating Agencies shall have received notice of such sale, trans-fer, assignment, exchange, participation, pledge or conveyance.

               (c)  [Reserved]

               (d) The Transfer Agent and Registrar will main-tain at its expense in Chicago, Illinois or such other location as may be specified in any Supplement, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange.

               (e) Until such time as the Trustee shall receive an Officer's Certificate of the Transferor certifying that a Series of Investor Certificates has been registered under the Securities Act and qualified under all applicable state securi-ties laws, neither the Trustee nor the Transfer Agent and Regis-trar shall register a transfer of any Investor Certificates of such Series or any interest therein unless such transfer is to be made in a transaction that does not require such registration or qualification. Until such time as such Series of Investor Cer-tificates shall be registered pursuant to a registration state-ment filed under the Securities Act, such Series of Investor Certificates shall bear a legend to the effect set forth in the preceding sentence. In the event that registration of a transfer is to be made in reliance upon Rule 144A under the Securities Act ("Rule 144A"), the Trustee shall require, in order to assure compliance with Rule 144A, that the transferor deliver a notice of certification substantially in the form of Exhibit I hereto to the Trustee which notice shall specify, inter alia, that the transferor reasonably believes that the transferee is a "qualified institutional buyer" as defined in Rule 144A. If registration of the transfer of any Investor Certificate is in reliance upon an exemption to the Securities Act other than Rule 144A, the Trustee shall require, in order to assure compliance with the Securities Act, that the transferee deliver a certifica-tion (in substantially the form of Exhibit J hereto) that such transferee is an institutional "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act and that such transfer may be made pursuant to an exemption from the Securities Act and applicable state securi-ties laws and as to certain other matters. Such certification shall be delivered to the Trustee and the Transferor prior to or contemporaneously with any such transfer. Neither the Transferor nor the Trustee shall be obligated to register any Series of Investor Certificates under any state securities laws or under the Securities Act or to take any other action not otherwise required under this Agreement to permit the transfer of such Series without registration.

          Notwithstanding anything to the contrary contained herein, in no event shall an Investor Certificate of any Series which is not sold pursuant to an effective registration statement under the Securities Act and intended to be sold to more than 100 Persons, as evidenced by disclosure in the disclosure document with respect thereto or any interest therein, be transferred to an employee benefit plan, trust or account subject to ERISA, or described in Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of an investment in the entity by such a plan, trust or account. Each Holder of an Investor Certificate of any such Series, by its acceptance thereof, represents and warrants that it is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is sub-ject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) an entity whose under-lying assets include plan assets by reason of a plan's investment in the entity. The Transfer Agent and Registrar shall not be responsible for confirming or otherwise investigating whether a proposed transferee is an employee benefit plan, trust or account subject to ERISA, or described in Section 4975(e)(1) of the Code, and may conclusively rely upon the foregoing representation and warranty.

          Section 6.4 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruc-tion, loss or theft of any such Certificate and (b) there is delivered to the Transfer Agent and Registrar, the Trustee and the Transferor such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certifi-cate, a new Certificate of like tenor and aggregate Undivided Interest, if applicable; provided, however, that any written statement of indemnity provided by the related Investor Certificateholder shall meet the requirements of this Section
6.4. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other expenses connected therewith. Any duplicate Certificate issued pursuant to this
Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust Assets, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 6.5 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.1 and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the Holders of the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Transferor, the Master Servicer or any affiliate (as defined in Rule 405 under the Securities Act) thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be pro-tected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as out-standing if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Transferor, the Master Servicer or an affiliate (as defined above) thereof.

          Section 6.6 Appointment of Paying Agent. The Paying Agent shall have a long-term debt rating of at least "BBB" or the equivalent by each applicable Rating Agency, and if not so rated, each applicable Rating Agency shall confirm in writing that the lack of such rating will not result in such Rating Agency reducing or withdrawing its respective rating on any outstanding Series, and, in any case, shall be a depositary institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia. The Paying Agent shall make distributions to Certificateholders from the Collection Account, any Principal Funding Account and any Excess Funding Account pursuant to Section 5.1. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account, any Principal Funding Account and any Excess Funding Account for the purpose of making distributions referred to above. The Trustee may revoke such power and remove any Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the

Trustee, the Master Servicer and the Transferor; provided, however, that such resignation shall not be effective and the Paying Agent shall continue to perform its duties until the Trustee has appointed, and such appointment has been accepted by, a successor Paying Agent. The Trustee shall cause the resigning Paying Agent and each successor Paying Agent to execute and deliver to the Trustee an instrument in which such resigning or successor Paying Agent shall agree with the Trustee that, as Paying Agent, such resigning or successor Paying Agent will hold all sums, if any, held by it for payment to the Certificate-holders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certifi-cateholders. The Paying Agent shall return all unclaimed funds relating to this Agreement to the Trustee and upon removal shall also return all funds relating to this Agreement in its posses-sion to the Trustee. The provisions of Sections 11.1, 11.2 and
11.3 shall apply to the Trustee in its role as Paying Agent.

          Section 6.7 Access to List of Certificateholders' Names and Addresses. The Trustee shall furnish any Investor Certificateholder with a written list of the names and addresses of the Investor Certificateholders appearing on the Certificate Register without any charge or fee and within five Business Days of receipt of such Investor Certificateholder's request therefor.

          Section 6.8  Authenticating Agent.

               (a) The Trustee may appoint one or more authen-ticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registra-tion of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentica-tion of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor.

               (b) Any institution succeeding to all or substan-tially all of the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

               (c)  An authenticating agent may at any time
resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiv-ing such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

               (d) The Master Servicer agrees to pay, on behalf of the Trust, to each authenticating agent from time to time reasonable compensation for its services under this Section 6.8.

               (e)  The provisions of Sections 11.1, 11.2 and
11.3 shall be applicable to any authenticating agent.

               (f)  Pursuant to an appointment made under this
Section 6.8, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

          This is one of the Certificates described in the Pooling and Servicing Agreement.


                              ________________, as Trustee

                              by



                              ______________________________,
                              as Authenticating Agent
                              for the Trustee

                              by



                              ______________________________
                              Authorized Officer

          Section 6.9  Delivery of Additional Series of Investor
Certificates.

               (a) Upon delivery to the Trustee of an Officer's Certificate of the Transferor (a) requesting the authentication of a new Series of Investor Certificates and (b) stating the date upon which such Series is to be issued (such date, the "Issuance Date" and such notice, the "Issuance Notice") and certifying the satisfaction of the conditions stated in this Section and Section 6.1, the Trustee shall, subject to Section 6.9(b), authenticate pursuant to Section 6.2 and deliver to or upon the order of the Transferor on such Issuance Date such new Series of Investor Certificates; provided, however, that each Rating Agency shall have confirmed in writing that the issuance of such new Series of Investor Certificates, other than the Series 1994-2 Certificates (if the Series 1994-2 Certificates are issued within ninety days of the Initial Closing Date), will not result in such Rating Agency reducing or withdrawing its original rating on any outstanding Series or class of Certificates. Any such Series of Investor Certificates shall be substantially in the form of the exhibit attached to the applicable Supplement and shall bear, upon its face, the designation for such Series to which it belongs so selected by the Transferor and set forth in the related Supplement. Unless otherwise specified in the related Supplement, the Investor Certificates of any Series shall be issued in definitive physical form (and not as Book-Entry Certificates). All Investor Certificates of any Series shall be identical in all respects except for the denominations thereof and shall be equally and ratably entitled among themselves as provided herein to the benefits of this Agreement and any Supplement thereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and such Supplement. No new Series of Investor Certificates issued pursuant to the provisions of this Section shall adversely affect the method of allocating Imputed Yield Collections or Principal Collections of any other Series of Certificates for any period over which such Series shall be outstanding.

               (b)  On the Issuance Date, the Trustee shall
authenticate and deliver any such new Series upon delivery to it of the following: (i) a Supplement in form reasonably satisfac-tory to the Trustee executed by the Transferor, the Trustee and the Master Servicer and specifying the items provided in Section 6.9(c) (the "Principal Terms"), (ii) an Opinion of Counsel to the effect that (x) the newly issued Series will be treated as debt for Federal and applicable state income tax purposes under exist-ing law and will not adversely affect the status of any Series of Investor Certificates as debt for Federal and applicable state income tax purposes, and (y) will not cause the Trust to be taxable as a corporation or as a separate entity under Federal or applicable state tax laws, (iii) except with respect to the ini-tial Series and the Series 1994-2, issued pursuant to the initial Supplement and the Series 1994-2 Supplement, written confirmation from each Rating Agency that the issuance of such new Series will not result in the Rating Agency's reducing or withdrawing its original rating on any then outstanding Series or class of Cer-tificates rated by it, and (iv) such other closing documents, certificates and Opinions of Counsel as may be required by the applicable Supplement. Notwithstanding the foregoing, the Trustee shall not authenticate and deliver any new Series here-under unless it also receives on or prior to the Issuance Date, an Officer's Certificate of the Transferor stating: (a) the size of the Transferor Amount prior to such issuance, (b) the Initial Invested Amount of the new Series, which, except with respect to the initial Series issued pursuant to the initial Supplement, shall be less than the amount given in clause (a), and (c) the size of the Transferor Amount and the Minimum Transferor Amount after giving effect to such issuance.

               (c) The Principal Terms of any Series shall con-sist of: (i) with respect to any Series, the name or designation of the Series, (ii) the Initial Invested Amount thereof, (iii) the Certificate Rate of such Series (or the formula for the determination thereof, which may provide that such rate is a floating rate) in the case of the issuance of a Series of Inves-tor Certificates, (iv) the method of allocating Collections with respect to Receivables for such Series, (v) the Series Termination Date, (vi) the Repurchase Terms, if any, and (vii) the scheduled Amortization Period Commencement Date.

               (d) Any Supplement relating to an additional Series may define or make provision with respect to the Series to be issued pursuant thereto for: (i) the establishment of one or more accounts held at an Eligible Institution for holding Collections on the Receivables as specified in the Supplement or for other purposes specified therein, (ii) the deposit of funds into any such accounts, (iii) the use of a guaranteed investment contract, surety bond, interest rate protection, swap or other similar agreement with respect to the Series, (iv) any evergreen or other extension feature with respect to the Series, (v) any amendments or modifications of any Events of Termination relating to such Series, and (vi) such other provisions which the Transferor may, in its sole discretion, wish to incorporate which do not affect or alter the provisions of this Agreement, or any Supplement, applicable to any other then outstanding Series or class of Certificates and which shall be acceptable to the Trustee insofar as they affect the rights, duties and obligations of the Trustee hereunder or under any such Supplement.

          Section 6.10  [Reserved]

          Section 6.11 Book-Entry Certificates. If provided in any Supplement, the Investor Certificates of any Series, upon original issuance, will be issued in the form of one or more typewritten Certificates representing the Book-Entry Certifi-cates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Transferor.
The Investor Certificates of such Series shall initially be registered on the Certificate Register in the name of CEDE & Co., the nominee of The Depository Trust Company, which shall be the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in
Section 6.13. Unless and until definitive, fully registered Investor Certificates (the "Definitive Certificates") have been issued to Certificate Owners in respect of a particular Series pursuant to Section 6.13:

                    (i) the Transferor, the Master Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates) as the authorized representatives of such Certificate Owners;

                   (ii)  to the extent that the provisions of
     this Section 6.11 conflict with any other provisions of this Agreement, the provisions of this Section 6.11 shall control; and

                  (iii)  the rights of such Certificate Owners
     shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. The Trustee shall be authorized to enter into a depositary agreement with the Transferor and the initial Clearing Agency in connection with the delivery of Certificates to such Clearing Agency (a "Letter of Representations"), which Letter of Representations shall be the governing document with respect to any agreement with such Clearing Agency, unless and until Definitive Certifi-cates are issued pursuant to Section 6.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit dis-tributions of principal and interest on the Investor Certif-icates to such Clearing Agency Participants.

          Section 6.12 Notices to Clearing Agency. Whenever notice or other communication to the Investor Certificateholders of any Series delivered as provided in Section 6.11 is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.13, the Trustee, the Master Servicer and the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates of such Series to the Clearing Agency.

          Section 6.13 Definitive Certificates. If (i)(A) the Transferor advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under any Letter of Representations, and (B) the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that, with respect to any Series, it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of a Master Servicer Default representing Undivided Interests aggregating not less than 50% of the Invested Amount of such Series advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of such Series, the Trustee shall notify the Clearing Agency of the occurrence of any such event and of the availability of Definitive Certificates of such Series to Certificate Owners of such Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the Clearing Agency, accompanied by registra-tion instructions from such Clearing Agency for registration, the Trustee shall authenticate and deliver Definitive Certificates of such Series to the applicable Investor Certificateholders named in such registration instructions. Neither the Transferor, the Transfer Agent and Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of any Series, all references herein to obligations with respect to such Series imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.


                              [END OF ARTICLE VI]

                                  ARTICLE VII

                             OTHER MATTERS RELATING
                               TO THE TRANSFEROR

          Section 7.1 Liability of the Transferor. The Trans-feror shall be liable for each obligation, covenant, representa-tion and warranty of the Transferor arising under or related to this Agreement or any Supplement and shall be liable only to such extent.

          Section 7.2 Merger or Consolidation of, or Assumption of the Obligations of, the Transferor.

               (a) The Transferor shall not consolidate with or merge into any other corporation or convey or transfer its prop-erties and assets substantially as an entirety to any Person unless:

                    (i)  the corporation formed by such consoli-
     dation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any state or the District of Columbia, and, if the Trans-feror is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Trans-feror in this Agreement, any Supplement, the Contribution and Sale Agreement and such entity's articles or certificate of incorporation shall limit its business activities to activities substantially similar to the business activities of the Transferor; and the Transferor shall have delivered to the Trustee an Officer's Certificate of the Transferor and an Opinion of Counsel, each stating that such consolida-tion, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.2 and that all condi-tions precedent herein provided for relating to such trans-action have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is the legal, valid and binding obligation of the parties (other than the Trustee) thereto;

                   (ii)  each Rating Agency shall have confirmed
     in writing that the rating of any outstanding Series by such Rating Agency will not be reduced or withdrawn; and

                    (iii)  The Holders of Investor Certificates
     representing not less than 51% of the aggregate of the Invested Amount of all Series shall have consented thereto in writing.

               (b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except in each case in accordance with the provisions of Section 7.2(a).

          Section 7.3 Limitation on Liability of the Transferor. Subject to Sections 7.1 and 7.4 with respect to the Transferor, and except as specifically provided herein or in any Supplement, neither the Transferor nor any of the directors or officers or employees or (subject to the proviso in the last sentence of Section 2.4(c) above) Affiliates or agents of the Transferor shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for taking any action or for refraining from taking any action pursuant to this Agreement (including any Supplement) whether arising from express or im-plied duties under this Agreement (including any Supplement) or otherwise; provided, however, that this provision shall not protect the Transferor or any such Person against any liability which would otherwise be imposed by reason of willful misfea-sance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director or officer or em-ployee or Affiliate or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising here-under. Each of the Trustee and the Master Servicer agrees that the obligations of the Transferor to the Trustee, the Master Servicer, the Certificateholders and the Trust hereunder, includ-ing without limitation the obligation of the Transferor in respect of indemnities pursuant to Section 7.4 hereof, shall (subject to the proviso in the last sentence of Section 2.4(c) above) be payable from the Trust Assets (and, solely with respect to the payment of interest and repayment of principal under the Certificates, solely from the Trust Assets) in accordance with the provisions of this Agreement and any Supplement or such other assets of the Transferor as may be available; provided that such obligations (other than in respect of principal and interest on the Certificates) shall be suspended at any time solely to the extent that, and for so long as, the Transferor's assets are insufficient to pay in full such obligations; and provided, further, that such obligations (other than in respect of princi-pal and interest on the Certificates) are fully subordinated to the Transferor's obligations with respect to the payment of in-terest and principal under the Certificates, and the security interest of the Trustee in the Trust Assets with respect to such





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
interest and principal obligations. The provisions of this Section shall survive termination of this Agreement and termina-tion of the Trust.

          Section 7.4 Liabilities. By entering into this Agreement, the Transferor as holder of the Transferor Certifi-cate, which may not be transferred except as provided in Section 6.3(b), Section 6.9 or Section 7.2, agrees to pay, indemnify and hold harmless (a) each Investor Certificateholder, in accordance with the provisions of this Agreement and any Supplement or from such other assets of the Transferor as may be available, (and, solely with respect to the payment of interest and the repayment of principal under the Certificates, solely from the Trust Assets) and (b) any other injured party against and from any and all losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the Investor Certificates of any Series as a result of defaults or other losses (including, without limitation, Investor Charge-Offs with respect to the Receivables) suffered by such Certificateholders or other party arising out of or based on the arrangements created by this Agreement or any Supplement as though this Agreement and each Supplement created a partnership among the Transferor and the Certificateholders under the Uniform Partnership Act in effect in the State of Illinois in which the Transferor is a general part-ner, except to the extent that such losses, claims, damages or liabilities arise from any action by such Investor Certificate-holder causing such losses, claims, damages or liabilities; provided, however, that such obligations under this Section 7.4 other than in respect of principal and interest on the Certifi-cates are fully subordinated to the Transferor's obligations with respect to the payment of interest and principal under the Cer-tificates and to the security interest of the Trustee in the Trust Assets with respect to such interest and principal obliga-tions, and provided, further, that the obligations under this
Section 7.4 shall be payable only from the assets of the Trans-feror at the time such liability is asserted and at any time thereafter and not from the assets of any director, officer, employee, agent or Affiliate of the Transferor.


                      [END OF ARTICLE VII]

                                  ARTICLE VIII

                             OTHER MATTERS RELATING
                             TO THE MASTER SERVICER

          Section 8.1  Liability of the Master Servicer.  The
Master Servicer shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Master
Servicer in its capacity as Master Servicer.

          Section 8.2 Merger or Consolidation of, or Assumption of the Obligations of, Eagle Industrial as Master Servicer.
Eagle Industrial, for so long as it is the Master Servicer, shall not consolidate with or merge into any other corporation or con-vey or transfer its properties and assets substantially as an entirety to any Person, unless:

                    (i)  the corporation formed by such consoli-
     dation or into which Eagle Industrial is merged or the Person which acquires by conveyance or transfer the proper-ties and assets of Eagle Industrial substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if Eagle Industrial is not the surviving entity, such corporation shall qualify as an Eligible Master Servicer and shall expressly assume, by an agreement supplemental hereto executed and delivered to the Trustee in a form satisfactory to the Trustee, the perfor-mance of every covenant and obligation of Eagle Industrial as Master Servicer in this Agreement, any Supplement, the Sale and Servicing Agreement and the Contribution and Sale Agreement;

                   (ii) Eagle Industrial has delivered notice of such consolidation, merger, transfer or conveyance to the Rating Agencies and received written confirmation from each Rating Agency that such action will not result in the with-drawal or downgrade of the original rating of any outstand-ing Series; and

                  (iii) the Master Servicer has delivered to the Trustee (A) an Officer's Certificate of the Master Servicer stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this
     Section 8.2 and that all conditions precedent herein pro-vided for relating to such transaction have been complied with and (B) an Opinion of Counsel stating that such supple-mental agreement is the legal, valid and binding obligations of the parties (other than the Trustee) thereto.

          Section 8.3 Limitation on Liability of the Master Servicer and Others. Subject to Section 8.4 with respect to the Master Servicer, except as otherwise specifically provided herein or in any Supplement, neither the Master Servicer nor any of the directors or officers or employees or Affiliates or agents of the Master Servicer shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for taking any action or for refraining from taking any action pursuant to this Agreement (including any Supplement), whether arising from express or implied duties under this Agreement (including any Supplement) or otherwise; provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Master Servicer and any director or officer or employee or Affiliate or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement or any Supplement which in its reasonable opinion may involve it in any expense or
liability.   The provisions of this Section shall survive termi-
nation of this Agreement and termination of the Trust.

          Section 8.4 Master Servicer Indemnification of the Trust and the Trustee. The Master Servicer shall indemnify and hold harmless the Trustee (and each of its directors, officers, employees and agents) and the Trust, individually and for the benefit of the Certificateholders, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions aris-ing out of activities of the Trustee or the Trust pursuant to this Agreement or any Supplement, including those arising from acts or omissions of the Master Servicer pursuant to this Agree-ment or any Supplement, or otherwise arising out of this Agreement or any Supplement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Master Servicer shall not indemnify the Trustee or the Trust, individually or for the benefit of the Certificateholders, if such acts, omissions or alleged acts or omissions constitute or result from fraud, negligence, breach of fiduciary duty or willful misconduct by the Trustee; and provided, further, that the Master Servicer shall not indemnify the Trustee or the Trust, individually or for the benefit of the Certificateholders with respect to (x) any losses, liabilities, expenses, damages or injuries of the Trust with respect to any action taken by the Trustee at the request of any Certificate-holder of any Series, (y) any Federal, state or local taxes (or any interest or penalties or additions with respect thereto), or
(z) any losses, liabilities, expenses, damages or injuries in-curred by any Investor Certificateholder as a result of defaults or other losses (including, without limitation, Investor Charge-
Offs) with respect to the Receivables arising out of or based on the arrangement created by this Agreement or any Supplement. Subject to Sections 7.1 and 10.2(b), any indemnification pursuant to this Section shall only be from the assets of the Master Servicer. The provisions of such indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section shall survive the resig-nation or removal of the Master Servicer or the Trustee and the termination of this Agreement or the Trust. The Master Servicer shall indemnify, defend and hold harmless the Trustee (and each of its directors, officers, employees and agents) from and against all costs, losses, injuries, damages and liabilities (including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threat-ened action, proceeding or claim) arising out of or incurred in connection with the acceptance or performance of their respective duties contained in this Agreement, except to the extent that such cost, loss, injury, damage or liability: (a) is due to the willful misconduct, breach of fiduciary duties, acts or omissions which constitute constructive fraud, or negligence of the Person indemnified, (b) arises from the Trustee's breach of any of its representations and warranties set forth in Section 11.15 of this Agreement, (c) shall arise out of or be incurred in connection with the performance by the Trustee of the duties of the Succes-sor Master Servicer hereunder or (d) relates to Federal, state or local taxes of the Trustee with respect to fees paid or expenses reimbursed to the Trustee in connection with the acceptance and performance of its dates contained in this Agreement.

          Section 8.5 The Master Servicer Not to Resign. The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon its determination (and notifica-tion to the Trustee) that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Master Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel (which Opinion of Counsel may not be provided by in-house counsel to the Master Servicer) to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a

Successor Master Servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section
10.2 hereof; provided, that if within one hundred twenty (120) days of the date that the Master Servicer notifies the Trustee of its determination described in the first sentence of this Section
8.5 and delivers to the Trustee the Opinion of Counsel referred to above the Trustee does not receive any bids from Eligible Master Servicers in accordance with Section 10.2(c) to act as Successor Master Servicer, then the Trustee shall automatically be appointed Successor Master Servicer in accordance with Section
10.2 (but shall have the continued authority to appoint another Person as Successor Master Servicer).

          Section 8.6 Access to Certain Documentation and Information Regarding the Receivables. The Master Servicer shall provide to the Trustee and its representatives access to and copies of the documents, books, files, microfiche lists, computer records, disks or tapes and other information regarding the Receivables and the other Trust Assets where required in connec-tion with the Trustee's enforcement of the rights of the Certifi-cateholders, or required by applicable statutes or regulations, to review such documentation, such access and copies, if any, being afforded without charge but only (i) upon prior written request, (ii) during normal business hours and (iii) subject to the Master Servicer's normal security and confidentiality procedures.

          Section 8.7 Delegation of Duties. In the ordinary course of business, the Master Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit and Collection Policy and this Agreement or any Supplement; provided, however, with respect to any proposed delegation of a material function relating to the servicing of the Receivables to a Person other than a Designated Subsidiary, written notice shall be given to each Rating Agency and the Trustee of such delegation. Any delegation shall not relieve the Master Servicer of its liability and responsibility with respect to such duties and shall not constitute a resigna-tion within the meaning of Section 8.5 hereof.

          Section 8.8 Examination of Records. The Transferor and the Master Servicer shall, prior to the sale or transfer to a third party of any receivable, contract or invoice held in its custody, examine its computer and other records to determine that such receivable, contract or invoice is not part of the Trust Assets.

          Section 8.9 Successor Master Servicer Indemnification of Transferor. In the event of a Service Transfer, the Successor Master Servicer will indemnify and hold harmless the Transferor for any losses, claims, damages and liabilities of the Transferor arising from the fraud, gross negligence, breach of fiduciary duty or willful misconduct of such Successor Master Servicer.

          Section 8.10 Fidelity Bond and Errors and Omissions Insurance. The Master Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of the Servicer in any capacity with regard to the Trust Assets to handle funds, money, documents and papers relating to the Trust Assets. Any such fidelity bond and errors and omissions insur-ance shall protect and insure the Master Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omis-sions and negligent acts of such persons and shall be maintained in a form and amount that would meet the requirements of prudent institutional servicers. No provision of this Section 8.10 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. The Master Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond and errors and omissions policy coverage and, by the terms of such fidelity bond and errors and omission policy, the coverage afforded the there-under extends to the Master Servicer. The Master Servicer shall cause each and every Sub-Servicer for it to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements. Upon request of the Trustee, the Master Servicer shall cause to be delivered to the Trustee a certification evidencing coverage under such fidelity bond and insurance policy. Any such fidelity bond or insurance policy shall not be cancelled or modified in a materially adverse manner without ten days' prior written notice to the Trustee and the Rating Agencies.


                       [END OF ARTICLE VIII]

                             ARTICLE IX

                       EVENTS OF TERMINATION

          Section 9.1  Events of Termination with Respect to any
Series. If any one of the following events or an event specified in an applicable Supplement shall occur at such time as there shall be at least one outstanding Investor Certificate:

                    (i)  failure (A) on the part of the Trans-
     feror or the Master Servicer to make (i) any payment or deposit of principal or interest required by the terms of the Agreement on or before three Business Days after the date such payment or deposit is required to be made or (ii) any other payment or deposit required by the Agreement on or before five Business Days after the date such other payment or deposit is required to be made, or (B) on the part of the Transferor to duly observe or perform in any material respect the covenant of the Transferor to preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and to qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to pre-serve and maintain such existence would, if not remedied, materially adversely affect the interests of the Certifi-cateholders in the Receivables, or the ability of the Trans-feror or the Master Servicer to perform its obligations under this Agreement, if such failure is not remedied within five days of receipt of notice of such failure by the Trustee or the Transferor; (C) on the part of the Transferor to duly observe or perform in any material respect any other covenants or agreements of the Transferor set forth in this Agreement or any Supplement; or (D) on the part of the Master Servicer to deliver the Daily Report required on any Business Day pursuant to this Agreement or any Determination Date Statement required pursuant to this Agreement; which failure with respect to clauses (B), (C) and (D) continues unremedied for five Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor or the Master Servicer by the Trustee, or to the Transferor and the Trustee by the Holders of Investor Certificates evidencing undivided interests aggregating not less than 51% of the Invested Amount of the applicable Series; provided, however, that with respect to clause (C) above, the Transferor shall have 30 days after the date of receipt of notice to cure any such failure;

                    (ii)  any representation or warranty made by
     the Transferor in this Agreement or any Supplement, or any information contained in a computer file, microfiche list or hard copy list required to be delivered by the Transferor pursuant to this Agreement shall prove to have been incor-rect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor by the Trustee after receipt of notice from Certificateholders evidencing Undivided Interests aggregat-ing not less than 51% of the Invested Amount of the related Series and as a result of which the interests of the Certificateholders are materially and adversely affected;

                    (iii)  Eagle Industrial or the Transferor
     voluntarily seeks, consents to or acquiesces in the benefit or benefits of any Debtor Relief Law or becomes a party to (or is made the subject of) any proceeding provided for by any Debtor Relief Law, other than as creditor or claimant, and in the event such proceeding is involuntary, the peti-tion instituting same is not dismissed within 60 days of its filing; or Eagle Industrial or the Transferor admits its inability to pay its debts when due; or the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement, or Eagle Industrial shall become unable for any reason to sell Receivables to the Transferor in accordance with the provi-sions of the Contribution and Sale Agreement;

                    (iv)  the Trust becomes an "investment
     company" within the meaning of the Investment Company Act of 1940, as amended;

                    (v)  the Trustee has not accepted a bid from
     an Eligible Master Servicer to service the Receivables within 60 days after any Master Servicer Default with respect to which a Termination Notice has been issued;

                    (vi)  the Transferor Amount, after giving
     effect to any amounts deposited in the Excess Funding
     Account pursuant to this Agreement for the purpose of increasing the Transferor Amount, shall be less than the Minimum Transferor Amount for ten consecutive Business Days;

                    (vii)  the A Rated Weighted Average Loss
     Reserve Ratio shall exceed 25% for ten consecutive Business
     Days;

                    (viii)  Eagle Industrial fails to own or
     otherwise fails to maintain voting control of the stock of Transferor.

then, (a) in the case of any event described in clause (C) or clause (D) of subparagraph (i) or in subparagraphs (ii) and (v) after any applicable grace period set forth in such subpara-graphs, either the Trustee, or the Investor Certificateholders evidencing undivided interests aggregating 66 2/3% or more of the Invested Amount of such series, by notice then given in writing to the Transferor and the Master Servicer (and to the Trustee if given by the Certificateholders) may declare that an Event of Termination has occurred (A) with respect to all Series of Certificates (in the case of notice given by the Trustee) or (B) such Series (in the case of notice given by Investor Certifi-cateholders) as of the date of such notice, or (b) in the case of any event described in clause (B) of subparagraph (i) or in subparagraphs (iii) or (iv) an Event of Termination with respect to all Series shall occur without any notice or other action on the part of the Trustee or any Certificateholder immediately upon the occurrence of such event or (c) in the case of any event described in clause (A) of subparagraph (i) or subparagraphs
(vi), (vii) and (viii), unless, within fifteen days of any such event (after any applicable grace period) Investor Certifi-cateholders evidencing Undivided Interests aggregating 51% or more of the Invested Amount by notice then given in writing to the Transferor, the Master Servicer and the Trustee, waive the occurrence of such event, an Event of Termination shall occur with respect to the Series without any notice or other action on the part of the Investor Certificateholders or the Trustee.

          In addition to the consequences of an Event of Termination discussed above, if the Transferor voluntarily files a bankruptcy petition or consents to the filing of such petition, and in the event that the resulting proceeding is involuntary, the petition instituting the same is not dismissed within 60 days of its filing, or the Transferor goes into liquidation or any Person is appointed a receiver or bankruptcy trustee of the Transferor, on the day of such event the Transferor will immedi-ately cease to transfer Receivables to the Trustee under this Agreement and will promptly give notice to the Trustee of such event.

                     Section 9.2  [Reserved]

          Section 9.3  Additional Rights Upon the Occurrence of
Certain Events.

               (a) If the Transferor (i) voluntarily or involun-tarily seeks, consents to or acquiesces in the benefit or bene-fits of any Debtor Relief Law or becomes a party to (or is made the subject of) any proceeding provided for by any Debtor Relief Law, other than as creditor or claimant, and in the event such proceeding is involuntary, the petition instituting the same is not dismissed within 90 days of its filing or (ii) goes into liquidation or any other Person shall be appointed as a bank-ruptcy trustee or receiver or conservator of the Transferor, then the Transferor shall on the day of such event (the "Appointment Date") immediately cease to transfer Receivables to the Trustee and shall promptly give notice to the Trustee of such event. Notwithstanding any cessation of the transfer to the Trustee of additional Receivables, Receivables transferred to the Trustee prior to the occurrence of such voluntary or involuntary event and Collections in respect of such Receivables whenever created, accrued in respect of such Receivables, shall continue to be a part of the Trust Assets. Within 15 days of the day on which a Responsible Officer of the Trustee first receives written notice of the occurrence of the Appointment Date, the Trustee shall (x) publish a notice in an Authorized Newspaper that (i) the Trans-feror has sought, consented to or acquiesced in the benefit of any Debtor Relief Law or has become a party to (or made the subject of) a proceeding as described in clause (i) of this
Section 9.3(a) or (ii) a bankruptcy trustee, receiver or conser-vator of the Transferor has been appointed or that a voluntary liquidation of the Transferor has occurred, and that the Trustee intends to sell, dispose of or otherwise liquidate the Receiva-bles on commercially reasonable terms and in a commercially reasonable manner and (y) send written notice to the Investor Certificateholders describing the provisions of this Section 9.3 and requesting instructions from such Holders. Unless within 60 days from the day written notice pursuant to clause (y) above is first sent, the Trustee shall have received written instructions of the Holders of Investor Certificates representing Undivided Interests aggregating more than 50% of the Invested Amount of each Series and in the case of a Series having more than one Class, more than 50% of the Invested Amount of each Class of such Series, to the effect that such Certificateholders disapprove of the liquidation of the Receivables and wish to continue receiving Receivables under the Trust as before such appointment, or unless the Trustee shall have received an Opinion of Counsel addressed to the Trustee to the effect that any such sale, disposition or liquidation is prohibited by law, the Trustee shall proceed to sell, dispose of, or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner, which shall include the solicitation of competitive bids.

The Trustee may obtain, and shall be fully protected in relying on, a prior determination from such bankruptcy trustee or re-ceiver or conservator that the terms and manner of any proposed sale, disposition or liquidation hereunder are commercially reasonable. The provisions of Sections 9.1 and 9.3 shall not be deemed to be mutually exclusive.

               (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to subsection (a) above, net of all reasonable expenses incurred by the Trustee in con-nection with such sale, liquidation or other disposition, which shall be paid to the Trustee from such proceeds, shall be treated as Collections of the Receivables and shall be allocated in accordance with the provisions of Section 4.3. On the day fol-lowing the Payment Date on which such proceeds are distributed to the Investor Certificateholders, the Trust shall terminate.

               (c)  Upon the occurrence of an event specified in
Section 9.3(a), if the Trustee has not sold, disposed of or otherwise liquidated the Receivables as provided therein within 120 days after the Appointment Date, the Trustee, upon the writ-ten instructions of all of the Holders of Investor Certificates of any Series shall sell, dispose of or otherwise liquidate Receivables on a best efforts basis, selected on a random basis from all Receivables in the Trust, in an amount equal to the product of the Aggregate Eligible Receivables and the aggregate percentage of Undivided Interests in the Trust Assets represented by all Series so instructing the Trustee; provided that such sale shall not result in the reduction or withdrawal of any rating assigned by the Rating Agency to any Series not so instructing the Trustee. The proceeds from such sale, disposition or liqui-dation, net of all reasonable expenses incurred by the Trustee in connection with such sale, disposition or liquidation, which shall be paid to the Trustee, shall be deposited in the Collec-tion Account by the Trustee and shall be treated as Collections of Receivables allocable to the Series so instructing the Trans-feror and shall be allocated in accordance with Section 4.3.
Upon distribution of such proceeds in accordance with Article IV, such Series shall be deemed paid in full and no further amounts shall be allocated to such Series.


                       [END OF ARTICLE IX]

                          ARTICLE X

                   MASTER SERVICER DEFAULTS

          Section 10.1 Master Servicer Defaults. If any one of the following events (a "Master Servicer Default") shall occur and be continuing:

               (a) failure by the Master Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit on the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement;

               (b) failure on the part of the Master Servicer duly to observe or perform any other covenants or agreements of the Master Servicer set forth in this Agreement or any Supplement that has a material adverse effect on the holder of the Trans-feror Certificate or the Certificates of any Series, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or by the holders of Investor Certificates of any Series evidencing Undivided Interests in the Trust Assets aggre-gating not less than 51% of the Invested Amount of any Series materially adversely affected thereby; or the Master Servicer shall assign its duties under this Agreement, except as permitted by Sections 8.2, 8.5 and 8.7;

               (c) any representation, warranty or certification made by the Master Servicer in this Agreement, any Supplement or in any certificate or report delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the holder of the Transferor Certificate or the Investor Certificates of any Series and which failure continues unremedied for a period of 30 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or by the holders of Investor Certifi-cates of any Series evidencing Undivided Interests in the Trust Assets aggregating not less than 51% of the Invested Amount of any Series materially adversely affected thereby; or

               (d) the Master Servicer shall voluntarily seek, consent to or acquiesce in the benefit or benefits of any Debtor Relief Law or, voluntarily or involuntarily, become a party to (or be made the subject of) any proceeding provided for under any Debtor Relief Law, other than as creditor or claimant, and in the event such proceeding is involuntary, the petition instituting same is not dismissed within 90 days of its filing;

then, in the event of any Master Servicer Default, so long as the Master Servicer Default shall not have been remedied, either (i) the Trustee or (ii) the holders of Investor Certificates evidenc-ing Undivided Interests aggregating more than 51% of the Invested Amount of any Series materially and adversely affected thereby, by notice then given in writing to the Master Servicer and the Transferor (with a copy thereof to each Rating Agency) and to the Trustee if given by a Person other than the Trustee (a "Termination Notice"), may terminate the rights and obligations of the Master Servicer as Master Servicer under this Agreement and in and to the Receivables and the proceeds thereof.

          After receipt by the Master Servicer of a Termination Notice, and on the date that a Successor Master Servicer shall have been appointed pursuant to Section 10.2, all authority and power of the Master Servicer under this Agreement and each Supplement shall pass to and be vested in a Successor Master Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Master Servicer to cooperate) to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, which grant of authority is irrevocable and coupled with an interest, all documents and other instruments upon the failure of the Master Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Master Servicer agrees to cooperate with the Trustee, the Transferor and such Successor Master Servicer in effecting the termination of the responsibilities and rights of the Master Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Master Servicer of all authority of the Master Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Master Servicer for deposit, or which have been deposited by the Master Servicer in the Collec-tion Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Master Servicer. The Master Servicer shall at its expense promptly transfer, to the extent it is permitted by applicable law to do so, its electronic records relating to the Receivables to the Successor Master Servicer in such electronic form as the Succes-sor Master Servicer may reasonably request and shall promptly transfer, to the extent it is permitted by applicable law to do so, to the Successor Master Servicer all other records, corre-spondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor

Master Servicer shall reasonably request and shall, to the extent not prohibited by licensing restrictions, provide access to or copies of computer software, including by means of sublicensing arrangements if applicable, to the extent necessary for the continued servicing of the Receivables; provided, however, that the Master Servicer shall not be required, to the extent it has an ownership interest in any electronic records, computer soft-ware or licenses, to transfer, assign, set-over or otherwise convey such ownership interest(s) to the Successor Master Servicer. The Master Servicer at its expense shall provide the Successor Master Servicer with access to any computer hardware in its possession for a reasonable time after the Master Servicer's termination to the extent necessary for the uninterrupted servic-ing of the Receivables. Notwithstanding the foregoing, the Master Servicer shall not be required to provide such access, whether with respect to computer hardware or software, if to provide such access would violate applicable contractual restric-tions (including pursuant to any licensing arrangements to which Eagle Industrial or any Designated Subsidiary is a party); provided, however, that Eagle Industrial shall use its reasonable best efforts in seeking consents or waivers necessary to permit the Successor Master Servicer to have such access. To the extent that compliance with this Section 10.1 shall require the Master Servicer to disclose to the Successor Master Servicer information of any kind which the Master Servicer reasonably deems to be confidential, the Successor Master Servicer shall be required to enter into such confidentiality agreements as the Master Servicer shall reasonably deem necessary to protect its interest.

          Notwithstanding the foregoing, a delay in or failure of performance under Section 10.1(a) shall not constitute a Master Servicer Default if such delay or failure was caused by an Act of God, the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, light-ning, fire, hurricanes, earthquakes, floods or similar causes and no funds have been remitted to Eagle Industrial or the Trans-feror. The preceding sentence shall not relieve the Master Servicer from using reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and each Supplement, and the Master Servicer shall provide the Trustee, the Rating Agencies, the Transferor and the Investor Certificateholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a descrip-tion of its efforts to so perform its obligations. The Master Servicer shall immediately notify the Trustee in writing of any Master Servicer Default. In connection with any Service Trans-fer, all reasonable costs and expenses (including attorneys' fees) incurred by the Trustee in connection with transferring the Receivables to the Successor Master Servicer and entering into a written assumption and agreement with the Successor Master

Servicer pursuant to this Section 10.1 and Section 10.2 shall be paid by the Master Servicer upon presentation of reasonable docu-mentation of such costs and expenses.

          Section 10.2  Trustee to Act; Appointment of Successor.

               (a)  On and after the receipt by the Master
Servicer of a Termination Notice pursuant to Section 10.1, the Master Servicer shall continue to perform all servicing functions under this Agreement and any Supplement until the date specified in the Termination Notice or, if no such date is specified in such Termination Notice, until a date specified by the Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Master Servicer as a successor servicer (the "Successor Master Servicer") and such Successor Master Servicer shall have obtained written confirma-tion from each Rating Agency that the then current rating on any outstanding Series will not be reduced or withdrawn as a result of such appointment and shall accept its appointment by a written assumption and agreement to perform all of the duties, obliga-tions and liabilities of the Master Servicer hereunder in a form acceptable to the Trustee. In the event that a Successor Master Servicer has not been appointed or has not accepted its appoint-ment at the time when the Master Servicer ceases to act as Master Servicer, or upon the occurrence of the events specified in
Section 8.5, the Trustee without further action shall automatic-ally be appointed the Successor Master Servicer. The Trustee may delegate any of its servicing obligations to an Affiliate or agent of the Master Servicer or the Trustee; provided, however, that any such delegation shall not relieve the Trustee as Successor Master Servicer of its liabilities and responsibilities with respect to its duties as Successor Master Servicer. Not-withstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint as Successor Master Servicer a Person that is an Eligible Master Servicer. The Trustee shall promptly give notice to each Rating Agency of the appointment of a Successor Master Servicer upon such appointment.

               (b) Upon its appointment, the Successor Master Servicer shall be the successor in all respects to the Master Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof, and all references in this Agreement and any Supplement to the Master Servicer shall be deemed to refer to the Successor Master Servicer except for the references in Sections 3.3(l), (m) and (o), 8.4 and 11.5 and the last sentence of Section 10.1 which shall continue to refer to Eagle Industrial.

               (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Master Servicers and shall be permitted to appoint any Eligible Master Servicer submitting such a bid as a Successor Master Servicer for servicing compensation not in excess of the Servic-ing Fee permitted for a Successor Master Servicer pursuant to
Section 3.2; provided, however, that Eagle Industrial shall be responsible for payment of all servicing compensation, if any, in excess of the Servicing Fee if Eagle Industrial shall have agreed in writing to pay such excess, and that no such monthly compen-sation paid out of Collections shall be in excess of the Servic-ing Fee permitted to a Successor Master Servicer pursuant to
Section 3.2.

               (d)  All authority and power granted to the
Successor Master Servicer under this Agreement shall automatic-ally cease and terminate upon termination of the Trust pursuant to Section 12.1, and shall pass to and be vested in the Trans-feror and, without limitation, the Transferor is hereby author-ized and empowered to execute and deliver, on behalf of the Successor Master Servicer, as attorney-in-fact or otherwise, which grant of authority is irrevocable and coupled with an interest, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Master Servicer shall agree to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Master Servicer to conduct servicing of the Receivables, including, without limitation, all authority over Collections then held by the Successor Master Servicer or which shall thereafter be received by the Successor Master Servicer. The Successor Master Servicer shall promptly transfer its electronic records relating to the Receivables to the Trans-feror in such electronic form as the Transferor may reasonably request and shall promptly transfer all other records, correspon-dence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Succes-sor Master Servicer to disclose to the Transferor information of any kind which the Successor Master Servicer deems to be confi-dential, the Transferor shall be required to enter into such licensing and confidentiality agreements as the Successor Master Servicer shall reasonably deem necessary to protect its interests.

          Section 10.3 Notification to Certificateholders. Upon the occurrence of any Master Servicer Default, the Master Servicer shall give prompt written notice thereof to the Trustee and, upon receipt of such written notice, the Trustee shall give notice to each Rating Agency and the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Master Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to the Investor Certificate-holders at their respective addresses appearing in the Certifi-cate Register.

          Section 10.4 Waiver of Past Defaults. The Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series materially adversely affected by any default by the Master Servicer or Transferor may, on behalf of all Certificateholders of such affected Series, waive any default by the Master Servicer or the Transferor in the performance of their obligations hereunder and its consequences, except a default in the failure to make any re-quired deposits or payments of interest or principal with respect to any Series of Certificates. Upon any such waiver of a past default, such default shall cease to exist, and any default aris-ing therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent there-on except to the extent expressly so waived.


                       [END OF ARTICLE X]

                          ARTICLE XI

                         THE TRUSTEE

          Section 11.1 Duties of Trustee. (a) If to the knowl-edge of a Responsible Officer of the Trustee a Master Servicer Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement or any Supplement, as the case may be, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such prudent person's own affairs.

               (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agree-ment or any Supplement, shall examine them to determine whether they substantially conform to the requirements of this Agreement or any Supplement. The Trustee shall give prompt written notice to the Certificateholders of any material lack of conformity of any such instrument to the applicable requirements of this Agree-ment or any Supplement discovered by the Trustee which would entitle a specified percentage of the Certificateholders to take any action pursuant to this Agreement or any Supplement.

               (c) Subject to Section 11.1(a), no provision of this Agreement or any Supplement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                    (i)  The Trustee shall not be personally
     liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                    (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with, unless otherwise specified herein, the direction of the Holders of Investor Certificates evidencing Undivided Interests in the Trust aggregating more than 50% of the Invested Amount of any Series relating to the time, method and place of con-ducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or any Supplement;

                  (iii)  The Trustee shall not be charged with
     knowledge of the occurrence of any Master Servicer Default or any Event of Termination, unless a Responsible Officer of the Trustee obtains actual knowledge of such occurrence or the Trustee receives written notice of such occurrence from the Master Servicer or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Invested Amount of any Series adversely affected thereby; and

                   (iv)  Prior to the occurrence of a Master
     Servicer Default of which a Responsible Officer has knowl-edge, and after the curing or waiver of such Master Servicer Defaults that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement and any Supplements, the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement and any Supplement, no implied covenants or obligations shall be read into this Agreement or any Supplement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may con-clusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and, if specifically required to be furnished pursuant to any pro-vision of this Agreement or any Supplement, conforming to the requirements of this Agreement or such Supplement.

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement or any Supplement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Master Servicer under this Agreement or any Supplement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement or any Supplement.

               (e) Except for actions expressly authorized by this Agreement or any Supplement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

               (f)  Except as specifically provided in this
Agreement or any Supplement, the Trustee shall have no power to vary the corpus of the Trust.

               (g) If, to the knowledge of a Responsible Officer of the Trustee, the Paying Agent or the Transfer Agent and Regis-trar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated as soon as possible after such Responsible Officer obtains knowledge thereof and receives appropriate records, if any, to perform such obliga-tion, duty or agreement in the manner so required.

               (h) If the Transferor, Eagle Industrial or any Designated Subsidiary has agreed to transfer any of its receiva-bles (other than the Receivables transferred to the Trust here-under) to another Person, upon the written request of the Trans-feror, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights of the Trust and such other Person in the Receivables and such other receivables; pro-vided that the Trustee shall not be required to enter into any intercreditor agreement which could reasonably be expected to adversely affect the interests of the Certificateholders or the Trustee and, upon the request of the Trustee, the Transferor, Eagle Industrial or such Designated Subsidiary will deliver at its expense an Opinion of Counsel in form and substance reason-ably satisfactory to the Trustee relating to such intercreditor agreement.

               (i) Except as specifically otherwise provided in this Agreement, any action, suit or proceeding brought in respect of one or more particular Series shall have no effect on the Trustee's rights, duties and obligations hereunder with respect to any one or more Series not the subject of such action, suit or proceeding.

          Section 11.2  Certain Matters Affecting the Trustee.
Except as otherwise provided in Section 11.1:

               (a) The Trustee may rely on and shall be pro-tected in acting on, or in refraining from acting in accordance with, any resolution, Officer's Certificate, certificate of audi-tors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement or any Supplement by the proper party or parties;

               (b) The Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authori-zation and protection in respect of any action reasonably taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agree-ment or any Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto or any Supplement, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement or any Supplement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Default (which has not been cured or waived) of which a Responsible Officer has knowledge, to exercise such of the rights and powers vested in it by this Agreement or any Supplement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such prudent person's own affairs;

               (d) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Supplement;

               (e) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or docu-ment, unless requested in writing so to do by the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series which could be adversely affected if the Trustee does not perform such acts; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the reasonable opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer (or, if Eagle Industrial is no longer the Master Servicer, by Eagle Industrial) or, if paid by the Trustee, shall be reimbursed by the Master Servicer (or if Eagle Indus-trial is no longer the Master Servicer, by Eagle Industrial) upon demand;

               (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

               (g) Except as may be required by Section 11.1(a) or Section 11.2(e) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables for the purpose of establish-ing the presence or absence of defects, the compliance by the Transferor or the Master Servicer with their representations and warranties or for any other purpose;

               (h) The right of the Trustee to perform any dis-cretionary act enumerated in this Agreement or any Supplement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

               (i)  Whenever in the administration of this
Agreement or any Supplement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may reasonably rely upon an Officer's Certificate.

          Section 11.3 Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certifi-cates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or, subject to the other provisions of this Article XI, deposited in the Collection Account or other accounts now or hereafter established to effectuate the transac-tions contemplated herein and in accordance with the terms hereof.

          The Trustee shall have no duty to conduct any affirma-tive investigation as to the occurrence of any condition requir-ing the repurchase of any Receivable by the Transferor or the Master Servicer pursuant to this Agreement or any Supplement or the eligibility of any Receivable for purposes of this Agreement or any Supplement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the per-fection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the Successor Master Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Supplement.

          Section 11.4 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates and may deal with the Designated Subsidiaries, Eagle Industrial, the Transferor, the Master Servicer and any of their respective Affiliates in banking and other transactions with the same rights as it would have if it were not the Trustee.

          Section 11.5 The Master Servicer to Pay Trustee's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trus-tee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder or under any Supplement of the Trustee, and, subject to Section 8.4, the Master Servicer will pay or reimburse the Trustee upon its re-quest for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Supplement (including the reasonable fees and expenses of its agents and counsel and all reasonable fees and expenses incurred in connection with the appointment of the Trustee or an Affiliate of the Trustee as Successor Master Servicer) except any such expense, disbursement or advance as may arise from its negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Master Servicer pursuant to Section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Master Servicer, which shall be paid out of the Servicing Fee. The provisions of this Section and Sections
8.4 and 8.9 shall survive the termination of this Agreement, the termination of the Trust and the resignation or removal of the Trustee.

          Section 11.6  Eligibility Requirements for Trustee.
The Trustee hereunder shall (i) at all times be a bank organized and doing business under the laws of the United States or any state thereof, including the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or state authority, and
(ii) except for the initial Trustee, either be an Eligible Master Servicer or have an Affiliate which is an Eligible Master Servicer. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 11.6, the combined capital and surplus of such corpora-tion shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

          Section 11.7  Resignation or Removal of Trustee.

               (a) The Holders of Investor Certificates evidenc-ing in the aggregate 51% of the Aggregate Invested Amount may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of such instruments shall be delivered to each of the Transferor, the Master Servicer, the Rating Agencies, the Trustee so removed and the successor trustee so appointed.

               (b) Subject to Section 11.7 (d), the Trustee may at any time resign and be discharged from the trust hereby cre-ated by giving written notice thereof to the Transferor, the Master Servicer and the Rating Agencies. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, copies of which in-strument shall be delivered to the resigning Trustee, the succes-sor trustee, the Transferor and the Rating Agencies. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

               (c) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or








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if a receiver of the Trustee or of its property shall be
appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer may remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

               (d) Any resignation or removal of the Trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until either (i) the Trust has been completely liquidated in accordance with Article XII of this Agreement and all proceeds of such liquidation have been distributed pursuant to the terms of this Agreement or (ii) acceptance of appointment by a successor trustee having the qualifications set forth in
Section 26(a)(1) of the Investment Company Act of 1940 and
Section 11.6 as provided in Section 11.8 hereof.

          Section 11.8  Successor Trustee.

               (a) Any successor trustee appointed as provided in Section 11.7 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resig-nation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder and under any Supplement with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents or copies thereof, and statements held by it hereunder at the expense of the Master Servicer; and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and cer-tainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. The Master Servicer shall immediately give notice to the Rating Agency upon the appointment of a successor trustee.

               (b) No successor trustee shall accept appointment as provided in this Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6 hereof.

               (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8 hereof, such successor trustee shall mail notice of such succession hereunder to all





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
Certificateholders at their addresses as shown in the Certificate
Register.

          Section 11.9 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the succes-sor of the Trustee hereunder, provided such Person shall be eli-gible under the provisions of Section 11.6 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 11.10  Appointment of Co-Trustee or Separate
Trustee.

               (a) Notwithstanding any other provisions of this Agreement or any Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Assets may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint, with the prior written consent of the Master Servicer, one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Assets, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Assets, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may con-sider necessary or desirable. With the consent of Investor Certificateholders evidencing more than 50% of the Invested Amount of each Series, any such co-trustee or separate trustee hereunder shall not be required to meet the terms of eligibility as a successor trustee under Section 11.6. Any such appointment of a co-trustee shall not relieve the Trustee of its obligations under this Agreement.

               (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                    (i)  All rights, powers, duties and obliga-
     tions conferred or imposed upon the Trustee shall be con-ferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incom-petent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii)  The Trustee may at any time accept the
     resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement or any Supplement, specifically including every provision of this Agree-ment or any Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy there-of given to the Master Servicer and the Transferor.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement or any Sup-plement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 11.11 Tax Returns. In the event the Trust shall be required to file tax returns, the Master Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed; the Trustee shall promptly sign such returns and deliver such returns after signature to or at the direction of the Master Servicer and such returns shall be filed by or at the direction of the Master Servicer. The Master Servicer shall also prepare or shall cause to be prepared all tax information re-quired by law to be distributed to Investor Certificateholders. The Trustee, upon request, will furnish the Master Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. Not-withstanding anything to the contrary in this Agreement, in no event shall the Trustee or the Master Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certi-ficateholders or the Certificate Owners arising out of the appli-cation of any tax law, including without limitation Federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith).

          Section 11.12 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or any Supplement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any pro-ceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable bene-fit of the Certificateholders in respect of which such judgment has been obtained.

          Section 11.13 Suits for Enforcement. If a Master Servicer Default of which a Responsible Officer has knowledge shall occur and be continuing, the Trustee in its discretion may, subject to the provisions of Section 10.1, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement or any Supplement by suit, action or proceeding in equity or at law or otherwise, whether for the specific perfor-mance of any covenant or agreement contained in this Agreement or any Supplement or in aid of the execution of any power granted in this Agreement or any Supplement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificate-holders. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any holder thereof, or authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

          Section 11.14 Rights of Certificateholders to Direct Trustee. The Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series with respect to matters affecting the re-lated Series, shall have the right to direct the time, method and place at or by which the Trustee conducts any proceeding for any remedy available to the Trustee, or exercises any such trust or power conferred upon the Trustee; provided, however, that, sub-ject to Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee shall, by a Responsible Officer or Responsible Officers of the Trustee, reasonably determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided, further, that nothing in this Agreement or any Supplement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of the Certificateholders.

          Section 11.15  Representations and Warranties of
Trustee.  The Trustee represents and warrants, as of the Initial
Closing Date and, with respect to any Series, as of the related
Closing Date, that:

               (i) The Trustee is a bank organized, existing and in good standing under the laws of the United States or one of the States thereof;

               (ii) The Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

               (iii) This Agreement has been duly executed and delivered by the Trustee;

               (iv) The Trustee is not required to obtain, other than those that have already been obtained, any author-ization, consent, approval, exemption or license from, or to file any registration with, any Governmental Authority having jurisdiction over the trust powers of the Trustee, as a condition to the validity of, or for the execution and delivery of, this Agreement, or to the performance by the Trustee of its obligations under this Agreement; and

               (v) This Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms (subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally).

          Section 11.16 Maintenance of Office or Agency. The Trustee will maintain at its expense in Chicago, Illinois an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints the Corporate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Master Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

          Section 11.17 Notices. The Trustee shall promptly deliver to the Transferor and the Master Servicer any notices it receives in connection with this Agreement or any Supplement which are not otherwise delivered to such parties unless a Responsible Officer of the Trustee reasonably believes that a copy of such notice has previously been so delivered.

          Section 11.18 Compliance Certificates and Opinions. Upon any application or request by the Transferor to the Trustee to take any action under any provision of this Agreement, the Transferor shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement (including any covenant compliance with consti-tutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certifi-cate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

               (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been com-plied with.

          Section 11.19 Monthly Report of Trustee. On or promptly following each Payment Date, commencing on the Payment Date occurring on February 25, 1994, the Trustee shall provide a written assurance that, but without conducting any independent investigation, no Responsible Officer, has actual knowledge that an event has occurred which, with the passage of time or the giving of notice or both, would constitute an Event of Termina-tion or a Master Servicer Default. The Trustee is hereby authorized to conclusively rely upon an Officer's Certificate of the Master Servicer as a basis for providing any such assurance.


                     [END OF ARTICLE XI]




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
                        ARTICLE XII

                        TERMINATION

          Section 12.1 Termination of Trust. (a) The respec-tive obligations and responsibilities of the Transferor, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Sections 8.4, 11.5 and 12.3(b), on the Business Day after the day on which funds shall have been depos-ited in the Collection Account or Excess Funding Account at the times and in the amounts provided for in this Agreement (includ-ing, without limitation, pursuant to Sections 2.4, 12.1(b), 12.2 and Article IV hereof) sufficient to pay the Aggregate Invested Amount plus interest accrued at the applicable Certificate Rates through the last day of the month preceding the next Payment Date in full with respect to each Series of Certificates; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants, living on the date of this Agreement, of George Herbert Walker Bush, former President of the United States of America (the "Final Trust Termination Date"). The Master Servicer shall notify the Trustee of any prospective termination pursuant to this Section 12.1(a) not less than ten days in advance thereof.

               (b) If on the Transfer Date in the month immedi-ately preceding the month in which the Final Trust Termination Date occurs (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Investor Certificates to be made on the related Payment Date pursuant to Section 4.6) the Invested Amount of any Series would be greater than zero, the Master Servicer on behalf of the Trustee shall sell in a commercially reasonable manner not later than 30 days after such Transfer Date all of the Receivables. The proceeds of such sale, net of all reasonable expenses of the Master Servicer incurred in connection with such sale, which shall be paid to the Master Servicer from such proceeds, shall be treated as Collections of the Receivables and shall be allocated in accordance with Section 4.3. During such 30-day period, the Master Servicer shall continue to collect Collections on the Receivables and allocate such payments in accordance with the provisions of Section 4.3.

          Section 12.2  Optional Purchase and Series Termination
Date of Investor Certificates of any Series.

               (a) If provided in any Supplement, on a Payment Date the Transferor may, but shall not be obligated to, purchase any Series of Investor Certificates by depositing into the Collection Account, on the preceding Transfer Date, an amount equal to the initial principal balance of such Series of Cer-tificates minus the amount of principal payments made with respect to such Certificates prior to such Payment Date thereof plus interest accrued and unpaid thereon at the applicable Certificate Rate through the Record Date preceding the Payment Date on which the purchase will be made; provided, however that no such purchase of any Certificates shall occur unless the Transferor shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that such purchase of any Certificates would not constitute a fraudulent conveyance of the Transferor.

               (b) The amount deposited pursuant to Section
12.2(a) shall be paid to the Investor Certificateholders of the related Series, pursuant to Article IV on the Payment Date fol-lowing the date of such deposit. All Certificates which are purchased by the Transferor pursuant to Section 12.2(a) shall be delivered by the Transferor upon such purchase to, and be can-celled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

               (c) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Invested Amount of any Series of Certificates is greater than zero on its Series Termination Date, the Trustee will use its best efforts to sell or cause to be sold in a commercially reasonable manner, and pay the proceeds (net of all reasonable expenses of the Trustee incurred in connection with such sale, which shall be paid to the Trustee from such proceeds), to the extent necessary, to all Certificateholders of such Series pro rata based on their respective Undivided Interests in final payment of all principal of and accrued interest on such Series of Certificates, an amount of Receivables up to 110% of the Invested Amount of such Series as of the close of business on such Series Termination Date; provided, however, that no selec-tion procedures believed by the Trustee to be adverse to Certifi-cateholders of any Series shall be used in selecting such Recei-vables and in no event shall the amount of Receivables sold cause the Transferor Amount to be less than or equal to zero. Any proceeds of such sale in excess of such principal and interest paid and the expenses of the Trustee shall be paid to the Transferor. Upon payment of the proceeds of such sale as provided in this Section 12.2(c), all principal of and accrued interest on such Series shall be deemed for all purposes to have been paid in full. Upon such Series Termination Date, or (if applicable) on the first Payment Date following the sale of

Receivables called for above in this Section 12.2(c), with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.3.

          Section 12.3  Final Payment.

               (a) Written notice of any termination, specifying the Payment Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least ten days' prior notice from the Master Servicer to the Trustee) by the Trustee to the Inves-tor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution specifying (i) the Payment Date (which shall be the Payment Date in the month in which the deposit is made pursuant to Section 2.4 or 12.2(a)) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certifi-cates, in accordance with the payment instructions of such Investor Certificateholders, at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified; provided, that notwithstanding the failure of any Investor Certificateholder to surrender an Investor Certifi-cate for final payment as contemplated herein, payment shall be made in accordance with the payment instructions of such Investor Certificateholder upon receipt from such Investor Certificate-holder of a satisfactory written indemnification of the Trustee or the Paying Agent with respect to the failure to deliver such Investor Certificate. The Master Servicer's notice to the Trus-tee in accordance with the preceding sentence shall be accom-panied by an Officer's Certificate setting forth the information specified in Section 5.2(a), as applicable, covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution.
The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Certificateholders.

               (b) Notwithstanding the termination of the Trust pursuant to Section 12.1(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Collection Account shall continue to be held in trust for the benefit of the Certificateholders and the Paying Agent or the Trustee shall pay such funds to the Certificate-holders upon surrender of their Certificates. In the event that all of the Investor Certificateholders of all, or the applicable,

Series, shall not surrender their Certificates for cancellation within six months after the date specified in the written notice referred to in the first sentence of Section 12.3(a), the Trustee shall give a second written notice to the remaining Investor Certificateholders, upon receipt of the appropriate records from the Transfer Agent and Registrar, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all, or the applicable Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appro-priate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Collection Account held for the benefit of such Investor Certificateholders.

               (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation, shall be cancelled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee. Upon the termination of the Trust, the Transferor shall return the Transferor Certificate to the Trustee, and the Trustee shall dispose of such Certificate in a manner satisfactory to the Trustee.

          Section 12.4 Transferor's Termination Rights. Upon the termination of the Trust pursuant to Section 12.1 and the surrender of the Transferor Certificate, the Trustee shall return to the Transferor (without recourse, representation or warranty) all right, title and interest of the Trustee in the Receivables and the other Trust Assets, whether then existing or thereafter created, all moneys due or to become due with respect thereto, and all proceeds thereof except for amounts held by the Trustee pursuant to Section 12.3(b). The Trustee shall execute and deliver such instruments of release, transfer and assignment, in each case prepared by the Transferor and without recourse, representation or warranty, as shall be reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Trustee had in the Receivables and other Trust Assets.


                         [END OF ARTICLE XII]

                       ARTICLE XIII

                  MISCELLANEOUS PROVISIONS

          Section 13.1  Amendment.

               (a)  This Agreement or any Supplement may be
amended from time to time by the Master Servicer, the Transferor and the Trustee, without the consent of any of the holders of the Investor Certificates of any Series, to cure any ambiguity, to correct or supplement any provisions herein, to correct or sup-plement any provisions herein to maintain a Rating Agency's rating with respect to any outstanding Series which may be inconsistent with any other provisions therein or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement, or to amend or add any provision so that for the purposes of Federal or applicable state tax the Investor Certificates will be considered to be indebtedness or that the Trust will not be taxed as a corporation or a separate entity; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of the holders of the Investor Certificates of any Series, cause the Trust to be subject to Federal or applicable state tax at the entity level or adversely affect the Federal or applicable state tax characterization of any outstanding Series of Certificates. No provision of this Section 13.1 shall limit the amendments to Exhibit G hereto contemplated by Section 2.6(i).

               (b) This Agreement and any Supplement may also be amended from time to time by the Master Servicer, the Transferor and the Trustee with the prior consent of the holders of investor certificates evidencing Undivided Interests aggregating not less than 51% of the aggregate of the Invested Amounts of all Series adversely affected thereby (or in the case of a Series having more than one class of Investor Certificates, each class of such Series materially adversely affected thereby), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment under this subsection (b) shall (i) reduce in any manner the amount of, or delay the timing of distributions that are required to be made on any Certificate of such Series without the consent of the related Investor Certificateholder; (ii) change the definition of or the manner of calculating the interest of any Investor Certificate without the consent of all such Investor Certificateholders; (iii) reduce the aforesaid percentage required to consent to any such amendment by the Investor

Certificateholders of any Series, in each case without the consent of all such Investor Certificateholders of any Series;
(iv) be effective unless each Rating Agency first shall have confirmed in writing that such amendment will not result in such Rating Agency reducing or withdrawing its then current rating on any outstanding Series of Certificates; provided, further, that clauses (i), (ii), (iii) and (iv) of the immediately preceding provision shall not apply to any amendment or modification for which consent is obtained from Investor Certificateholders repre-senting 100% of the Invested Amount of each Series adversely affected thereby.

               (c)  Promptly following the execution of any
amendment pursuant to subsection (b) above the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder of all Series and each Rating Agency (or with respect to an amendment of a Supplement, to the applica-ble Series).

               (d) It shall not be necessary for the consent of the Investor Certificateholders under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Persons re-quired to consent under Section 13.1 shall be subject to such reasonable requirements as the Trustee may prescribe.

               (e) Notwithstanding anything to the contrary contained in this Section 13.1, no consent of any Investor Certificateholder shall be required for any amendment with respect to Section 2.5 hereof provided that each Rating Agency shall have approved and confirmed in writing that such amendment will not cause any reduction or withdrawal of the rating of any outstanding Series.

               (f) Prior to the execution of any amendment to this Agreement or any Supplement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied and, if appli-cable, the Opinion of Counsel required by Section 13.2(c). The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement, any Supplement or otherwise.

          Section 13.2  Protection of Right, Title and Interest
of Trust.

               (a) The Master Servicer shall cause this Agree-ment, any Supplement, all amendments hereto or thereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Certificateholders and the Trustee to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. The Master Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Master Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 13.2(a).

               (b) The Master Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receiva-bles or of its principal place of business or chief executive office and whether, as a result of such relocation, the applica-ble provisions of the UCC would require the filing of any amend-ment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trustee's security interest in the Receivables and the other Trust Assets. The Master Servicer will at all times maintain each office from which it services Receiva-bles and its principal executive office within the United States of America.

               (c)  The Master Servicer will deliver to the
Trustee: (i) upon the execution and delivery of each amendment of Articles I, II, III or IV hereof other than amendments pursu-ant to Section 13.1(a), and (ii) on or before April 30 of each year, beginning with 1995, an Opinion of Counsel (which may be in-house counsel), substantially in the form of Exhibit H hereto, dated as of a date between January 1 and April 30 of such year.

               (d) If at any time the Master Servicer is no longer Eagle Industrial, the Transferor shall deliver to the Successor Master Servicer powers-of-attorney such that such Successor Master Servicer may perform the obligations set forth in Sections 13.2(a), 13.2(b) and 13.2(c).

          Section 13.3  Limitation on Rights of
Certificateholders.

               (a)  The death or incapacity of any Investor
Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Investor Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabil-ities of the parties hereto or any of them.

               (b) No Certificateholder shall have any right to vote (except as specifically provided in this Agreement or any Supplement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Investor Certificateholders from time to time as general partners or members of an association; nor shall any Investor Certificate-holder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement or any Supplement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless the Investor Certificateholders evidencing Undivided Interests aggregating more than 33% of the Invested Amount of any Series which may be materially adversely affected shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may re-quire against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or pro-ceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certifi-cateholder and the Trustee, that no one or more Certificate-holders of a Series shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement or any Supplement to affect, disturb or pre-judice the rights of the Certificateholders of any other Series, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement or any Supplement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificate-holders. For the protection and enforcement of the provisions of this Section 13.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 13.4 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. FOR PURPOSES OF THE TAX CLASSIFICATION OF THE TRUST AND THE TAX CHARACTERIZATION OF ANY CERTIFICATES ISSUED PURSUANT TO THIS AGREEMENT, THE TRUST SHALL BE CONSTRUED AS ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

          Section 13.5 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, or two days after mailing by certified or registered mail, return receipt requested, or one day after dispatching by overnight delivery service for which a receipt is available, or upon dispatch in the case of facsimile transmission, (a) in the case of Eagle Industrial to Two North Riverside Plaza, Suite 1100, Chicago, Illinois 60606, Attention: Treasurer, Facsimile No.: (312) 993-7944, with a copy to its General Counsel at the same address, Facsimile No.: (312) 906-8402, (b) in the case of the Trustee, to the Corporate Trust Department, Facsimile No.: (312) 828-6528; (c) in the case of the Transferor to Two North Riverside Plaza, Suite 1100, Chicago, Illinois 60606, Attention:
Treasurer, Facsimile No.: (312) 906-8372 or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Notwithstanding any other provision hereof, any notice so mailed within the time prescribed in this Agreement shall be conclusive-ly presumed to have been duly given, whether or not the Certifi-cateholder receives such notice.

          Copies of all notices, reports, certificates and amend-ments required to be delivered to the Rating Agencies hereunder shall be mailed to the Rating Agencies as follows: Duff & Phelps 55 East Monroe Street, Chicago, Illinois 60603, Attention:
Structured Finance/Asset-Backed Monitoring Group and Standard & Poor's Ratings Group, 26 Broadway, New York, New York 10004,
Attention:  Asset-Backed Surveillance Group.

          Section 13.6  Severability of Provisions.  If any one
or more of the covenants, agreements, provisions or terms of this

Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions and terms of this Agreement or of the Certificates or rights of the Certificateholders thereof.

          Section 13.7 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.2 or 8.5, this Agreement, including any Supplement, may not be assigned by the Master Servicer without the prior consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the Invested Amount of the Investor Certificates of each Series.

          Section 13.8 Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Investor Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust Assets represented by the Investor Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.7 and 6.2 are and shall be deemed fully paid.

          Section 13.9 Further Assurances. The Transferor and the Master Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the Trustee to effect more fully the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables and the other Trust Assets for filing under the provisions of the UCC.

          Section 13.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          Section 13.11 Counterparts. This Agreement and any Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 13.12 Third-Party Beneficiaries. This Agreement and any Supplement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, and their respective permitted successors and assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

                 Section 13.13  Actions by Certificateholders.

               (a) Wherever in this Agreement or any Supplement, a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder of any Series, unless such provision requires a specific percentage of Investor Certificateholders of a certain Series or all Series.

               (b) Any request, demand, authorization, direc-tion, notice, consent, waiver or other action by a Certificate-holder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

               (c) Any request, demand, authorization, direc-tion, notice, consent, waiver or other action provided by this Agreement or any Supplement to be given or taken by Certificate-holders may be embodied in and evidenced by one or more instru-ments which are substantially similar and are signed by such Certificateholders in person or by agent duly appointed in writ-ing; and except as herein otherwise expressly provided, such request, demand, authorization, direction, notice, consent, waiver or other action shall become effective when such instru-ment or instruments are delivered to the Trustee and, when re-quired, to the Transferor or the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement or any Supplement and conclusive in favor of the Trustee, the Transferor and the Master Servicer, if made in the manner pro-vided in this Section.

               (d) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any manner which the Trustee reasonably deems sufficient.

               (e) The Trustee may require such additional proof of any matter referred to in this Section as it reasonably shall deem necessary.

          Section 13.14 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modi-fied, amended, waived or supplemented except as provided herein.

          Section 13.15  Headings.  The headings herein are for
purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          Section 13.16 No Bankruptcy Petition Against the Transferor. The Trustee (solely as Trustee, Paying Agent, Transfer Agent, Registrar and Successor Master Servicer, if applicable), each Investor Certificateholder and Certificate-owner, by acquiring an interest in an Investor Certificate or Book-Entry Certificate, the Master Servicer, any Authenticating Agent and any Paying Agent and Transfer Agent and Registrar other than the Trustee and the Master Servicer, severally and not jointly, each hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Invested Amounts, it will not institute against, or join any other Person in instituting against, the Transferor any bank-ruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any Debtor Relief Law.


                    [END OF ARTICLE XIII]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                              CENTRALLY HELD EAGLE RECEIVABLES
                              PROGRAM, INC.,
                                  as Transferor


                              By \s\ Anthony Navitsky
                                  Name:  Anthony Navitsky
                                  Title: Vice President

                              EAGLE INDUSTRIAL PRODUCTS
                              CORPORATION,
                                  as Master Servicer


                              By \s\ Anthony Navitsky
                                  Name:  Anthony Navitsky
                                  Title: Vice President

                              CONTINENTAL BANK,
                               NATIONAL ASSOCIATION,
                                   as Trustee


                              By \s\ M.A. Burns
                                  Name:  M.A. Burns
                                  Title: Vice President

                                                               EXECUTION COPY
                                                               Annex X

                      EAGLE TRADE RECEIVABLES MASTER TRUST

                                  DEFINITIONS

          As used herein the following terms shall include in the singular number the plural and in the plural number the singular:

          "AAA Rated Dilution Reserve Amount" shall mean with respect to any Settlement Period for each Designated Subsidiary, the product of (A) the sum of (i) the Average Dilution Ratio multiplied by the AAA Rated Stress Factor, plus (ii) the product of (a) the Highest Rolling Average Dilution Ratio minus the Average Dilution Ratio and (b) the percentage equivalent of a fraction the numerator of which is the Highest Rolling Average Dilution Ratio and the denominator of which is the Average Dilution Ratio and (B) the aggregate Unpaid Balance of Receivables Originated by each Originator during its applicable Dilution Horizon Period.

          "A Rated Dilution Reserve Amount" shall mean with respect to any Settlement period for each Designated Subsidiary, the product of (A) the sum of (i) the Average Dilution Ratio multiplied by the A Rated Stress Factor, plus (ii) the product of
(a) the Highest Rolling Average Dilution Ratio minus the Average Dilution Ratio and (b) the percentage equivalent of a fraction the numerator of which is the Highest Rolling Average Dilution Ratio and the denominator of which is the Average Dilution Ratio and (B) the aggregate Unpaid Balance of Receivables Originated by each Originator during its applicable Dilution Horizon Period.

          "AAA Rated Loss Reserve Amount" on any Determination Date shall mean the product of (a) the aggregate Unpaid Balance of Receivables generated by each Designated Subsidiary during the four most recently ended Settlement periods (or, in the case of Hill, the three most recently ended Settlement periods) and (b) the highest Default Ratio Average occurring over the most recent twelve Settlement Periods and (c) the AAA Rated Stress Factor as of the end of each Settlement Period.

          "A Rated Loss Reserve Amount" on any Determination Date shall mean the product of (a) the aggregate Unpaid Balance of Receivables generated by each Designated Subsidiary during the four most recently ended Settlement Periods (or, in the case of Hill, the three most recently ended Settlement Periods and (b) the highest Default Ratio Average occurring over the most recent twelve Settlement Periods and (c) the A Rated Stress Factor as of the end of each Settlement Period.

          "AAA Rated Stress Factor" shall mean for any Determination Date the sum of (A) the product of (1) the percentage equivalent of a fraction (a) the numerator of which is the aggregate Unpaid Balance of Receivables on such Determination

Date for the five Designated Subsidiaries which have the highest dollar amount of Receivables during the preceding Settlement Period and (b) the denominator of which is the aggregate Unpaid Balance of Receivables on such Determination Date for all of the Designated Subsidiaries, times (2) 2.5, plus (B) the product of
(1) the percentage equivalent of a fraction (a) the numerator of which is the aggregate Unpaid Balance of Receivables on such Determination Date originated for the remaining Designated Subsidiaries during the preceding Settlement Period and (b) the denominator of which is the aggregate Unpaid Balance of Receiva-bles on such Determination Date for all of the Designated Subsidiaries, times (2) 2.0.

          "A Rated Stress Factor" shall mean for any Determi-nation Date the sum of (A) the product of (1) the percentage equivalent of a fraction (a) the numerator of which is the aggregate Unpaid Balance of Receivables on such Determination Date for the five Designated Subsidiaries which have the highest dollar amount of Receivables during the preceding Settlement Period and (b) the denominator of which is the aggregate Unpaid Balance of Receivables on such Determination Date for all of the Designated Subsidiaries, times (2) 2.0, plus (B) the product of
(1) the percentage equivalent of a fraction (a) the numerator of which is the aggregate Unpaid Balance of Receivables on such Determination Date for the remaining Designated Subsidiaries during the preceding Settlement Period and (b) the denominator of which is the aggregate Unpaid Balance of Receivables on such Determination Date for all of the Designated Subsidiaries, times
(2) 1.65.

          "AAA Rated Weighted Average Dilution Ratio" as of any Determination Date, shall mean the percentage equivalent of a fraction the numerator of which is the sum of the AAA Rated Dilution Reserve Amounts for all the Originators and the denomi-nator of which is the aggregate Unpaid Balance of Adjusted Eligible Receivables for all the Originators, in each case as of the last day of the preceding Settlement Period.

          "A Rated Weighted Average Dilution Ratio" as of any Determination Date, shall mean the percentage equivalent of a fraction the numerator of which is the sum of the A Rated Dilution Reserve Amounts for all the Originators and the denomi-nator of which is the aggregate Unpaid Balance of Adjusted Eligible Receivables for all the Originators, in each case as of the last day of the preceding Settlement Period.

          "AAA Rated Weighted Average Loss Reserve Ratio" shall mean the percentage equivalent of a fraction the numerator of which is the sum of all the AAA Rated Loss Reserve Amounts and the denominator of which is the aggregate Adjusted Eligible Receivables at the end of a Settlement Period. The AAA Rated

Weighted Average Loss Reserve Ratio as calculated on each Determination Date and included in the applicable Settlement Statement shall remain in effect from and including the related Determination Date to but excluding the following Determination Date.

          "A Rated Weighted Average Loss Reserve Ratio" shall mean the percentage equivalent of a fraction the numerator of which is the sum of all the A Rated Loss Reserve Amounts and the denominator of which is the aggregate Adjusted Eligible Receivables at the end of a Settlement Period. The A Rated Weighted Average Loss Reserve Ratio as calculated on each Determination Date and included in the applicable Settlement Statement shall remain in effect from and including the related Determination Date to but excluding the following Determination Date.

          "Adjusted Eligible Receivables" shall mean, for any Business Day, the aggregate unpaid balance of Eligible Receivables minus the sum of the aggregate unpaid balance of Eligible Receivables for any Obligor at the end of the prior Business Day in excess of the applicable Concentration Limit for such Obligor at the end of such prior Business Day.

          "Adverse Claim" shall mean any Lien, claim, security interest, UCC Financing Statement, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease, encumbrance, option, interest or similar right of any other Person or any agreement to give any of the foregoing other than as expressly permitted pursuant to the Pooling and Servicing Agreement, the Sale and Servicing Agreement or the Contribution and Sale Agreement.

          "Affiliate" of any Person shall mean any other Person controlling, controlled by or under common control with such Person or, in any event, a Person which has the power to vote 25% or more of the securities having ordinary voting power for the election of directors of the specified Person. As used herein, "control" of a specified Person shall mean the ability to direct or cause the direction of the management and policies of the specified Person, whether through the direct or indirect ownership of the voting securities of such specified Person, by contract or otherwise.

          "Aggregate Eligible Receivables" shall mean, for any Business Day, the aggregate Unpaid Balances of the Receivables held in the Trust that were Eligible Receivables at the end of the prior Business Day.

          "Aggregate Invested Amount" shall mean the sum of the Invested Amounts with respect to all Series of Investor
Certificates then issued and outstanding.

          "Aggregate Invested Percentage" shall mean the sum of the Invested Percentages with respect to all Series of Investor
Certificates then issued and outstanding.

          "Amortization" shall have, with respect to each Series, the meaning specified in the applicable Supplement.

          "Amortization Period" shall mean with respect to any Series, the period following the Revolving Period, which may be an Accumulation Period, a Controlled Amortization Period, an Early Amortization Period, a Rapid Amortization Period (each as defined in any related Supplement, if applicable) or as otherwise defined in any related Supplement.

          "Amortization Period Commencement Date" shall mean with respect to any Series the day on which the Amortization Period with respect thereto commences.

          "Appointment Date" shall have the meaning specified in
Section 9.3 of the Pooling and Servicing Agreement.

          "Authorized Newspaper" shall mean The Wall Street Journal, The New York Times or if neither of the above is published any newspaper of general circulation in the Borough of Manhattan, The City of New York, New York, and printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

          "Average Dilution Ratio" shall mean, with respect to any Settlement Period, the percentage equivalent of a fraction the numerator of which is the aggregate amount of Dilutive Credits occurring during the immediately preceding twelve Settlement Periods for each of the Designated Subsidiaries and the denominator of which is the aggregate Unpaid Balance of Receivables originated by each Originator during each of the immediately preceding twelve Settlement Periods.

          "Book-Entry Certificates" shall mean certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.11 of the Pooling and Servicing Agreement; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Investor Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates".

          "Business Day" shall mean any day other than (a) a Saturday or a Sunday, (b) any other day on which banking institutions or trust companies in the State of New York generally or The City of New York, New York, or the States of Illinois and Delaware are not authorized or required by law to close and, for the purposes of determining LIBOR only, shall mean a day for dealings by and between banks in U.S. dollar deposits in the London interbank eurodollar markets.

          "Canadian Receivable" shall mean any Receivable the Obligor of which is located in Canada and which is denominated in Canadian dollars.

          "Certificate" shall mean one of any Series of Investor
Certificates or the Transferor Certificate.

          "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

          "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register.

          "Certificate Rate" shall mean, with respect to any Series of Certificates, the percentage (or formula on the basis of which such rate shall be determined) stated in the applicable Supplement, which rate shall be calculated on the basis stated in such Supplement.

          "Certificate Register" shall mean the register maintained pursuant to Section 6.3 of the Pooling and Servicing
Agreement.

          "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities
Exchange Act of 1934, as amended.

          "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "Closing Date" shall mean, when used with respect to any Series, the date of issuance of such Series.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

          "Collection Account" shall have the meaning specified in Section 4.2 of the Pooling and Servicing Agreement.

          "Collections" shall mean, with respect to the Receivables on any Business Day, all amounts received by the Master Servicer or paid to or deposited in Lock-Box Accounts since the prior Business Day in collected funds in payment of or in respect of the Receivables, including, without limitation, all cash proceeds (as such term is defined in the UCC) thereof, all Recoveries, and all amounts to be deposited into the Collection Account as proceeds of the sale of Receivables pursuant to
Section 9.3 or Article XII of the Pooling and Servicing
Agreement.

          "Concentration Limit" shall mean at any time (i) for any Obligor the long-term unsecured senior debt obligations of which are rated at least "A-" or its equivalent by the applicable Rating Agency or the short-term deposits or commercial paper of which is rated at least "A-1" or its equivalent by the applicable Rating Agency or for any Level One Special Obligor, 7.5% of the Aggregate Eligible Receivables; provided however, that the limit shall instead be for Sears, Roebuck & Co., 12.0% of the Aggregate Eligible Receivables so long as Sears, Roebuck & Co. maintains a short term credit rating of "A-2" or its equivalent from the applicable Rating Agency, (ii) for any Obligor the long-term unsecured senior debt obligations of which are rated at least "BBB-" or its equivalent and not more than "BBB+" or its equivalent by the applicable Rating Agency, or the short-term deposits or commercial paper of which is rated at least "A-3" or its equivalent by the applicable Rating Agency or for any Level Two Special Obligor, 5.0% of the Aggregate Eligible Receivables,
(iii) for any other Obligor, 2.0%, in each case of the Aggregate Eligible Receivables; (iv) for all Obligors of Government Receivables, taken in the aggregate and not individually, 2.0% of the Aggregate Eligible Receivables, (v) for all Obligors of Canadian Receivables not subject to currency rate protection, taken in the aggregate and not individually, 2.0% of the Aggregate Eligible Receivables, (vi) for all Obligors of Progress Billing Receivables, taken in the aggregate and not individually, 2.0% of the Aggregate Eligible Receivables, (vii) for any Obligor which is an Affiliate of Eagle Industrial, taken in the aggregate and not individually, 1.0% of the Aggregate Eligible Receivables; provided, that for purposes of this clause (vii), "Affiliate" shall mean any Person as to which Eagle Industrial has the power to vote 51% or more of the securities having ordinary voting power for the election of directors of such Person, (viii) for Obligors of Receivables which by their terms are payable more than 60 days from the Date of Processing, taken in the aggregate and not individually, 15.0% of the Aggregate Eligible Receivables; provided, however, for purposes of this clause
(viii), if Days Sales Outstanding exceeds 65 as of the last

Business Day of the preceding Settlement Period, Obligors of such Receivables may not exceed 5.0% of the Aggregate Eligible Receivables until Days Sales Outstanding no longer exceeds 65; and (ix) for any Eligible Airline Industry Obligor, listed on
Schedule 5 of the Agreement, which has a non-investment grade credit rating, the Receivables generated by sales to any such Obligor may not exceed 2.0% of Aggregate Eligible Receivables and Receivables generated by Sales to such Obligors with non-investment grade credit ratings may not exceed, in the aggregate, 6.0% of Aggregate Eligible Receivables.

          "Contract" shall mean either a written agreement between an Originator and a Person, or an invoice pursuant to an open account or written agreement of a Person, pursuant to which such Person is obligated to pay (or to cause payment to be made) for goods, merchandise and/or services.

          "Contribution and Sale Agreement" shall mean the Contribution and Sale Agreement, dated as of January 1, 1994 by and between the Transferor, as buyer, and Eagle Industrial, as seller and contributor, as the same may be amended and supple-mented from time to time.

          "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Pooling and Servicing Agreement is located at 231 South LaSalle Street, Chicago, Illinois 60697.

          "Credit and Collection Policy" shall mean the credit extension policies and procedures and collection practices of the Originators relating to Receivables and Contracts as in effect on the Initial Closing Date, as set forth in Exhibit D to the Pooling and Servicing Agreement, and as the same may be modified from time to time in accordance with Section 3.3(k) of the Pooling and Servicing Agreement.

          "Daily Report" shall mean a report substantially in the form of Exhibit B to the Pooling and Servicing Agreement and delivered pursuant to Section 3.4(b) of the Pooling and Servicing
Agreement.

          "Date of Processing" shall mean, with respect to any transaction by an Originator which generates a Receivable, the date that such transaction has been or should have been first recorded on the computer master file of Receivables maintained by the Master Servicer or applicable Sub-Servicer (without regard to the effective date of such recordation).

          "Days Sales Outstanding" for any date shall mean an amount equal to the product of (a) 30 multiplied by (b) the amount obtained by dividing (i) the aggregate Unpaid Balance of Receivables at the end of the most recently ended Settlement Period by (ii) the average of the Unpaid Balances of Receivables originated during the three most recently ended Settlement Periods immediately preceding the most recent Determination Date.

          "Debtor Relief Laws" shall mean the Bankruptcy Code of the United States of America and all other applicable liquida-tion, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshaling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

          "Defaulted Amount" shall mean, with respect to any Settlement Period, the sum of the amount of Adjusted Eligible Receivables for each Designated Subsidiary which became Defaulted Receivables during such Settlement Period and remained Defaulted Receivables on the last Business Day of such Settlement Period.

          "Default Ratio" shall mean, with respect to any Settlement Period for each Designated Subsidiary, the percentage equivalent of a fraction the numerator of which is the Defaulted Amount and the denominator of which is the aggregate Unpaid Balance of Receivables originated by each Designated Subsidiary during the fifth Settlement Period prior to the most recently ended Settlement Period (or, in the case of Hill, Mansfield and Pfaudler, the seventh Settlement Period prior to the most recently ended Settlement Period).

          "Default Ratio Average" shall mean, with respect to any Settlement Period for each Designated Subsidiary, the average of the Default Ratios applicable to such Settlement Period and the two immediately preceding Settlement Periods.

          "Defaulted Receivable" shall mean, with respect to any Settlement Period for each Designated Subsidiary a Receivable, which when transferred to the Trust, was an Eligible Receivable, that as of the end of any Business Day, (i) remains unpaid 91 to 120 days after the Original Due Date for such Receivable, or, in the case of Receivables originated by Hill, Mansfield or Pfaudler, remains unpaid for 151 to 180 days after the Original Due Date for such Receivable or (ii) was written off by the Master Servicer or the applicable Designated Subsidiary in accordance with the Credit and Collection Policy as uncollectible prior to becoming 91 days past due or, in the case of Receivables originated by Hill, Mansfield and Pfaudler, prior to becoming 151 days past due.

          "Definitive Certificates" shall have the meaning specified in Section 6.11 of the Pooling and Servicing Agreement.

          "Delinquent Receivable" shall mean, with respect to any Business Day, any Eligible Receivable that is not a Defaulted Receivable as of the end of any Settlement Period and as to which all or any part of the outstanding balance remains unpaid more than 60 days past its Original Due Date.

          "Designated Subsidiary" shall mean each Subsidiary which is designated as a Designated Subsidiary pursuant to
Section 8.07 of the Sale and Servicing Agreement and which has not (i) been removed as a Designated Subsidiary in accordance with Section 8.07 of the Sale and Servicing Agreement, or (ii) ceased to be a Subsidiary. The Designated Subsidiaries shall initially consist of the parties (other than Eagle Industrial) to the Sale and Servicing Agreement. No Subsidiary may be designated as a Designated Subsidiary without written confirmation from each applicable Rating Agency that such designation would not result in the withdrawal or reduction of the rating of the Certificates. In the event that a Subsidiary is removed as a Designated Subsidiary the Master Servicer shall notify the Rating Agencies of such removal.

          "Determination Date" shall mean the Business Day prior to a Payment Date.

          "Determination Date Statement" shall mean a report substantially in the form of Exhibit E to the Pooling and Servicing Agreement and delivered pursuant to Section 3.4(c) of the Pooling and Servicing Agreement.

          "Dilution Horizon Period" shall refer to the list provided below.

               Hart & Cooley                 1.4 months
               Hill                          2.9 months
               Mansfield                     1.5 months
               Elastimold                    2.2 months
               AEC                           2.4 months
               M-R-S                         2.1 months
               Lapp                          1.3 months
               Hendrix                       2.3 months
               Amerace-Canada                1.5 months
               Pfaudler                      1.9 months
               Edlon                         2.0 months
               Chemineer                     1.8 months
               Burns Aerospace               2.4 months
               DeVilbiss                     1.5 months
               Caron                         3.0 months
               Denman                        1.3 months

               Clevaflex                     1.0 months

          "Dilutive Credits" shall mean an amount equal to the sum, without duplication, of (a) the aggregate reduction effected on any date of determination in the Unpaid Balances of any Receivables attributable to any defective, rejected or returned goods, merchandise or services, any other non-cash discount, or any adjustment or dispute granted with respect thereto by the Master Servicer other than an adjustment that was made due to the bankruptcy, insolvency or inability to pay of an Obligor, (b) the aggregate reduction effected on such date in the Unpaid Balances of any Receivables resulting from any setoff in respect of any claim by any Obligor thereunder against Eagle Industrial or the applicable Originator of the Receivable (whether or not such claim is related to the transaction giving rise to the related Receivable), but not to the extent that any Receivable so reduced would, on the date of such Dilutive Credit, constitute a Defaulted Receivable, (c) the aggregate Unpaid Balances of any Receivables which on such date become subject to an Adverse Claim or with respect to which the Transferor, pursuant to the Contri-bution and Sale Agreement, or the Trustee, pursuant to the Pooling and Servicing Agreement does not acquire or ceases to have a valid transfer and assignment of all right, title and interest therein and (d) all offsets, non-cash discounts and other non-cash charges to any Receivable resulting from sales and marketing activities of any Originator and the Obligor, includ-ing, without limitation, coupon collection, display allowances or cooperative advertising.

          "Discount Factor" shall mean for the most recent
Settlement Period the greater of (I) the sum of (A) the greater of (x) the A Rated Weighted Average Loss Reserve Ratio or (y) the sum of (i) 14% (or 12%, in the event that Sears, Roebuck & Co.
has a long term debt rating of at least "A" or its equivalent from S&P, or 10% in the event that the aggregate amount of Eligible Receivables generated by sales to Sears, Roebuck & Co.
is less than or equal to 7.5% of Aggregate Eligible Receivables) plus (ii) the weighted average of the most recent Highest Rolling
Average Dilution Ratio based on Adjusted Eligible Receivables for each of the Designated Subsidiaries minus (iii) the most recent A
Rated Weighted Average Dilution Ratio plus (B) the most recent Servicing Reserve Ratio plus (C) the most recent Yield Reserve
Ratio and (II) the sum of (A) the greater of (x) the most recent AAA Rated Weighted Average Loss Reserve Ratio or (y) the sum of (i) 17% (or 15%, in the event that the aggregate amount of Eligible Receivables generated by sales to Sears, Roebuck & Co. is less than or equal to 7.5% of Aggregate Eligible Receivables) plus (ii) the weighted average of the most recent Highest Rolling Average Dilution Ratio based on Adjusted Eligible Receivables for each of the Designated Subsidiaries minus (iii) the most recent AAA Rated Weighted Average Dilution Ratio plus (B) the most recent Servicing Reserve Ratio plus (C) the most recent Yield Reserve
Ratio plus (D) the most recent AAA Rated Weighted Average Dilution Ratio minus
(E) the most recent A Rated Weighted Average Dilution Ratio minus (F) the percentage equivalent of a fraction, the numerator of which is the Class B Invested Amount and the denominator of which is the aggregate Unpaid Balance of Adjusted Eligible Receivables.

          "Disputed Item" shall mean a Receivable with respect to which the deposit of the payment received for such Receivable might adversely affect the right to collect the full Unpaid
Balance of such Receivable.

          "D&P" shall mean Duff & Phelps Credit Rating Co.

          "Dollars" and "$" shall mean dollars in lawful currency of the United States of America or Canada, as applicable.

          "Eagle Industrial" shall mean Eagle Industrial Products
Corporation, a Delaware corporation.

          "Eligible Airline Industry Obligors" shall mean, initially, the Obligors listed on Schedule 5 to the Agreement; provided, however, that the Master Servicer may add or remove Obligors from such Schedule if the Master Servicer has received written confirmation from S&P that such addition or removal would not result in the withdrawal or reduction of the rating of any Series of Certificates.

          "Eligible Institution" shall have the meaning set forth in Section 4.2(a) of the Pooling and Servicing Agreement.

          "Eligible Master Servicer" shall mean Eagle Industrial or an entity which, at the time of its appointment as Master Servicer, (i) is legally qualified and has the capacity to service the Receivables, (ii) has demonstrated the ability to service professionally and completely a portfolio of similar accounts in accordance with high standards of skill and care,
(iii) is qualified and, if required, licensed to use the software that the Master Servicer is then currently using to service the Receivables or obtains the right to use or has software which is adequate to perform its duties under the Pooling and Servicing Agreement (including pursuant to a license from or other agreement with Eagle Industrial or any of its Affiliates) and
(iv) is not in a business which is a competitor of either the Master Servicer or any of the Designated Subsidiaries.

          "Eligible Receivable" shall mean a Receivable:

               (i) which was created in the ordinary course of business from the sale by an Originator of goods, merchan-dise or services;

              (ii)  with respect to which the Obligor's
     obligation to pay is evidenced by a Contract which provides for full payment of the amount thereof in accordance with the Credit and Collection Policy (subject to any applicable advertising allowance, sales and marketing discount and customary return policy), the delivery of the goods or merchandise or the rendering of the services giving rise to such Receivable has been completed and such goods or merchandise or such services have not been rejected by the Obligor;

             (iii) that is not, as of the date of transfer to the Trust, or at any time thereafter, a Delinquent
     Receivable or a Defaulted Receivable;

              (iv) which, to the extent any applicable law would prohibit the assignment of any Government Receivable to the Trustee, does not constitute any such prohibited Government
     Receivable;

               (v)  that was created in compliance, in all
     material respects, with the Credit and Collection Policy and all Requirements of Law applicable to Eagle Industrial or the applicable Designated Subsidiary and pursuant to a Contract that complies, in all material respects, with the Credit and Collection Policy and all Requirements of Law applicable to Eagle Industrial or the applicable Designated Subsidiary, that has not been written off by Eagle Industrial or the applicable Designated Subsidiary, that was purchased or acquired by the Transferor in accordance with the Contribution and Sale Agreement, and, as of the date of purchase or acquisition under the Contribution and Sale Agreement and the subsequent transfer pursuant to the Pooling and Servicing Agreement, the terms of which have not been extended or modified except in accordance with the Credit and Collection Policy;

              (vi) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by Eagle Industrial or the applicable Designated Subsidiary in connection with the creation of such Receivable or the execution, delivery and performance by Eagle Industrial or the applicable Designated Subsidiary of the related Contract, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

             (vii) as to which, at the time of the creation and contribution or sale to the Transferor of such Receivable, Eagle Industrial or a Designated Subsidiary had good and marketable title thereto free and clear of all Liens and Adverse Claims except as contemplated by the Sale and Servicing Agreement or the Contribution and Sale Agreement;

            (viii) that arises under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and such Contract, together with such Receivable, constitutes the legal, valid and binding payment obligation of the Obligor with respect thereto, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

              (ix) which, at the date of its creation or at any time thereafter, is not, and does not arise under a Contract which is, subject to any dispute, offset, defense, recision, set-off, recoupment or counterclaim (other than Eagle Industrial's or any Designated Subsidiary's, as appropriate, advertising allowances, sales and marketing discount and customary return policy) which has been communicated to the Seller or about which the Seller has knowledge;

               (x) that is an account receivable representing all or part of the sales price of merchandise, insurance or services (within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended);

              (xi)  that is denominated and payable only in
     United States or Canadian Dollars;

             (xii) the Obligor of which (A) is not bankrupt, insolvent, undergoing composition or adjustment of debts or unable to make payment of its obligations when due and (B) except in the case of Eligible Airline Industry Obligors, Level One Special Obligors, Level Two Special Obligors or Letter of Credit Obligors is located (within the meaning of Section 9-103 of the applicable UCC) within the United States of America or in Canada;

            (xiii) that constitutes an "account" or a "general intangible" under and as defined in Section 9-106 of the UCC as then in effect in the State of Illinois; and

             (xiv) that arises out of any business or related business in which Eagle Industrial or a Designated Subsidiary is engaged, the products or services of which are distributed through substantially the same distribution channels as those used with respect to products of such businesses; provided, however, that any Receivable that becomes subject to a first priority lien, pursuant to statutes in effect in the states of Pennsylvania or New Hampshire, will become an Ineligible Receivable for the purposes of Section 2.4(c);

     Notwithstanding any of the above, no portion of the Unpaid
Balance of an Eligible Receivables that is subject to a Dilutive
Credit will be considered an Eligible Receivable.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

          "ERISA Affiliate" shall mean with respect to any Person, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with such Person as a single employer under Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

          "Event of Termination" shall have, with respect to any Series, the meaning specified in Section 9.1 of the Pooling and Servicing Agreement and any Supplement.

          "Excess Funding Account" shall have the meaning set forth in Section 4.2(b) of the Pooling and Servicing Agreement.

          "Excess Funding Account Deposit Amount" shall mean, with reference to any day on which the Transferor Amount is, or would be, less than the Minimum Transferor Amount, an amount equal to the difference between the Minimum Transferor Amount and the Transferor Amount.

          "FDIC" shall mean the Federal Deposit Insurance
Corporation or any successor entity thereto.

          "Final Trust Termination Date" shall have the meaning specified in Section 12.1(a) of the Pooling and Servicing
Agreement.

          "GAAP" shall mean generally accepted accounting principles.

          "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof, or any agency, instrumentality, or subdivision of any of the foregoing and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Government Receivable" shall mean any obligation of a Governmental Authority.

          "Highest Rolling Average Dilution Ratio" shall mean with respect to any Settlement Period for each Designated
Subsidiary, the highest Rolling Average Dilution Ratio occurring during the immediately preceding twelve Settlement Periods.


          "Holder" shall mean, in the case of the Certificates, the Person in whose name a Certificate is registered as owner in the Certificate Register.

          "Imputed Yield" shall mean with respect to any date of determination the product of the Unpaid Balances and the Discount
Factor.

          "Imputed Yield Collections" shall have the meaning specified in Section 4.3(b) of the Pooling and Servicing
Agreement.

          "Indebtedness" of a Person shall mean such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances or other instruments, (v) obligations for which such Person is obligated pursuant to a guaranty, keepwell, capital requirement, take-or-pay, "put" or similar agreement and (vi) obligations in respect of a lease of property which is required to be capitalized in accordance with GAAP.

          "Independent Director" shall mean a member of the Board of Directors of the Transferor who (i) is not employed by the Transferor an officer or an employee or by any of its subsidi-aries or Affiliates as a director, officer or employee, (ii) is not (and is not affiliated with a company or a firm that is) a significant advisor or consultant to the Transferor or any of its subsidiaries and Affiliates; (iii) is not affiliated with a significant customer or supplier of the Transferor or any of its subsidiaries or Affiliates; (iv) is not affiliated with a company of which the Transferor or any of its subsidiaries and Affiliates is a significant customer or supplier; (v) does not have signifi-cant personal services contract(s) with the Transferor or any of its subsidiaries or Affiliates; (vi) is not affiliated with a tax-exempt entity that receives significant contributions from the Transferor or any of its subsidiaries or Affiliates; (vii) is not the beneficial owner at the time of such individual's appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of such number of shares of any classes of common stock of the Transferor, the value of which constitutes more than 0% of the outstanding common stock of the Transferor; and (viii) is not a spouse, parent, sibling or child of any Person described by (i) through (vii).
As used in this definition of "Independent Director", the following terms shall have the meanings set forth in this section: (i) a "subsidiary" of the Transferor shall mean any corporation a majority of the voting stock of which is owned, directly or indirectly through one or more other subsidiaries, by the Transferor; (ii) a Person shall be deemed to be, or to be affiliated with, a company or firm that is a "significant advisor or consultant to the Transferor or any of its subsidiaries or Affiliates" if he, she, or it, as the case may be, received or would receive fees or similar compensation from the Transferor or any of its subsidiaries or Affiliates in excess of the lesser of
(A) 3% of the consolidated gross revenues which the Transferor and its subsidiaries received for the sale of their products and services during the last fiscal year of the Transferor; (B) 5% of the gross revenues of the Person during the last calendar year if such person is a self-employed individual; and (C) 5% of the consolidated gross revenues received by such company or firm for the sale of its products and services during its last fiscal year, if the Person is a company or firm; provided, however, that director's fees and expense reimbursements in his capacity as a director shall not be included in the gross revenues of an indi-vidual for purposes of this determination; (iii) a "significant customer of the Transferor or any of its subsidiaries or Affiliates" shall mean a customer from which the Transferor and any of its subsidiaries or Affiliates collectively in the last fiscal year of the Transferor received payments in consideration for the products and services of the Transferor and its subsidi-aries or Affiliates which are in excess of 3% of the consolidated gross revenues of the Transferor and its subsidiaries during such fiscal year; (iv) a "significant supplier of the Transferor or any of its subsidiaries or Affiliates" shall mean a supplier to which the Transferor and any of its subsidiaries or Affiliates collectively in the last fiscal year of the Transferor made payments in consideration for the supplier's products and services in excess of 3% of the consolidated gross revenues of the Transferor and its subsidiaries during such fiscal year; (v) the Transferor or any of its subsidiaries and Affiliates shall be deemed a "significant customer" of a company if the Transferor and any of its subsidiaries and Affiliates collectively were the direct source during such company's last fiscal year of in excess of 5% of the gross revenues which such company received for the sale of its products and services during such fiscal year; (vi) the Transferor or any of its subsidiaries and Affiliates shall be deemed a "significant supplier" of a company if the Transferor and any of its subsidiaries and Affiliates collectively received in such company's last fiscal year payments from such company in excess of 5% of the gross revenues which such company received during such fiscal year for the sale of its products and services; (vii) a person shall be deemed to have "significant personal services contract(s) with the Transferor or any of its subsidiaries or Affiliates" if the fees and other compensation received by the person pursuant to personal services contract(s) with the Transferor and any of its subsidiaries or Affiliates exceeded or would exceed 5% of his or her gross revenue during the last calendar year; and (viii) a tax-exempt entity shall be deemed to receive "significant contributions from the Transferor or any of its subsidiaries or Affiliates" if such tax-exempt entity received during its contributions from or its subsidiaries or Affiliates in excess of the lesser of (A) 3% of the consoli-dated gross revenues of the Transferor and its subsidiaries during such fiscal year and (B) 5% of the contributions received by the tax-exempt entity during such fiscal year.

In the event that any Independent Director's certificate shall be required, such certificate shall state that the signer has read this definition and that the signer is an Independent Director within the meaning hereof.

          "Ineligible Receivable" shall have the meaning speci-fied in Section 2.4(c) of the Pooling and Servicing Agreement.

          "Initial Closing Date" shall mean January 31, 1994.

          "Initial Invested Amount" shall mean, with respect to any Series, the amount specified in the applicable Supplement.

          "Insolvency" or "Insolvent" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Interest Funding Account" shall mean, for any Series, the account, if any, established pursuant to the related
Supplement in which amounts representing interest payable on the Investor Certificates of such Series will be deposited and held until paid to Certificateholders.

          "Invested Amount" shall have the meaning with respect to any Series as set forth in the applicable Supplement.

          "Invested Percentage" shall have the meaning with respect to any Series as set forth in the applicable Supplement.

          "Investor Certificate" shall mean a certificate issued pursuant to Section 6.1 or Section 6.9 of the Pooling and Servicing Agreement by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of an exhibit to the related Supplement.

          "Investor Certificateholder" shall mean the Holder of record of an Investor Certificate as indicated in the Certificate
Register.

          "Investor Default Amount" shall mean, for any Series the amount, if any, set forth in the applicable Supplement.

          "Investor Interest" shall have the meaning specified in
Section 4.1 of the Pooling and Servicing Agreement.

          "Issuance Date" shall have the meaning, with respect to any Series issued pursuant to Section 6.9 of the Pooling and Servicing Agreement, stated in such Section.

          "Issuance Notice" shall have the meaning, with respect to any Series issued pursuant to Section 6.9 of the Pooling and Servicing Agreement, stated in such Section.

          "Letter of Representations" shall have the meaning set forth in Section 6.11 (iii) of the Pooling and Servicing
Agreement.

          "Level One Special Obligor" shall mean an Obligor for which the Master Servicer or the Transferor has received written confirmation from the Rating Agencies that, for purposes of calculating the amount of Adjusted Eligible Receivables, the Receivables generated by sales to such Obligor may be included in the aggregate amount of Eligible Receivables up to the limit set forth in clause (i) of the definition of Concentration Limit set forth herein without causing a withdrawal or reduction of the rating of the Certificates.

          "Level Two Special Obligor" shall mean an Obligor for which the Master Servicer or the Transferor has received written confirmation from the Rating Agencies that, for purposes of calculating the amount of Adjusted Eligible Receivables, the Receivables generated by sales to such Obligor may be included in the aggregate amount of Eligible Receivables up to the limit set forth in clause (ii) of the definition of Concentration Limit set forth herein without causing a withdrawal or reduction of the rating of the Certificates.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, UCC Financing Statement priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment permitted by Section 6.3(b), 7.2, or 7.4 of the Pooling and Servicing Agreement shall not be deemed to constitute a Lien; provided, further, however, that any lien created by the Pooling and Servicing Agreement, Contribution and Sale Agreement or Sale and Servicing Agreement shall not be deemed to constitute a Lien.

          "Lock-Box Account" shall mean a bank account in the name of the Trustee, on behalf of Certificateholders, maintained with a Lock-Box Bank.

          "Lock-Box Agreements" shall mean the collective reference to each agreement between an Originator and a Lock-Box
Bank, substantially in the form of Exhibit F to the Pooling and Servicing Agreement.

          "Lock-Box Banks" shall mean any of the banks listed in Exhibit G to the Pooling and Servicing Agreement (including their successors) and any other bank which becomes a Lock-Box Bank pur-suant to Section 2.6(i) of the Pooling and Servicing Agreement and which is a party to a Lock-Box Agreement.

          "Loss Reserve Amount" on any Determination Date shall mean for each Designated Subsidiary the product of (A) the aggregate Unpaid Balance of Receivables generated by each Designated Subsidiary during the four most recently ended Settlement Periods (or, in the case of Hill, the three most recently ended Settlement Periods) and (B) the highest Default Ratio Average occurring for it over the most recent twelve Settlement Periods and (C) the AAA Rated Stress Factor or the
A Rated Stress Factor, as applicable as of the end of the most recently ended Settlement Period.

          "Master Servicer" shall initially mean Eagle Industrial and thereafter any Person appointed as successor as provided in the Pooling and Servicing Agreement to service the Receivables.

          "Master Servicer Default" shall have the meaning speci-fied in Section 10.1 of the Pooling and Servicing Agreement.

          "Minimum Transferor Amount" shall mean, with respect to any Business Day, an amount equal to the product of the Minimum
Transferor Percentage and the aggregate Unpaid Balance of Adjusted Eligible Receivables, in each case at the end of the preceding Business Day.

          "Minimum Transferor Percentage" shall mean the highest
Minimum Transferor Percentage specified in any Supplement relat-ing to Certificates that are outstanding at the time such per-centage is computed.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which contributions are or have been made during the preceding five (5) years by any Person or any ERISA Affiliate of such Person.

          "Obligor" shall mean, with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable under a Contract.

          "Officer's Certificate" shall mean a certificate signed by the Chairman of the Board, President, Treasurer, Controller or any Vice President of the Transferor or the Master Servicer or, in the case of a Successor Master Servicer, a certificate signed by a Vice President (or an officer holding an office with equiva-lent or more senior responsibilities) of such Successor Master Servicer, and delivered to the Trustee.

          "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Opinion of Counsel" shall mean a written opinion of counsel, who may be an employee of the Transferor or the Master
Servicer and who shall be reasonably acceptable to the Trustee.

          "Original Due Date" shall mean, for each Eligible Receivable, the last day of the stated term (which shall not exceed 90 days or in the case of Hill, Mansfield or Pfaudler, 150 days) allowed to the related Obligor for payment of such Eligible Receivable at the time such Eligible Receivable was created and transferred to the Trust.

          "Originator" shall mean any Designated Subsidiary or Eagle Industrial.

          "Paying Agent" shall mean any paying agent appointed pursuant to Section 6.6 of the Pooling and Servicing Agreement and shall initially be the Trustee.

          "Payment Date" shall mean with respect to any Series the date specified as such in the applicable Supplement.

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation as established under the provisions of Section 4002 of ERISA.

          "Permitted Investments" shall have the meaning set forth in Section 4.2(a) of the Pooling and Servicing Agreement.

          "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, govern-mental entity or other entity of similar nature.

          "Plan" shall mean, with respect to any Person, any employee pension benefit plan that (a) is maintained by such Person or any ERISA Affiliate of such Person, or to which contri-butions by any such Person are required to be made or under which such Person has or could have any liability, (b) is subject to the provisions of Title IV of ERISA and (c) is not a Multiemployer Plan.

          "Plan Event" shall mean, with respect to the Transferor and any ERISA Affiliate, (a) the provision of a notice of intent to terminate any Plan under Section 4041 of ERISA other than in a "standard termination", (b) the receipt of any notice by any Plan to the effect that the PBGC intends to apply for the appointment of a trustee to administer any Plan, (c) the termination of any Plan which results in any material liability of the Transferor,
(d) the withdrawal of the Transferor or any ERISA Affiliate from any Plan described in Section 4063 of ERISA which could be rea-sonably expected to result in a material liability of the Trans-feror, (e) the complete or partial withdrawal of the Transferor or any ERISA Affiliate from any Multiemployer Plan which could be reasonably anticipated to result in a material liability of the Transferor, (f) a Reportable Event or an event described in
Section 4068(f) of ERISA which could be reasonably anticipated to result in a material liability of the Transferor, and (g) any other event or condition which under ERISA or the Code could be reasonably expected to constitute grounds for the imposition of a material Lien on the assets of the Transferor in respect of any Plan or Multiemployer Plan, except for contributions not exceed-ing the limit for contributions deductible for Federal income tax purposes and the payment of benefits in accordance with the terms of the Plan or the Multiemployer Plan.

          "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement, dated as of January 1, 1994, by and among the Transferor, the Master Servicer, and the Trustee, and all amendments thereof and supplements thereto, including any Supplement.

          "Portfolio Yield" with respect to any Series shall have the meaning (if any) specified in the applicable Supplement.

          "Post Office Boxes" shall mean the post office boxes identified on Exhibit G to the Pooling and Servicing Agreement.

          "Principal Collections" shall have the meaning speci-fied in Section 4.3(b) of the Pooling and Servicing Agreement.

          "Principal Funding Account" shall mean, for any Series, the account, if any, established pursuant to the related
Supplement in which amounts representing principal payable on the Investor Certificates of such Series will be deposited and held until paid to Certificateholders.

          "Principal Terms" shall have the meaning specified in
Section 6.9(b) of the Pooling and Servicing Agreement.

          "Private Placement Exemption" shall have the meaning specified in Section 6.2 of the Pooling and Servicing Agreement.

          "Progress Billing Receivables" shall mean a Receivable which (i) represents an installment payment for goods in the process of being manufactured, due upon receipt of such Receivable, or (ii) represents the final payment for completed goods, due upon the delivery of such goods, and which represents only the amount not already received as an installment payment for such goods.

          "Prospective Event of Termination" shall have the mean-ing specified in Section 2.3(k) of the Pooling and Servicing
Agreement.

          "Rating Agency" shall mean, with respect to each Series, the rating agency or rating agencies that rated the Series, at the request of the Master Servicer.

          "Receivable" shall mean each account receivable or general intangible that is owing upon creation to an Originator by a Person under a contract, invoice or purchase order arising from the sale of goods or services rendered by an Originator in connection with its businesses, including all obligations of such Person with respect thereto, including, without limitation, all proceeds of the foregoing. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable.

          "Record Date" shall have the meaning specified in the applicable Supplement.

          "Recoveries" shall mean all amounts (including proceeds of credit insurance, if any) received by the Master Servicer with respect to Receivables which have previously become Defaulted Receivables, provided, however, that Recoveries shall not include any amounts received with respect to any Receivable to the extent such amounts have been previously paid by credit insurers and credited as Recoveries.

          "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorgani-zation within the meaning of Section 4241 of ERISA.

          "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

          "Repurchase Terms" shall mean, with respect to any Series, the terms and conditions, if any, under which the Transferor may repurchase such Series pursuant to Section 12.2 of the Pooling and Servicing Agreement as stated as such in the applicable Supplement.

          "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applica-ble to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve).

          "Responsible Officer", when used with respect to the Trustee, shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee) who has direct responsi-bility for the administration of the Pooling and Servicing Agree-ment or who is otherwise exercising judgment with respect to the Pooling and Servicing Agreement or a Supplement.

          "Revolving Period" shall mean, with respect to each Series, the period from and including the Closing Date for such Series, up to and including the day prior to the Amortization Period Commencement Date for such Series, as described in the applicable Supplement.

          "Rolling Average Dilution Ratio" shall mean for each Designated Subsidiary, with respect to any Settlement Period, the percentage equivalent of a fraction the numerator of which is the sum of Dilutive Credits occurring during such Settlement Period and the immediately preceding Settlement Period and the denomina-tor of which is the aggregate Unpaid Balance of Receivables originated during such Settlement Period and the immediately preceding Settlement Period.

          "Rule 144A" shall mean Rule 144A as promulgated under the Securities Act.

          "Sale and Servicing Agreement" shall mean the Receivables Sale and Servicing Agreement, dated as of January 1, 1994, entered into among Eagle Industrial, as buyer, and each of the Designated Subsidiaries, as sellers, as such Receivables Sale and Servicing Agreement may be amended or supplemented from time to time.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Series" shall mean any series of Investor Certificates issued under Section 6.9 of the Pooling and Servicing Agreement.

          "Series Termination Date" shall mean, with respect to any Series, the date stated as such in the applicable Supplement.

          "Service Transfer" shall have the meaning specified in
Section 10.1 of the Pooling and Servicing Agreement.

          "Servicing Fee" shall have the meaning specified in
Section 3.2 of the Pooling and Servicing Agreement.

          "Servicing Fee Percentage" shall mean 1.0% per annum.

          "Servicing Officer" shall mean any officer or employee of the Master Servicer involved in, or responsible for, the ad-ministration and servicing of the Receivables whose name appears on a list furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

          "Servicing Reserve Ratio" shall mean (A) the product of
(i) the Servicing Fee Percentage and (ii) 2.0, divided by (B) 12.

          "Settlement Period" shall mean each fiscal month of Eagle Industrial ending on the applicable date set forth in
Schedule 3 to the Pooling and Servicing Agreement; provided, however, that, in the case of the initial Settlement Period, "Settlement Period" shall mean the period from and including the Initial Closing Date to and including the last day of the fiscal month in which the Initial Closing Date occurs.

          "Standard & Poor's" or "S&P" shall mean Standard &
Poor's Ratings Group, a division of McGraw-Hill, Inc.

          "Sub-Servicer" shall have the meaning specified in
Section 3.1(a) of the Pooling and Servicing Agreement.

          "Subsidiary" shall mean any corporation of which more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by Eagle Industrial and/or by one or more Subsidiaries, or any similar business organization which is so owned or controlled.

          "Successor Master Servicer" shall have the meaning specified in Section 10.2 of the Pooling and Servicing Agreement.

          "Supplement" shall mean, with respect to any Series, the supplement to the Pooling and Servicing Agreement related thereto complying with the terms of Section 6.9 thereof.

          "Termination Notice" shall have the meaning specified in Section 10.1 of the Pooling and Servicing Agreement.

          "Transaction Documents" shall mean the Contribution and Sale Agreement, the Sale and Servicing Agreement and the Pooling and Servicing Agreement (and any applicable Supplements thereto).

          "Transfer Agent and Registrar" shall have the meaning specified in Section 6.3 of the Pooling and Servicing Agreement.

          "Transfer Date" shall mean, with respect to any Payment
Date, the Business Day immediately preceding such Payment Date.

          "Transferor" shall mean Centrally Held Eagle Receiva-bles Program, Inc., a Delaware corporation.

          "Transferor Amount" shall mean for any day, the Trust
Principal Component at the end of the previous Business Day minus the Aggregate Invested Amount at the end of such Business Day.

          "Transferor Certificate" shall mean the certificate executed by the Transferor and authenticated by the Trustee, sub-stantially in the form of Exhibit A to the Pooling and Servicing
Agreement.

          "Transferor Interest" shall have the meaning specified in Section 4.1 of the Pooling and Servicing Agreement.

          "Transferor Promissory Note" shall mean the note from the Transferor in favor of Eagle Industrial substantially in the form attached as Exhibit 2.03(a) to the Contribution and Sale
Agreement.

          "Transferor Percentage" shall mean, with respect to the Transferor Certificate for any day, the excess on such day, if any, of (a) 100% over (b) the Aggregate Invested Percentage.

          "Trust" shall mean the trust created by the Pooling and Servicing Agreement; such trust may be referred to as the "Eagle
Trade Receivables Master Trust".

          "Trust Assets" shall have the meaning specified in
Section 2.1(a) of the Pooling and Servicing Agreement.

          "Trustee" shall mean the institution executing the Pooling and Servicing Agreement as trustee, or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

          "Trust Principal Component" shall mean, with respect to any Business Day, an amount equal to the sum of (A) the product of (i) the Adjusted Eligible Receivables as of the end of the prior Business Day and (ii) 100% minus the Discount Factor as of the end of such prior Business Day, and (B) the amount, if any, held in the Excess Funding Account as of the end of such prior Business Day.

          "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified or applicable jurisdiction.

          "Undivided Interest" shall mean the undivided interest of any Investor Certificateholder in the Trust Assets. Such Undivided Interest is to be measured, in the case of any Investor Certificateholder, by such Holder's pro rata share of the Invested Amount of the related Series or the Aggregate Invested Amount, as the context may require.

          "Unpaid Balance" shall mean with respect to a Receivable, the outstanding amount of the indebtedness of the related Obligor under or evidenced by the related Contract or Contracts, exclusive of any sales or other tax, if any, included or payable with respect to such purchase.

          "Vice President" when used with respect to the Transferor or the Master Servicer shall mean any vice president whether or not designated by a number or word or words added before or after the title "vice president".

          "written" or "in writing" shall mean any form of writ-ten communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.

          "Yield Reserve Ratio" means as of any day, the amount obtained by dividing (A) the product of (i) 2.0 multiplied by the Days Sales Outstanding calculated as of the most recent Deter-mination Date and (ii) the weighted average of the Certificate Rate for all Series (based on the Invested Amounts thereof) (plus, in the case of any Series which bear interest at a float-ing rate, 1.0%) by (B) 360. The Yield Reserve Ratio as calcu-lated on each Determination Date and included in the applicable Settlement Statement shall remain in effect from and including the related Determination Date to but excluding the following Determination Date.